UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Brighthouse Financial, Inc.

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Notice of 2021 Annual Meeting and Proxy Statement

Brighthouse FINANCIAL®

Brighthouse Financial, Inc.	Notice of Annual Meeting of Stockholders

Notice of Annual Meeting of Stockholders

On behalf of the Board of Directors, I am honored to invite you to attend the

2021 Annual Meeting of Stockholders (the “Annual Meeting”)

of Brighthouse Financial, Inc. (“Brighthouse”)

Brighthouse will hold its Annual Meeting solely by means of remote communication via the internet (a “virtual meeting”). We are sensitive to our stockholders’ health concerns and restrictions on travel and gatherings, and therefore have determined that it is advisable to hold our Annual Meeting as a virtual meeting. All stockholders as of April 13, 2021 (the “Record Date”) will be able to attend, vote, and participate in the meeting by remote communication. For additional information about participating in the Annual Meeting, see “Attending the Annual Meeting” in the accompanying Proxy Statement.

Date and Time

Thursday, June 10, 2021 at 8:00 a.m., Eastern Time

Meeting Website

www.virtualshareholdermeeting.com/BHF2021

Agenda

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	Proposal 1: Election of eight (8) Directors to serve a one-year term ending at the 2022 Annual Meeting of Stockholders;
2.	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2021;
3.	Proposal 3: Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers; and
4.	Any such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 and “FOR” Proposals 2 and 3. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record who hold shares of Brighthouse common stock, par value $0.01 per share (“Shares”), as of the close of business on the Record Date are entitled to vote at the Annual Meeting.

You may submit a proxy to vote your Shares in advance of the Annual Meeting by any of the following means:

Internet
Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on Wednesday, June 9, 2021.

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Notice of Annual Meeting of Stockholders	Brighthouse Financial, Inc.

Telephone
Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Wednesday, June 9, 2021.

Mail
If you received printed copies of the proxy materials, please complete, sign, date, and return your proxy card by mail so that it is received by Brighthouse, c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

You may also attend and vote at the Annual Meeting.

Annual Meeting
You may attend the Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/BHF2021.

Beneficial owners whose Shares are held at a brokerage firm, or by a bank or other nominee, should follow the voting instructions that they received from the nominee (see information in the Proxy Statement under “Beneficial Owners or Holders in Street Name”). Participants in retirement and savings plans should refer to the voting instructions in the Proxy Statement under “Voting by Participants in Retirement Plans.”

During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at www.virtualshareholdermeeting.com/BHF2021 by following the instructions contained in the Proxy Statement.

This notice is being delivered to the holders of Shares as of the close of business on April 13, 2021, the record date fixed by the Board of Directors for the purposes of determining the Brighthouse stockholders entitled to receive notice of, and to vote at, the Annual Meeting, and constitutes notice of the Annual Meeting under Delaware law.

By Order of the Board of Directors,

D. Burt Arrington

Corporate Secretary

Charlotte, North Carolina

April 28, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 10, 2021

The accompanying Proxy Statement, our 2020 Annual Report to Stockholders, and additional information about our Annual Meeting are available at investor.brighthousefinancial.com by selecting the appropriate link under “Financial Information” or “News & Events.”

ii | 2021 Proxy Statement

Brighthouse Financial, Inc.	Chairman’s Letter to Our Stockholders

Chairman’s Letter to Our Stockholders

Dear Fellow Stockholders:

On behalf of the Board of Directors, thank you for choosing to invest in Brighthouse Financial, Inc. (the “Company” or “Brighthouse”). 2020 was a challenging year in many ways, and I am proud of how Brighthouse rose to meet those challenges, supporting our employees, customers, financial professionals, partners, and communities in these difficult times.

Our Board remains focused on its work to oversee the Company on your behalf. As the COVID-19 pandemic hit, the Board shifted all of its meetings to a virtual format, enabling the Board to remain connected with each other and management. To enhance the Board’s oversight during the pandemic, we increased the frequency of our formal and informal communications with management, a practice that helped the Board stay apprised of management’s thinking and decisions during an especially dynamic time. Not surprisingly, a key focus was our oversight of Brighthouse’s response to the pandemic. I am proud of the actions that the Company has taken to maintain strong business continuity while prioritizing the health and safety of our employees and their families. The Board believes that Brighthouse remains well positioned to navigate the current environment and that management is focused and able to continue to execute the Company’s strategy and deliver on its mission.

I am also proud of Brighthouse’s strong performance in 2020, despite the significant challenges. Among the Company’s accomplishments, it delivered strong sales growth, continued to enhance its product portfolio and expand its distribution network, repurchased more of its common stock, and completed the revision of its hedging strategy, which significantly reduced Brighthouse’s risk profile. Additional highlights of the Company’s performance can be found in the accompanying Proxy Statement.

Now, I would like to share with you some highlights of the Board’s work during the past year and our priorities for 2021:

Strategy and Risk Management Oversight. Throughout 2020, the Board engaged in constructive dialogue with management on management’s strategy to deliver sustainable, long-term value for our stockholders. Topics included the Company’s product, sales, and marketing strategy and plans; human capital management strategy and culture; sustainability program; Diversity, Equity, and Inclusion (“DE&I”) strategy and initiatives; investment strategy; and financial plan, including capital return and other financial drivers and goals.

The Board and its committees also continue to focus on the Company’s risk profile and oversight of risk management. As the COVID-19 situation evolves, the Board and its committees remain actively engaged in overseeing business, operational, and financial risks associated with the impact of the pandemic. We also continue to regularly review the Company’s progress toward implementing its future state operations and technology platform, as well as its management of information technology and cybersecurity risk. In addition, we have engaged with management on key emerging risks, including climate change, asset prices, and major political or regulatory changes.

Sustainability. The Board continues to focus on Brighthouse’s sustainability program and advancement of its environmental, social, and governance (“ESG”) priorities. Brighthouse has made and continues to make significant progress in this area, including the recent launch of a webpage on its corporate website dedicated to the Company’s sustainability journey. The Board is proud of this important step, which constitutes comprehensive disclosure of Brighthouse’s practices and priorities in these areas. The webpage addresses a broad range of topics, including our Board and workforce diversity, our support for employees and communities during the pandemic, our actions to help protect the environment, and our incorporation of ESG factors into our investment decisions. I would like to thank our stockholders for their valuable feedback, which has helped guide these new disclosures. As Brighthouse’s sustainability journey continues, the Board is committed to overseeing the Company’s ongoing progress in this critical area.

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Chairman’s Letter to Our Stockholders	Brighthouse Financial, Inc.

Diversity, Equity, and Inclusion. Brighthouse is presenting new disclosures about the diversity of its workforce as part of its commitment to further enhance its inclusive culture. We recognize the importance of creating an inclusive workplace and fully support and encourage management’s focus on continuing to advance and promote DE&I throughout Brighthouse. The Board is closely engaged with management on Brighthouse’s DE&I initiatives, and we regularly receive updates from management on the Company’s progress, including toward increasing representation of underrepresented groups across Brighthouse. As part of the Board’s focus on DE&I, the Compensation and Human Capital Committee oversees the Company’s DE&I initiatives in connection with its oversight of human capital matters. The Board also supports diversity at the board level and believes that a diverse board is better able to effectively perform its duties on behalf of our stockholders. I am proud that five of our eight currently serving Independent Directors are diverse by gender and/or race or ethnicity and that diverse Directors hold a majority of our Board leadership positions. I am also proud that the Board recently joined the Board Diversity Action Alliance (“BDAA”) as a signatory in support of BDAA’s efforts to increase the representation of racially and ethnically diverse directors on corporate boards. I also applaud the Company’s strong commitment to DE&I, which it demonstrated in many ways, including through Eric Steigerwalt’s signing on to the CEO Action for Diversity & Inclusion™ pledge, significant Brighthouse Financial Foundation contributions to nonprofits that support racial equity, and management’s robust engagement with employees through webcasts, town halls, and other opportunities for employees to listen to and learn from one another. In June of 2020, I had the pleasure of serving as a panelist for an “Inclusive Conversations” discussion that Brighthouse hosted virtually for its employees. This valuable opportunity enabled me to connect with and hear directly from our employees about how Brighthouse can continue to foster an inclusive culture.

Stockholder Engagement. The Board greatly values the feedback of our stockholders and continues to engage with our stockholders on issues that are important to them. This year we reached out to stockholders representing approximately 60% of our outstanding shares of common stock (at that time) and met with stockholders representing approximately 28% of our outstanding shares of common stock (at that time), as part of the robust and proactive stockholder engagement program that we instituted in 2017. I remain available to meet with stockholders to share the Board’s perspectives and to solicit feedback on issues that are important to them, and I look forward to engaging with you at our annual meeting.

Board Composition and Refreshment. Our Board remains committed to regularly assessing our performance and recruiting Directors who possess the skills and experience to help us oversee the Company. In August, we welcomed Steve Hooley to the Board, as well as to our Audit Committee and Investment Committee. Steve brings a wealth of expertise and experience, including as a former chief executive officer at multiple companies, that complements and enhances our already strong Board.

On behalf of our Board, I would also like to thank Meg McCarthy, who has decided not to stand for reelection to the Board at this year’s annual meeting, for her service to Brighthouse. We have benefited from her meaningful contributions and wish her well.

Thank you again for your continued support of Brighthouse. We look forward to your participation in our annual meeting. Whether or not you plan to attend, your vote is important to us, and we encourage you to read these proxy materials and to vote your shares “FOR” each proposal.

Sincerely,

Chuck Chaplin

Chairman of the Board

Brighthouse Financial, Inc.

April 28, 2021

iv | 2021 Proxy Statement

Brighthouse Financial, Inc.	Proxy Statement

Proxy Statement

The Board of Directors (the “Board” or the “Board of Directors”) of Brighthouse Financial, Inc. (“Brighthouse” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Stockholders to be held on June 10, 2021, at 8:00 a.m., Eastern Time (the “Annual Meeting”) and at any adjournment or postponement thereof. Stockholders holding shares of common stock, par value $0.01 per share, of the Company (“Shares”) as of the close of business on April 13, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting. Proxy materials or a Notice of Internet Availability were first made available, sent, or given to the Company’s stockholders on or about April 28, 2021.

Contents

3	Proxy Summary
	3	Proposals for Your Vote
	3	The Brighthouse Story
	6	Our Board of Directors: Composition, Qualifications, and Diversity
	11	Our Sustainability Journey

14	Proposal 1 – Election of eight (8) Directors to serve a one-year term ending at the 2022 Annual Meeting of Stockholders
	15	The Board of Directors

23	Board and Corporate Governance Practices
	23	Investor Stewardship Group Principles
	24	Building Our Board of Directors
	26	Board Leadership Structure
	27	Director Independence
	27	Executive Sessions
	28	Stockholder Engagement
	30	Succession Planning and Talent Management
	30	Risk Oversight
	31	Information About Our Board Committees
	34	Director Compensation
	34	2020 Director Compensation Table
	35	Director Stock Ownership Guidelines
	36	Compensation Committee Interlocks and Insider Participation

37	Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2021
	38	Fees Paid to Deloitte & Touche LLP
	38	Audit Committee Pre-Approval Policy
	39	Audit Committee Report

41	Proposal 3 – Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers

42	Compensation Discussion and Analysis
	42	Named Executive Officers
	42	CD&A Contents
	42	Section 1 – Executive Summary
	42	The Brighthouse Story
	43	2020 Highlights – Executing Our Strategy in a Challenging Year
	44	Impact of the COVID-19 Pandemic on our Executive Compensation Program
	44	Compensation Philosophy
	45	What’s New With Our 2020 Compensation Program
	46	2020 Say-on-Pay Vote and Stockholder Engagement
	46	Compensation Highlights
	47	CEO Compensation
	47	Planned Changes for 2021
	48	Section 2 – Our 2020 Executive Compensation Program
	48	2020 Compensation Planning Process
	49	Role of the Compensation and Human Capital Committee and Others in Determining Compensation
	50	Elements of 2020 Compensation
	50	2020 Target Total Direct Compensation
	53	2020 Short-Term Incentive Awards
	57	2018 PSU Payouts
	58	Section 3 – Additional Compensation Practices and Policies
	58	Stock Ownership and Retention Guidelines

2021 Proxy Statement | 1

Contents	Brighthouse Financial, Inc.

	58	Benefit Plans
	59	Termination and Change of Control Benefits
	60	Stock-Based Award Timing Practices
	60	Tax Deductibility of Executive Compensation
	60	Hedging and Pledging Prohibition
	60	Clawback Policy
	61	Risk Assessment
	61	Section 4 – 2021 Compensation Program Overview
	61	2020 Say-on-Pay Vote and Stockholder Engagement
	62	2021 STI Metrics
	62	2021 LTI Awards
	63	2021 Target TDC
	63	Compensation Committee Report

64	Compensation Tables
	64	Summary Compensation Table for 2020
	67	Grants of Plan-Based Awards in 2020
	69	Outstanding Equity Awards at 2020 Fiscal Year-End
	71	Option Exercises and Stock Vested in 2020
	71	Nonqualified Deferred Compensation in 2020
	73	Potential Payments Upon Termination or Change in Control
	76	Equity Compensation Plan Information as of December 31, 2020

76	CEO Pay Ratio

77	Certain Relationships and Related Person Transactions
	77	Related Person Transaction Approval Policy
	77	Security Ownership of Certain Beneficial Owners and Management

80	The Annual Meeting, Voting, and Other Information
	80	Overview
	80	Attending the Annual Meeting
	81	Directors’ Attendance at the Annual Meeting
	81	Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting
	82	Your Vote is Important
	82	Quorum Requirement
	82	Voting Your Shares
	83	Changing Your Vote or Revoking Your Proxy
	84	Vote Required for Each Proposal
	84	Matters to be Presented
	84	Delivery of Proxy Materials
	85	Proxy Solicitation Costs
	85	Vote Tabulation
	85	Inspector of Election
	85	Results of the Vote
	86	Other Information

88	Forward-Looking Statements

88	Website References

89	Non-GAAP and Other Financial Disclosures

2 | 2021 Proxy Statement

Brighthouse Financial, Inc.	Proxy Summary

Proxy Summary

This section summarizes important information contained in this Proxy Statement and in our 2020 Annual Report to Stockholders (the “Annual Report”), but it does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page

1. Election of eight (8) Directors to serve a one-year term ending at the 2022 Annual Meeting of Stockholders	FOR each of the Board’s nominees	14

2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2021	FOR	37

3. Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers (the “Say-on-Pay” vote)	FOR	41

The Brighthouse Story

Who We Are

Brighthouse is an established U.S. retail franchise and one of the largest providers of annuities and life insurance in the United States.(1) Brighthouse became an independent, publicly traded company in August 2017, following our separation (the “Separation”) from MetLife, Inc. (“MetLife”), and the listing of our common stock on The Nasdaq Stock Market LLC (“Nasdaq”). In 2019, we became a member of the Fortune 500TM, which lists the top 500 U.S. companies by total revenue.

Our Purpose	We are on a mission to help people achieve financial security. We specialize in products that are designed to help people protect what they’ve earned and ensure it lasts. We are built on a foundation of experience and knowledge, which allows us to keep our promises and provide value to our distribution partners and the clients they serve.
Our Strategy

We believe our focused strategy will generate long-term stockholder value. Our strategy consists of the following core elements, which are fully aligned with our risk appetite and our approach to managing our business:

•  Offering a tailored set of annuity and life insurance solutions that are simpler, more transparent, and provide value to our distribution partners and the clients they serve. We aim to continue to shift our business mix profile over time, with the addition of more cash flow-generating and less capital-intensive new business, along with the runoff of less profitable business.

•  Selling our products through a diverse, well-established network of distribution partners and continuing to build strategic relationships and entering new channels as we expand our distribution footprint in the United States.

•  Effectively managing our expenses by adopting and maintaining an operating model that reduces our run-rate expenses.

(1)	Ranked by 2019 admitted assets. Best’s Review®: Top 200 U.S. Life/Health Insurers. A.M. Best, 2020.

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Proxy Summary	Brighthouse Financial, Inc.

Board Oversight of Our Strategy. One of the Board’s most important duties is to oversee our strategy to grow the Company and deliver long-term value for our stockholders. The Board discusses key strategy topics with management throughout the year and devotes at least one entire meeting annually to a review of the Company’s strategy. In 2020, the Board and senior management engaged in constructive dialogue regarding our multiyear strategic and financial plan, including the following key topics:

•	our product, sales, and marketing strategy and plans, and the competitive landscape in which we operate;
•	the impact of the COVID-19 pandemic on our business;
•	our human capital management strategy, including talent development and succession planning;
•	our sustainability program, including integration of Environmental, Social, and Governance (“ESG”) factors into our strategy;
•	strengthening our culture, including programs to promote Diversity, Equity, and Inclusion (“DE&I”);
•	our future state technology platform;
•	our investment strategy;
•	our financial and risk profile in various market scenarios; and
•	our financial plan, including capital return and other financial drivers and goals.

2020 Highlights – Executing Our Strategy in a Challenging Year

Brighthouse had a strong 2020, as we continued to execute our strategy and delivered solid results while navigating the challenging environment brought on by the COVID-19 pandemic. We remain confident in our strategy, which we continue to believe will enable us to generate long-term value for our stockholders.

Financial and Capital Strength

•  Prudent Financial Management – we continued to emphasize prudence and flexibility in our financial management strategy. We completed the revision of our variable annuity (“VA”) hedging strategy, significantly reducing Brighthouse’s risk profile. During 2020, we opportunistically extended debt maturities and added permanent equity capital to our balance sheet. We have no outstanding debt maturities until 2027.

•  Normalized Statutory Earnings – generating normalized statutory earnings remains a focus of our financial management strategy. Normalized statutory earnings is used by management to measure our insurance companies’ generation of statutory distributable cash flows (sometimes referred to as distributable earnings) and is reflective of whether our hedging program functions as intended. For the full year, we had a normalized statutory loss(1) of $389 million, largely driven by weak normalized statutory earnings results in the first quarter, which was largely attributable to a tax adjustment associated with our adoption of VA capital reform. Our hedging program now contemplates the tax volatility that accompanies VA capital reform. Normalized statutory earnings for the final three quarters of 2020 were positive in the aggregate.

•  Capital Return – we repurchased approximately $473 million of our common stock in 2020, representing approximately 17% of shares outstanding relative to year-end 2019. Since the announcement of our first stock repurchase authorization in August 2018, we have repurchased $1,048 million of our common stock through February 9, 2021. We hope to achieve our target to return $1.5 billion of capital to stockholders by the end of 2021, but we will continue to emphasize prudence and flexibility regarding future share repurchases.

•  Total Adjusted Capital – we ended 2020 with approximately $8.6 billion of combined statutory total adjusted capital and with a combined Risk-Based Capital (“RBC”) ratio of approximately 485% (our target in normal markets is 400-450%). RBC is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, in order to ensure compliance with minimum regulatory capital requirements.

•  Ratings – we maintained our operating companies’ strong financial strength ratings.

4 | 2021 Proxy Statement

Brighthouse Financial, Inc.	Proxy Summary

Products and Sales

•  Annuity Sales – we achieved annuity sales of approximately $9.1 billion, exceeding our 2020 target, and a 25% increase over 2019.

•  Life Insurance Sales – our life insurance sales were approximately $56 million, below our 2020 target, but a 124% increase over 2019.

•  Expanded Distribution – we expanded our distribution network, including adding new distribution partners to our existing channels and entering into the independent marketing organization channel and new digital channels.

•  New Products – we launched Brighthouse SecureAdvantage® 6-Year Fixed Index Annuity and Brighthouse SimplySelect®, a new term life insurance product.

Expenses

•  Corporate Expenses – our run-rate corporate expenses were $864 million. We achieved run-rate corporate expense reductions of $166 million relative to our first year following the Separation, exceeding our target of $150 million.

Technology

•  Future State Platform – we made significant progress in our multiyear effort to implement our future state operations and technology platform, which is foundational to our ability to grow our sales in the future.

(1)	We use the term “normalized statutory loss” throughout this Proxy Statement to refer to negative normalized statutory earnings.

Our Response to the COVID-19 Pandemic

The ongoing COVID-19 pandemic impacted how Brighthouse operates in many ways. Despite the significant challenges presented by the pandemic, we are proud of how we were able to quickly and seamlessly shift our operations to a remote-work environment with a high level of continuity and of the strong results we delivered in 2020. The following provides an overview of key elements of our response to the pandemic.

Board Oversight. Our Board and Committees oversee the Company’s response to the pandemic. Before the pandemic, the Board had overseen management’s development of business continuity plans which were deployed in the pandemic and helped us adapt to the new environment and continue effective operations. During the pandemic, we increased the cadence of formal and informal communications between management and the Board. Our CEO regularly shares updates about operations, business impacts, and our initiatives to help support our employees, customers, and communities. Operationally, the Board also pivoted, and we have held all of our Board and Committee meetings since March of 2020 as virtual meetings. During our Board meetings, management continued to update the Board on how we are managing through the pandemic. As we hope to emerge from the pandemic, management and the Board have been discussing the long-term impacts on our Company, the future of our workplace, and how we are applying what we learned to our post-pandemic operations.

Supporting Our Employees. The health and safety of our employees and their families is our top priority. Support for our employees includes:

•

Transitioning our employees to a remote-work environment in March of 2020 to ensure their health and safety, and providing an allowance to non-officers for the purchase of home office supplies and equipment.

•

Allowing for flexible work schedules to help employees manage personal responsibilities and, for 2020, providing extra vacation days and increasing the maximum number of vacation days that could be carried over to 2021.

•

Enhancing our communications with employees through regular podcasts from our CEO, biweekly companywide calls with members of leadership, and ongoing communications on the company’s response to the COVID-19 pandemic.

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Proxy Summary	Brighthouse Financial, Inc.

•	Not reducing our workforce or our employees’ salaries as a result of the pandemic and continuing our regular match for employee 401(k) contributions.
•	Providing employees with mental health support, including company-sponsored wellness programs, and other resources to manage through the pandemic.

For information about the impact of the COVID-19 pandemic on our executive compensation program, see “Compensation Discussion and Analysis – Section 1 – Executive Summary – Responding to the COVID-19 Pandemic.”

Supporting Our Customers. We remain focused on serving our customers, some of whom have experienced significant difficulties and challenges. We have worked with these customers to provide financial accommodations to help them through this time. We also enhanced communications with financial professionals and customers about how we were managing through the pandemic.

Supporting Our Communities. As part of our continued support of our communities, we are providing relief to help address urgent needs during the pandemic. This included corporate and Brighthouse Foundation contributions in 2020 of more than $700,000 to local food banks and other organizations to help those in need. We also provided our employees with virtual volunteering opportunities to assist impacted communities.

Impact on Our Executive Compensation Program. Despite the significant challenges presented by the COVID-19 pandemic, we shifted our operations to a remote-work environment with a high level of continuity and delivered strong results. As a result, the Compensation and Human Capital Committee did not make any changes to our executive compensation program in direct response to the pandemic.

Our Board of Directors: Composition, Qualifications, and Diversity

The fundamental duty of our Board is to oversee the management of Brighthouse for the benefit of our stockholders. It is essential that the Board be composed of directors (“Directors”) who are qualified to oversee the development and execution of our business strategy by management. The Board seeks Directors who possess a broad range of skills, experience, and perspectives and who contribute to the gender and racial or ethnic diversity of our Board. The composition of our Board, as reflected in the table and chart below, demonstrates our commitment to these principles.

Board Composition Summary

Name	Age	Demographic Information	Selected Skills and Qualifications	Principal Professional Experience	Independent	Committee Memberships
Irene Chang Britt Director since 2017	58	Female Asian	• Brand and Marketing • Corporate Governance • Public Company Board Experience • Compensation and Human Capital	Senior Vice President, Campbell Soup Company, and President, Pepperidge Farm Inc. (Retired)	Yes	• Compensation and Human Capital • Investment • Nominating and Corporate Governance (Chair)
Chuck Chaplin Chairman of the Board Director since 2017	64	Male Black/ African American	• Leadership • Financial Expertise • Insurance Industry • Risk Management	President, Chief Financial Officer and Chief Administrative Officer, MBIA Inc. (Retired)	Yes	• Audit • Executive • Finance and Risk (Chair)
Steve Hooley Director since 2020	58	Male White/ Caucasian	• Executive Leadership • Information Technology and Cybersecurity • Financial Services Industry • Public Company Board Experience	Chairman, Chief Executive Officer and President of DST Systems (Retired)	Yes	• Audit • Investment

6 | 2021 Proxy Statement

Brighthouse Financial, Inc.	Proxy Summary

Name	Age	Demographic Information	Selected Skills and Qualifications	Principal Professional Experience	Independent	Committee Memberships
Eileen Mallesch Director since 2018	65	Female White/ Caucasian	• Financial Expertise • Insurance Industry • Public Company Board Experience • Investments	Senior Vice President and Chief Financial Officer of the property and casualty business of Nationwide Mutual Insurance Company (Retired)	Yes	• Compensation and Human Capital • Investment (Chair) • Nominating and Corporate Governance
Meg McCarthy (1) Director since 2018	67	Female White/ Caucasian Veteran	• Information Technology and Cybersecurity • Operations • Public Company Board Experience • Risk Management	Executive Vice President, Technology Integration of Operations and Technology, CVS Health Corporation (Retired)	Yes	• Audit • Finance and Risk
Diane Offereins Director since 2017	63	Female White/ Caucasian	• Information Technology and Cybersecurity • Financial Services Industry • Compensation and Human Capital • Legal and Regulatory	Executive Vice President and President – Payments Services, Discover Financial Services	Yes	• Compensation and Human Capital (Chair) • Finance and Risk • Nominating and Corporate Governance
Pat Shouvlin Director since 2017	70	Male White/ Caucasian	• Accounting and Auditing • Insurance Industry • Investments • Risk Management	Partner, PricewaterhouseCoopers LLP (Retired)	Yes	• Audit (Chair) • Executive • Investment
Eric Steigerwalt Director since 2016	59	Male White/ Caucasian	• Deep knowledge of Brighthouse’s business • Insurance Industry • Leadership • Corporate Strategy • Finance and Investments	President and Chief Executive Officer, Brighthouse Financial, Inc.	No	• Executive (Chair)
Paul Wetzel Director since 2017	61	Male White/ Caucasian	• Financial Services Industry • Corporate Strategy • Investment Banking • Legal and Regulatory	Chairman of the Global Financial Institutions Group, Deutsche Bank Securities Inc. (Retired)	Yes	• Compensation and Human Capital • Finance and Risk • Nominating and Corporate Governance

(1)

Ms. McCarthy is not standing for reelection at the Annual Meeting. Descriptions of the Board throughout this Proxy Statement, including in this section the Board Composition Summary, Board Skills and Experience, and Board Diversity, include Ms. McCarthy.

2021 Proxy Statement | 7

Proxy Summary	Brighthouse Financial, Inc.

Board Skills and Experience

Our Board is composed of Directors who possess a mix of skills and experience that we believe align with, and facilitate effective oversight of, Brighthouse’s strategy and risks, including: the financial services and insurance industries; senior management; audit and accounting; information technology and cybersecurity; brand and marketing; public company board service; risk management; investments; and compensation and human resources. The following charts present the number of currently serving Directors who possess substantive skills or experience in these areas and is based on each Director’s self-evaluation.

8 | 2021 Proxy Statement

Brighthouse Financial, Inc.	Proxy Summary

Board Diversity

The Board believes that a diverse board is better able to effectively oversee our management and strategy and position Brighthouse to deliver long-term value for our stockholders. Our Board recognizes that gender and racial and ethnic diversity add to the overall mix of perspectives of our Board as a whole. The following charts present the diversity profile of our currently serving Board.

Directors who are diverse serve in a majority of our Board leadership positions. Chuck Chaplin, who is Black/African American, serves as:

•	Chairman of the Board (the “Chairman”); and
•	Chair of the Finance and Risk Committee.

Women, including one who is Asian, serve as chairs of the following committees:

•	Compensation and Human Capital Committee;
•	Investment Committee; and
•	Nominating and Corporate Governance Committee.

Stockholder Engagement Highlights

In 2020-2021, we continued our robust stockholder engagement program. Our Chairman is available to engage with stockholders, and he has met with several stockholders in recent years. This year we increased the number of stockholders we contacted, reaching out to 27 stockholders representing approximately 60% of our Shares (at that time), and met with eight stockholders representing approximately 28% of our Shares (at that time). Discussions during our engagements focused on our sustainability program, human capital management, response to the COVID-19 pandemic, Board composition, governance practices, and executive compensation program. For additional information about our program, see “Stockholder Engagement.”

2021 Proxy Statement | 9

Proxy Summary	Brighthouse Financial, Inc.

Corporate Governance Highlights

Brighthouse is committed to good governance practices that are intended to protect and promote the long-term value of the Company for our stockholders. The Board regularly reviews our governance profile to ensure it reflects the evolving governance landscape and appropriately supports and serves the best interests of the Company and our stockholders.

Independent Oversight	Independent Chairman of the Board
Majority of our Board is independent (eight of nine Directors)
All committees of the Board (other than the Executive Committee) (each a “Committee” and collectively, the “Committees”) are composed solely of Independent Directors (as defined below, see “Director Independence”)

Board Effectiveness	Directors possess a deep and diverse set of skills and experience relevant to oversight of our business strategy
Proactive assessment of Director skills and commitment to Director refreshment to ensure the Board meets the Company’s evolving oversight needs
Robust risk oversight framework to assess and manage risks
Comprehensive annual self-assessment of the Board and Committees, including an action plan to implement Directors’ suggestions
Commitment to Board diversity of perspective, gender, and race or ethnicity
Regular executive sessions of the Independent Directors

Responsiveness and Accountability	Robust stockholder engagement program, with the participation of the Chairman, to share our perspectives and solicit feedback
Our majority voting policy for Director elections requires Director nominees who do not receive a majority of the votes cast to tender their resignation
Development and regular review of succession plans for the Chief Executive Officer (the “CEO”) and other members of senior management
Annual assessment of Committee charters and the Board’s Corporate Governance Principles

Annual election of Directors

10 | 2021 Proxy Statement

Brighthouse Financial, Inc.	Proxy Summary

Our Sustainability Journey

Brighthouse’s mission and purpose is to help people achieve financial security, and we believe that by focusing on this mission, we will also deliver sustainable long-term value for our stockholders. In developing and executing our strategy, our Board and management consider the interests of our stakeholders, including our stockholders, employees, distribution partners, and the clients they serve.

In early 2020, we established an Office of Sustainability to lead Brighthouse’s efforts to formally incorporate ESG considerations into our strategy, which we believe will play an important role in creating long-term stockholder value and help us meet our promises to our customers. Since then, we have made significant progress in our journey. We have engaged with our stockholders to seek feedback about our sustainability practices and to understand their expectations for the future. In addition, we conducted a thorough assessment of sustainability and ESG factors that are most significant for our Company and impactful on our business. We have used our stockholders’ feedback and the results of our assessment to guide our first comprehensive disclosure of our sustainability practices, which is available at www.brighthousefinancial.com/about-us/corporate-responsibility. As we continue our journey, we plan to enhance and expand our disclosures.

Board and Committee Oversight. Our Board and its Committees continue to exercise oversight of our sustainability program. Our Chief Sustainability Officer reports regularly to the Board and to the Nominating and Corporate Governance Committee on the progress of our sustainability program. The Board also delegated to its Committees the responsibility to assist it in overseeing aspects of Brighthouse’s sustainability-related practices, as follows:

•

Nominating and Corporate Governance Committee – in 2020, its charter was amended to provide that it will oversee our sustainability program, including activities related to environmental stewardship and corporate social responsibility.

•

Compensation and Human Capital Committee – oversees Brighthouse’s human capital matters, including pay equity, diversity and inclusion, leadership development, culture, and succession planning for the CEO and other executives.

•	Audit Committee – oversees Brighthouse’s regulatory compliance and cybersecurity program.
•	Finance and Risk Committee – oversees Brighthouse’s enterprise risk program, including risks associated with its financial management practices.
•	Investment Committee – oversees Brighthouse’s investment portfolio, including our consideration of ESG factors in our asset management program.

Executive Compensation Philosophy

The Compensation and Human Capital Committee has established a compensation program rooted in a pay-for- performance philosophy. Our program is intended to align the interests and incentives of our named executive officers (each an “NEO”) with those of our stockholders by tying a majority of our CEO’s compensation and a substantial portion of our other NEOs’ compensation to the achievement of performance metrics that are linked to our strategy and financial plan. Our executive compensation program is guided by the following general principles and objectives:

•	Paying for performance: a majority of executive compensation is in the form of variable elements based on individual and Company performance results that drive increases in stockholder value;
•

Providing competitive Target Total Direct Compensation (“Target TDC”) opportunities (defined as base salary plus short-term incentive (“STI”) and long-term incentive (“LTI”) compensation opportunities): we aim to offer compensation that enables Brighthouse to attract, motivate, and retain high-performing employees;

•	Aligning executives’ interests with stockholders’ interests: a majority of our CEO’s Target TDC and a significant portion of our NEOs’ Target TDC is delivered in the form of stock-based incentives;
•	Encouraging long-term decision-making: our long-term incentive compensation program includes awards with multiyear, overlapping performance or restriction periods;
•

Avoiding problematic pay practices: we do not provide excessive perquisites, excessive change-of-control severance pay, or excise tax gross-ups, and we will not reprice stock options without stockholder approval; and

•	Reinforcing strong risk management: our compensation program is designed to avoid providing our employees with incentives to take excessive risks.

2021 Proxy Statement | 11

Proxy Summary	Brighthouse Financial, Inc.

2020 Executive Compensation Program

The Compensation and Human Capital Committee considered stockholder feedback and the result of our 2020 Say-on-Pay vote in designing an executive compensation program that is guided by our pay-for-performance philosophy and aligns our NEOs’ compensation opportunities with achievement of the Company’s short- and long-term business goals, as approved by the Board as part of its annual review of Brighthouse’s strategy. Our 2020 executive compensation program remained largely consistent with our 2019 program. Changes to the program are described in the Compensation Discussion & Analysis.

Key Components of Our 2020 Executive Compensation Program

Base Salary	• Fixed compensation for services during the year.
Short-Term Incentive Awards

•  Annual cash award based on Company and individual performance.

•  Performance metrics measure our achievement of three equally weighted and strategically important corporate goals (weighting):

•  Expense Target (40%) – aligns with our strategic goal of adopting and maintaining an operating model that reduces our run-rate expenses.

•  Sales (40%) – key driver of growth and franchise stability.

•  Normalized Statutory Earnings (20%) – important indicator of financial strength that is used by management to measure our insurance companies’ generation of statutory distributable cash flows (sometimes referred to as distributable earnings) and is reflective of whether our hedging program functions as intended.

Long-Term Incentive Awards

•  LTI vehicle mix is weighted more toward performance-based compensation – 70% Performance Share Units (“PSUs”) and 30% Restricted Stock Units (“RSUs”) for the CEO; 60% PSUs and 40% RSUs for our other NEOs.

•  PSU metrics measure our achievement of two strategic goals over the 2020-2022 performance period (weighting):

•  Statutory Expense Ratio (60%) – measures both expense management and sales growth, two of our key strategic drivers.

•  Net Cash Flow to the Holding Company (weighted 40%) – measures our cash flow, which management may prudently deploy for various purposes, including return of capital to stockholders.

12 | 2021 Proxy Statement

Brighthouse Financial, Inc.	Proxy Summary

Executive Compensation Practices

We are committed to building a compensation program with strong governance features that reflect best practices in the market and are responsive to stockholder feedback. The table below provides a summary of our executive compensation governance practices.

What We Do	Pay-for-Performance. A substantial portion of our NEOs’ Target TDC is in the form of variable, at-risk elements that reward our executives only if we achieve performance goals that we believe are linked to long-term value creation.

Stock Ownership Guidelines. We have established stock ownership and retention guidelines that call for our NEOs to maintain significant stock ownership, thereby aligning their interests with those of our stockholders.

Clawback Policy. We adopted a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct.

Minimum Vesting Periods. Equity awards that are subject to achievement of performance goals or that vest based solely on continued service generally have three-year vesting periods (the latter at a rate not greater than one-third per year).

Stockholder Engagement. We actively engage with our stockholders on various topics, including our executive compensation program. We recognize the importance of our stockholders’ perspectives in the compensation-setting process and consider their feedback in the design of our compensation program.

Independent Compensation Consultant. Our Compensation and Human Capital Committee has retained Semler Brossy Consulting Group (“SBCG”) as its independent compensation consultant to advise on all aspects of our executive compensation program.

Double-Trigger Vesting of Equity Awards Upon a Change of Control. Outstanding awards that are substituted or assumed in a change of control only vest if the NEO is terminated or resigns with good reason.

What We Don’t Do	Gross-ups on Excise Taxes. We do not provide tax gross-up benefits in connection with payments upon a change of control.
Reprice Stock Options. Our equity incentive plans prohibit us from repricing stock options or stock appreciation rights without stockholder approval.
Excessive Perquisites. We provide limited perquisites to our executive officers.
Hedging and Pledging. Our insider trading policy prohibits all employees and Directors from engaging in hedging or pledging transactions in Brighthouse securities.

2021 Proxy Statement | 13

Proposal 1 – Election of Directors	Brighthouse Financial, Inc.

Proposal 1

Election of eight (8) Directors to serve a one-year term ending at the 2022 Annual Meeting of Stockholders

Our Board has been carefully and thoughtfully built with a diverse mix of individuals who possess the necessary skills and experience to effectively oversee our business. The Board has nominated the following eight currently serving Directors for election at the Annual Meeting: Irene Chang Britt; C. Edward Chaplin; Stephen C. Hooley; Eileen A. Mallesch; Diane E. Offereins; Patrick J. Shouvlin; Eric T. Steigerwalt; and Paul M. Wetzel.

Pursuant to our mandatory retirement policy, William F. Wallace retired from the Board as of our 2020 annual meeting, and the Board reduced the size of the Board to eight Directors. On August 19, 2020, following a thorough search process which included consideration of a diverse slate of candidates, the Board increased the size of the Board to nine Directors and elected Mr. Hooley to serve on the Board based on his experience as a chief executive officer, expertise in technology and financial services, and public company board experience.

One currently serving Director, Margaret M. McCarthy, is not standing for reelection at the Annual Meeting. Ms. McCarthy’s decision not to stand for reelection is not due to any disagreement with the Company. The Board has reduced the size of the Board to eight Directors, effective as of the expiration of Ms. McCarthy’s term at the Annual Meeting.

Biographical information for each nominee, including a description of each Director’s skills and qualifications, follows this proposal. For information about our policies and practices relating to our Board, see “Board and Corporate Governance Practices.” All nominees serving at that time attended our 2020 annual meeting of stockholders.

If elected, all nominees will serve one-year terms that expire at the next annual meeting of stockholders. Unless otherwise instructed, the proxyholders will vote proxies “FOR” the nominees of the Board. Each nominee has consented to being named in this Proxy Statement and agreed to serve if elected. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees is unable to serve as Director at any point before the Annual Meeting or any adjournment or postponement thereof, the Board may reduce the size of the Board or nominate another candidate for election. If the Board nominates a new candidate, unless otherwise provided, the form of proxy attached to this Proxy Statement permits the proxyholders to use their discretion to vote for that candidate.

The Board recommends that you vote “FOR” the election of each of the Director nominees.

14 | 2021 Proxy Statement

Brighthouse Financial, Inc.	The Board of Directors

The Board of Directors

Nominees for Election as Directors for Terms Expiring in 2022

Age: 58 Director since: 2017 Committees: • Compensation and Human Capital • Investment • Nominating and Corporate Governance (Chair)

Irene Chang Britt

Independent Director

Skills and Qualifications

Ms. Chang Britt is qualified to serve on our Board on the basis of her brand and marketing expertise, corporate governance expertise, and her experience leading multibillion-dollar divisions of Fortune 500 companies.

Career Highlights

•  Campbell Soup Company, a food and beverage company (2005 – 2015)

•  President, Pepperidge Farm Inc. & Senior Vice President, Global Baking and Snacking (2012 – 2015)

•  Global Chief Strategy Officer (2010 – 2012)

•  President, North America Foodservice; General Manager, Sauces and Beverages; and other senior positions in multiple brand divisions (2005 – 2010)

•  Kraft Foods and Kraft/Nabisco, a food and beverage company (1999 – 2005)

•  Kimberly-Clark, a consumer products company (1986 – 1999)

Other Public Company Directorships

•  Transformational CPG Acquisition Corp., a blank check company (2021 – present)

Past Public Company Directorships

•  Dunkin’ Brands Group, Inc. (2014 – 2020)

•  Tailored Brands, Inc. (2015 – 2020)

•  TerraVia Holdings, Inc. (2016 – 2018) (non-executive chairperson from 2017)

Other Experience and Service

•  National Association of Corporate Directors (“NACD”) Board Leadership Fellow

•  Peloton Capital Management, Limited Partner and member of the Advisory Board

Education

•  BA, University of Toronto

•  MBA, Ivey Business School – Western University, University of Western Ontario

2021 Proxy Statement | 15

The Board of Directors	Brighthouse Financial, Inc.

Age: 64 Director since: 2017 Committees: • Audit • Executive • Finance and Risk (Chair)

C. Edward (“Chuck”) Chaplin

Chairman of the Board

Independent Director

Skills and Qualifications

Mr. Chaplin is qualified to serve on our Board on the basis of his leadership skills, financial expertise, and knowledge of the insurance industry.

Career Highlights

•  MBIA, Inc., a provider of financial guarantee insurance (2006 – 2017)

•  President, Chief Financial Officer, and Chief Administrative Officer (2008 – 2016)

•  Vice President and Chief Financial Officer (2006 – 2008)

•  Prudential Financial, Inc., a global insurance and financial services firm (1983 – 2006)

•  Positions of increasing responsibility culminating with Senior Vice President and Treasurer

Other Public Company Directorships

•  MGIC Investment Corp. (2014 – present)

Past Public Company Directorships

None

Other Experience and Service

•  Vice Chair of the Board of Directors, Rutgers University Foundation

•  Member, Executive Leadership Council

Education

•  BA, Rutgers College

•  Master of City and Regional Planning, Harvard University

16 | 2021 Proxy Statement

Brighthouse Financial, Inc.	The Board of Directors

Age: 58 Director since: 2020 Committees: • Audit • Investment

Stephen C. (“Steve”) Hooley

Independent Director

Skills and Qualifications

Mr. Hooley is qualified to serve on our Board on the basis of his experience as a chief executive officer, expertise in technology and financial services, and public company board experience.

Career Highlights

•  DST Systems, Inc., a provider of information processing software and services (2009 – 2018)

•  Chairman, Chief Executive Officer and President (2014 – 2018)

•  President and Chief Executive Officer (2012 – 2014)

•  President, Chief Operating Officer (2009 – 2012)

•  State Street Corporation, a financial services company (1992 – 2009), various leadership positions, culminating as Chief Executive Officer and President, Boston Financial Data Services Corporation, a financial services company which was a joint venture between State Street Corporation and DST Systems (2004 – 2009)

Other Public Company Directorships

•  Q2 Holdings, Inc. (2020 – present)

•  Stericycle Inc. (2019 – present)

Past Public Company Directorships

•  Legg Mason Inc. (2019 – 2020)

•  DST Systems, Inc. (2012 – 2018)

Education

•  BS, Mechanical Engineering, Worcester Polytechnic Institute, USA

2021 Proxy Statement | 17

The Board of Directors	Brighthouse Financial, Inc.

Age: 65 Director since: 2018 Committees: • Compensation and Human Capital • Investment (Chair) • Nominating and Corporate Governance

Eileen A. Mallesch

Independent Director

Skills and Qualifications

Ms. Mallesch is qualified to serve on our Board on the basis of her financial expertise, experience in the insurance industry, and public company board experience.

Career Highlights

•  Nationwide Mutual Insurance Company, a U.S. insurance and financial services company (2005 – 2009)

•  Senior Vice President and Chief Financial Officer of property and casualty insurance business

•  General Electric, a multinational conglomerate (1998 – 2005)

•  Senior Vice President and Chief Financial Officer of Genworth Financial Life Insurance Company (2003 – 2005)

•  Vice President and Chief Financial Officer of GE Financial Employer Services Group (2000 – 2003)

•  Controller, GE Americom (1998 – 2000)

•  Asea Brown Boveri, Inc., a multinational power and automation technologies company (1993 – 1998)

•  International Business Area Controller, Energy Ventures

•  PepsiCo, Inc., a multinational food and beverage company (1988 – 1993)

•  Arthur Andersen, a professional services firm (1985 – 1988)

Other Public Company Directorships

•  State Auto Financial Corporation (2010 – present)

•  Fifth Third Bancorp (2016 – present)

Past Public Company Directorships

•  Libbey Inc. (2016 – 2020)

•  Bob Evans Farms, Inc. (2008 – 2018)

Other Experience and Service

•  Certified Public Accountant (“CPA”)

•  Member, American Institute of Certified Public Accounts (“AICPA”)

Education

•  BS, Accounting, City University of New York (CUNY)

18 | 2021 Proxy Statement

Brighthouse Financial, Inc.	The Board of Directors

Age: 63 Director since: 2017 Committees: • Compensation and Human Capital (Chair) • Finance and Risk • Nominating and Corporate Governance

Diane E. Offereins

Independent Director

Skills and Qualifications

Ms. Offereins is qualified to serve on our Board on the basis of her financial services industry experience and her information technology and cybersecurity expertise. Ms. Offereins also brings valuable experience gained as a senior officer of Discover during its spinoff from Morgan Stanley.

Career Highlights

•  Discover Financial Services, a direct banking and payment services company (1998 –present)

•  Executive Vice President and President – Payment Services (April 2010 – present)

•  Executive Vice President, Payment Services (2008 – 2010)

•  Executive Vice President and Chief Technology Officer, Discover (1998 – 2008)

Other Public Company Directorships

None

Past Public Company Directorships

•  West Corporation (2015 – 2017)

Other Experience and Service

•  Former Chair, The Chicago Network

•  Member, Board of Trustees, Children’s Home + Aid

Education

•  BBA, Loyola University Maryland

2021 Proxy Statement | 19

The Board of Directors	Brighthouse Financial, Inc.

Age: 70 Director since: 2017 Committees: • Audit (Chair) • Executive • Investment

Patrick J. (“Pat”) Shouvlin

Independent Director

Skills and Qualifications

Mr. Shouvlin is qualified to serve on our Board on the basis of his extensive accounting and auditing experience, as well as his knowledge of the insurance industry.

Career Highlights

•  PricewaterhouseCoopers LLP (“PwC”), an accounting and professional services firm (1977 – 2012)

•  Global Engagement Partner for large, global insurance and financial services companies

•  U.S. Board of Partners, Finance Committee Chair (2005 – 2011)

•  Member of Governance Committee (2005 – 2011)

•  U.S. Insurance Group leader (1996 – 2003)

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  Certified Public Accountant, retired (“CPA”)

•  Member, American Institute of Certified Public Accountants (“AICPA”)

•  L&F Holdings Limited and L&F Indemnity Limited (PwC’s global captive reinsurance companies) (2015 – present), member of Investment Advisory Committee (2019 – present) and Chairman of the Board, Chair of the Governance, Nominations and Remuneration Committee, and member of the Investment Advisory Committee (2015 – 2019)

•  Cunningham Lindsey, a privately owned global claims management outsourcing firm (2013 – 2018), member of the Board and Chair of the Audit Committee

Education

•  BA, History, Denison University

•  MBA, Accounting and Finance, Wharton School of the University of Pennsylvania

20 | 2021 Proxy Statement

Brighthouse Financial, Inc.	The Board of Directors

Age: 59 Director since: 2016 Committees: • Executive (Chair)

Eric T. Steigerwalt

President and Chief Executive Officer

Skills and Qualifications

Mr. Steigerwalt is qualified to serve on our Board on the basis of his deep knowledge of our business, extensive experience in the insurance industry, leadership skills, and broad knowledge of corporate strategy, finance, and investments.

Career Highlights

•  Brighthouse Financial, Inc. (2016 – present)

•  President and Chief Executive Officer

•  MetLife, Inc., a global insurance and financial services company (1998 – 2017)

•  Executive Vice President, U.S. Retail (2012 – 2017)

•  Executive Vice President and Interim Chief Financial Officer (2011 – 2012)

•  Executive Vice President, Chief Financial Officer of U.S. Business (2010 – 2011)

•  Senior Vice President and Chief Financial Officer of U.S. Business (2009 – 2010)

•  Senior Vice President and Treasurer (2007 – 2009)

•  Senior Vice President and Chief Financial Officer of Individual Business (2003 – 2007)

•  Vice President, Financial Management (1998 – 2003)

•  AXA S.A., a financial services and insurance company (1993 – 1998)

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  Member, Board of Directors, American Council of Life Insurers (2018 – present)

Education

•  BA, Drew University

2021 Proxy Statement | 21

The Board of Directors	Brighthouse Financial, Inc.

Age: 61 Director since: 2017 Committees: • Compensation and Human Capital • Finance and Risk • Nominating and Corporate Governance

Paul M. Wetzel

Independent Director

Skills and Qualifications

Mr. Wetzel is qualified to serve on our Board on the basis of his extensive experience advising financial services firms and knowledge of investment banking and corporate strategy.

Career Highlights

•  Deutsche Bank Securities Inc., a subsidiary of global investment bank and financial services firm Deutsche Bank AG (“Deutsche Bank”) (2009 – 2016)

•  Chairman, Global Financial Institutions Group (2013 – 2016)

•  Head of the Japan Investment Banking Coverage and Advisory Group (2011 – 2013)

•  Other positions of increasing responsibility at Deutsche Bank or its subsidiaries

•  Merrill Lynch & Co., Inc., a global investment bank and financial services firm (1992 –2009)

•  Positions of increasing responsibility in investment banking with a focus on financial institutions

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  Consultant, Eleven Canterbury, an agency representing former executives for consulting and placement opportunities (2021 – present)

•  Consultant, Rockefeller Capital Management, a financial services firm (2018 – present)

•  National Association of Corporate Directors (“NACD”) Board Leadership Fellow

Education

•  BS, Business Administration, State University of New York at Buffalo

•  MBA, Finance and Accounting, University of Chicago Graduate School of Business

22 | 2021 Proxy Statement

Brighthouse Financial, Inc.	Board and Corporate Governance Practices Investor Stewardship Group Principles

Board and Corporate Governance Practices

We believe effective corporate governance policies and practices will help Brighthouse deliver sustainable, long-term value for our stockholders.

These policies and practices are contained in our governance documents, including our Certificate of Incorporation, Amended and Restated Bylaws (the “Bylaws”), Corporate Governance Principles, and Committee charters. This section describes the key features of our Board practices and corporate governance program. The Board believes a balanced governance profile will help the Company deliver long-term value for our stockholders. The Board continually assesses our governance profile to ensure it remains appropriate as we continue to evolve over time.

Investor Stewardship Group Principles

Brighthouse’s practices align with the Investor Stewardship Group’s (“ISG”) corporate governance framework for U.S.-listed companies, as described below.

ISG Principle	Brighthouse Practice
Principle 1: Boards are accountable to shareholders

•  All Directors are elected annually for one-year terms.

•  Our majority voting policy for Director elections requires Director nominees who do not receive a majority of the votes cast to tender their resignation.

•  The Company has not adopted a shareholder rights plan (“poison pill”).

•  Chairman’s letter to stockholders provides our stockholders with insight into Board strategy and oversight objectives.

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest	• We have one class of common stock, and all stockholders have one vote per Share.
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives

•  Management and the Chairman invited stockholders owning approximately 60% of our Shares (at that time) to engage with us, meeting with stockholders representing 28% of our Shares (at that time) (see “Stockholder Engagement”).

•  Engagement topics included Brighthouse’s strategy, our sustainability program, human capital management, our response to the COVID-19 pandemic, Board composition, governance practices, and executive compensation program.

•  The Board considers stockholder feedback as part of its annual review of our governance and executive compensation policies and practices.

Principle 4: Boards should have a strong, independent leadership structure

•  Our Board is led by an independent Chairman, with robust and clearly defined duties and responsibilities (see “Board Leadership Structure”).

•  All Committees (other than the Executive Committee) are chaired by an Independent Director.

•  The Board evaluates and considers the appropriateness of its leadership structure as Brighthouse evolves over time.

Principle 5: Boards should adopt structures and practices that enhance their effectiveness

•  Directors possess a deep and diverse set of skills and experience relevant to oversight of our strategy.

•  Eight of our nine currently serving Directors (all except our President and CEO) are independent.

2021 Proxy Statement | 23

Board and Corporate Governance Practices Building Our Board of Directors	Brighthouse Financial, Inc.

ISG Principle	Brighthouse Practice

•  Five of our eight currently serving Independent Directors are diverse, including four women and two Directors who are racially or ethnically diverse (one of whom is also a woman).

•  All Committees have written charters that set forth robust and clearly defined oversight responsibilities, and all (except for the Executive Committee) are composed solely of Independent Directors.

•  Our Board overboarding policy helps ensure that all Directors are able to commit the time necessary to meet their duties and responsibilities (see “– Building Our Board of Directors – Director Criteria and Nomination Process – Other Directorships”).

•  Proactive assessment of Director skills, mandatory retirement policy, and a commitment to Director refreshment to ensure the Board meets the Company’s evolving oversight needs.

•  The Board conducts an annual self-assessment process that considers the effectiveness of the Board (collectively), each Committee, and each individual Director.

•  In 2020, every Director attended at least 75% of the meetings of the Board and the Committees on which he or she served.

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company

•  Our Say-on-Pay proposal received more than 97% stockholder support in 2020.

•  The Compensation and Human Capital Committee annually reviews and approves our incentive program design, goals, and objectives for alignment with compensation and business strategies.

•  Our incentive compensation performance metrics are directly tied to, and derived from, our financial plan.

•  Our compensation program is rooted in a pay-for-performance philosophy that incentivizes and rewards our management for achievement of performance metrics that are aligned with key strategic goals (see “Compensation Discussion & Analysis”).

•  Short-and long-term incentive programs are designed to reward financial and operational performance that supports our strategic objectives.

Building Our Board of Directors

Our stockholders rely on the Board to oversee Brighthouse on their behalf. The Board has adopted the following key policies and practices to guide it in building a skilled and well-qualified body that we believe is able to effectively fulfill its duties and responsibilities to our stockholders.

Director Criteria and Nomination Process

•

Board Membership Criteria – The Nominating and Corporate Governance Committee leads the search for, and recommends, candidates to serve on the Board based on their business and professional experience, judgment, diversity, age, skills, and background. All candidates must possess high integrity and be able to meet the demands of serving on our Board.

•

Director Qualifications – In seeking qualified director candidates, the Nominating and Corporate Governance Committee, in consultation with the Chairman, the CEO, and the other members of the Board, seeks individuals who possess the skills, experience, and background appropriate for overseeing the development and execution of Brighthouse’s business strategies. The Board has identified the following qualifications, among others, in considering director candidates:

•	Leadership experience
•	Experience in insurance or financial services
•	Financial literacy

24  |  2021 Proxy Statement

Brighthouse Financial, Inc.	Board and Corporate Governance Practices Building Our Board of Directors

•	Risk management expertise, including in the areas of market, liquidity, and cybersecurity risk
•	Investments expertise, including oversight of strategic asset allocation and portfolio construction
•	Information technology expertise
•	Public company board experience
•	Experience in human capital management
•	Brand management and marketing experience
•	Commitment to Brighthouse values
•	Diversity, including gender and racial or ethnic diversity

•

Director Independence – At least a majority of the Board must be Directors who satisfy applicable independence standards. To determine independence, the Nominating and Corporate Governance Committee and the Board consider independence requirements under Nasdaq listing rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as other factors that contribute to effective oversight and decision-making by the Board.

•

Other Directorships – Directors must confirm the absence of, or disclose, any material actual or potential conflict of interest and receive the consent of the Chair of the Nominating and Corporate Governance Committee before accepting an invitation to serve on the board or committee of another public company. Directors are also required to inform the Chair of the Nominating and Corporate Governance Committee before joining the board of private, non-profit, or other organizations. To ensure that Directors have requisite time to devote sufficient attention to their duties and responsibilities, the Board believes that: (1) Directors should not serve on more than three other public company boards; (2) Independent Directors who serve as chief executive officer of another public company and also serve on that company’s board of directors should not serve on any additional public company board other than our Board; and (3) Directors who serve on more than three public company audit committees should not serve on our Audit Committee if their ability to effectively serve on our Audit Committee is impaired, as determined by the Chair of the Nominating and Corporate Governance Committee and the Board.

•

Director Nomination Process – Nominations for election as a Director at our annual meetings may be made by our Board in the Company’s notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the stockholder nomination requirements set forth in our Bylaws. Our Board nominates Director nominees upon the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board may identify potential nominees through a variety of means, including recommendations from professional search firms and referrals from current Directors, management, and stockholders. In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, the Nasdaq listing requirements, the ability of candidates to enhance the diversity of our Board as a whole, and any other criteria the Board may establish from time to time. The Nominating and Governance Committee will consider candidates recommended by stockholders, and our stockholders may bring Director nominations before an annual meeting of our stockholders by following the procedures described in our Bylaws. For more information on how and when to submit a nomination for future annual meetings, see “Other stockholder proposals and director nominations.”

Board Composition, Refreshment, and Ongoing Education

•

Board Diversity – The Board believes a diverse board is better able to effectively oversee Brighthouse and deliver long-term value for our stockholders. The Board seeks Directors who possess a broad range of skills, experience, and perspectives, and who contribute to the gender and racial or ethnic diversity of our Board. While the Company does not have a formal Board diversity policy, our Corporate Governance Principles place an emphasis on diversity. The Nominating and Corporate Governance Committee and the Board consider diversity when recruiting and nominating directors and when assessing the effectiveness of the Board. The current composition of the Board reflects those efforts and the importance of diversity to the Board.

2021 Proxy Statement | 25

Board and Corporate Governance Practices Board Leadership Structure	Brighthouse Financial, Inc.

•

Board Refreshment – The Board recognizes it must refresh its composition to address Brighthouse’s oversight needs as the Company evolves over time. The Nominating and Corporate Governance Committee and Board annually review the skills and experience that allow the Board to best oversee Brighthouse’s strategy. The Nominating and Corporate Governance Committee leads a Director self-evaluation process in which each Director ranks his or her expertise and experience in a number of key skill areas that are relevant to service on our Board. The Nominating and Corporate Governance Committee considers the Directors’ self-evaluations in analyzing the aggregate representation of skills on the Board. We added two new Directors in 2018 and one new Director in 2020, and, in accordance with our mandatory retirement policy, a Director retired from the Board as of the 2020 annual meeting.

•

Assessing the Board’s Performance – The Board views its annual self-assessment as an important tool for candid evaluation of its composition, performance, and proper functioning, as well as an important component of our board refreshment strategy. The Nominating and Corporate Governance Committee oversees the assessment process, including the topics and areas to be addressed during the assessment. For 2020, each Director completed assessments of the Board’s and each Committee’s effectiveness, including with respect to: Board and Committee composition; the quality of meeting materials and discussions during Board and Committee meetings; appropriateness of meeting agenda topics; the Board’s performance in the COVID-19 pandemic; and interactions with management. Each Director also provided feedback on the other Directors. The Nominating and Corporate Governance Committee reviewed and reported the results of the assessments to the full Board and to management. The chair of the Nominating and Corporate Governance Committee discussed with each Director the results of the individual feedback. The Board continues to address any issues and implement constructive suggestions raised in the self-assessments to further enhance its effectiveness.

•

Mandatory Retirement Age – Our Corporate Governance Principles state that Directors may not stand for reelection or be appointed to the Board after reaching the age of 72. The Board may approve exceptions to this policy. In 2020, a Director retired from the Board in accordance with this policy. We have not adopted term limits for our Directors.

•

Director Orientation and Continuing Education – The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new Directors with an orientation program when they join the Board. The orientation consists of presentations by our senior management to familiarize the Directors with our business, operations, financial condition, risk management, and governance, as well as Directors’ legal duties and requirements. We also encourage, and will provide funding for, both new and longer-serving Directors to attend continuing education programs delivered by third parties to develop and enhance their skills and knowledge. We also incorporate continuing education into our regular Board and Committee meetings from time to time.

•

Attendance at Meetings – Directors are expected to regularly attend meetings of the Board and the Committees of which they are members, and to spend the time needed outside of meetings to keep themselves informed about Brighthouse’s business and operations. In 2020, the Board held six meetings and the Committees held a total of 36 meetings. Every Director attended at least 75% of the meetings of the Board and the Committees on which he or she served.

Board Leadership Structure

The Board has determined that having an independent Chairman leading the Board is the best board leadership structure for Brighthouse at this time. This structure enhances the Board’s ability to exercise independent oversight of Brighthouse’s management on behalf of its stockholders. Separating the roles of the Chairman and the CEO allows each to focus on their respective duties.

26  |  2021 Proxy Statement

Brighthouse Financial, Inc.	Board and Corporate Governance Practices Director Independence; Executive Sessions

Our Chairman’s duties and responsibilities focus on promoting sound corporate governance practices, fostering a culture of effective oversight on behalf of our stockholders, and overseeing management’s development and execution of the Company’s business strategies. These duties include:

•	providing thought leadership for the Board, through understanding the views of our Directors, stockholders, and management;
•	representing the Board in engagements with our stockholders;
•	setting the agenda for Board meetings with input from the CEO;
•	presiding over Board meetings and executive sessions of the Independent Directors;
•	promoting effective communication and serving as the primary conduit between the Board and the CEO and other members of management;
•	setting the tone of Board discussions to promote a Board culture of the highest level of integrity, active engagement, open communication, constructive debate, and effective decision-making;
•	establishing a close relationship of trust with the CEO, providing support and advice while respecting the executive responsibility of the CEO;
•	consulting with the Compensation and Human Capital Committee in its oversight of CEO and management succession planning; and
•

with the Chair of the Nominating and Corporate Governance Committee, reviewing Committee and Committee chair assignments, leading recruitment of Director candidates, and overseeing annual evaluations for the Board and its Committees.

The Board has elected Mr. Chaplin to serve as Chairman on the basis of his independence from management, his experience as president, chief financial officer and chief administrative officer of a major financial services company, experience as a director of a public company, leadership skills, and ability to devote the time and effort to effectively oversee Brighthouse.

Mr. Steigerwalt, Brighthouse’s President and CEO, also serves as a Director. Mr. Steigerwalt works closely with the Chairman to help focus the Board on matters of strategic importance for Brighthouse.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the Chairman of the Board in the best interests of the Company and will continue to evaluate the best leadership structure for Brighthouse as it evolves.

Director Independence

Our Board annually considers whether our Directors are independent in accordance with applicable Nasdaq and Exchange Act rules. An “Independent Director” is a Director who the Board has affirmatively determined (i) is independent of management and free from any material relationship with the Company and its subsidiaries (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company or its subsidiaries) that would interfere with the exercise of the Director’s independent judgment as a member of the Board and (ii) meets the independence standards for directors set forth in the Nasdaq listing standards and applicable Exchange Act rules. Our Board has determined that all our Directors, except for Mr. Steigerwalt, our President and CEO, are Independent Directors. In making this determination, the Board considers relevant information provided by the Directors about their and their family members’ business and professional relationships with Brighthouse and with entities that have business interactions with Brighthouse.

Executive Sessions

As part of our Board meetings, the Independent Directors meet regularly (and at least twice annually) in executive session without management present. The Chairman presides over these executive sessions. In addition, each Committee typically holds an executive session as part of its regular meeting, which is presided over by the Committee Chair.

2021 Proxy Statement | 27

Board and Corporate Governance Practices Stockholder Engagement	Brighthouse Financial, Inc.

Stockholder Engagement

Management has worked with our Board, and our Nominating and Corporate Governance Committee in particular, to develop a robust and proactive stockholder engagement program. Our Chairman is available to engage with stockholders and has met with several stockholders in recent years. In our engagements, we aim to foster constructive dialogue in which we communicate the perspectives of management and the Board on the issues that are important to our stockholders and solicit our stockholders’ insights and feedback, which the Board considers in developing our governance and compensation practices. Our stockholder engagement program comprises a year-round cycle of communication, feedback, and action, which is described in the following diagram.

28  |  2021 Proxy Statement

Brighthouse Financial, Inc.	Board and Corporate Governance Practices Stockholder Engagement

2020-2021 Engagement – During the fourth quarter of 2020 and the first quarter of 2021, we invited 27 of our largest stockholders, owning approximately 60% of our Shares (at that time), to engage with us, and met with eight of those stockholders, representing approximately 28% of our Shares (at that time). We also met with Glass Lewis, a major proxy advisory firm. In each engagement, we discussed and solicited feedback on our strategy, response to the COVID-19 pandemic, Board composition, governance practices, and executive compensation program. However, the topic that we discussed most intensively was our sustainability journey, including how we are assessing the areas that are most significant to our Company and our plans to enhance our sustainability disclosures, particularly in the areas of human capital management and DE&I. The following table highlights feedback we received from our stockholders, which our Corporate Secretary and other members of management discussed with the Board, the Nominating and Corporate Governance Committee, and the Compensation and Human Capital Committee, and how we have addressed it (for a detailed discussion of stockholder feedback regarding our executive compensation program, see “Compensation Discussion & Analysis – Section 4 – 2020 Compensation Program Overview”).

Topic	What we heard	What we’re doing
Sustainability and ESG

•  Brighthouse has developed an appropriate plan to build its sustainability program.

•  Brighthouse should seek to disclose ESG practices that are most significant to the Company and in line with stakeholder expectations, particularly in the areas of human capital management and diversity and inclusion.

• Our Board and management have been focused on developing our sustainability program and enhanced ESG disclosures (see “Proxy Summary – Our Sustainability Journey”).
COVID-19 Pandemic Response	• It is important for us to discuss our actions in response to the pandemic, including impacts on our strategy, employees, business continuity, and customers.	• We discuss our response at (see “Proxy Summary – Our Response to the COVID-19 Pandemic”).
Board Composition

•  Our Board composition reflects strong diversity, including an appropriate mix of skills, experiences, backgrounds, and demographic diversity traits, which support generating diversity of thought.

•  Our Directors do no not appear to have excessive commitments that may impact their ability to focus on Brighthouse.

•  We continue to recruit Directors whose skills align with Brighthouse’s strategy and who add to the overall diversity of our Board (see “– Building Our Board of Directors”).

•  We actively monitor our Directors’ commitments to ensure they can exercise appropriate oversight of the Company.

Governance

•  Brighthouse has a reasonable and balanced governance profile, given its position as a recently independent, public company.

•  Brighthouse should regularly assess its governance practices to ensure that they remain appropriate over time.

• Our Board regularly reviews our governance practices and considers whether to adopt any changes.
Virtual Stockholder Meetings	• Brighthouse should continue to conduct our virtual annual stockholder meetings in a way that protects stockholders’ ability to participate fully.	• At our Annual Meeting, we will continue our practices that protect stockholders’ ability to participate (see “The Annual Meeting, Voting and Other Information – Attending the Annual Meeting”).

2021 Proxy Statement | 29

Board and Corporate Governance Practices Succession Planning and Talent Management; Risk Oversight	Brighthouse Financial, Inc.

Succession Planning and Talent Management

Succession planning and oversight of our talent management practices, including our actions to promote diversity at all levels of the organization, are central to the Board’s responsibilities. The Compensation and Human Capital Committee oversees the Company’s succession plans for the CEO and other members of senior management, including management’s development of a strong, diverse pipeline of potential successors for leadership positions. The full Board discusses, at least annually, the Company’s succession plans for the CEO and other key executives, including identifying potential candidates to succeed the CEO, both in cases of orderly succession and in the event of an emergency or unexpected departure. To support talent development and allow the Board to meet and assess potential successors, non-executive officers and mid-level management regularly participate and make presentations in Board and Committee meetings. The Board also meets in executive session to discuss whether the Company has the managerial talent to replace current executives should the need arise.

Risk Oversight

We believe effective risk oversight is fundamental to delivering long-term value for our stockholders. Our Board, with the assistance of the Committees, oversees the development and execution of our business strategies to help ensure that risks are appropriately assessed and mitigated, and that our business plans align with our risk appetite. The Board and the Committees review and approve our risk appetite statement, review our significant risk policies, and regularly discuss with management our performance against risk targets and limits.

The Board exercises direct oversight over certain key risks, including the following:

•

Strategic Risk – in connection with its annual review of our strategy and ongoing oversight of our performance against such strategy, the Board oversees the management of strategic risks. In its discussions with the Board, senior management, including the CEO, Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), Chief Risk Officer (“CRO”), and Chief Distribution and Marketing Officer, reviews the key risks relating to the execution of our strategy and describes management’s activities to identify, assess, and mitigate such risks.

•

Enterprise Risk – in connection with each regular meeting of the Board and the Committees, the CRO prepares an enterprise risk dashboard that assesses our risk profile and our performance against targets and limits in key risk areas, including credit, market, liquidity, operational, model, information technology and cybersecurity, and third-party risk. The CRO, or the CRO’s designee, also periodically presents reports to the Board on key risks and to the Committees on risk topics within the scope of the Committees’ respective responsibilities.

•

Cybersecurity Risk – the Audit Committee is primarily responsible for overseeing information technology and cybersecurity risks (as part of its oversight of operational risk), and the Board also continues to be actively engaged with respect to these risks. The Audit Committee and the Board regularly meet with our Chief Technology Officer (“CTO”) and Chief Information Security Officer (“CISO”) to review our information technology and cybersecurity risk profile and to discuss our activities to manage those risks. Our CTO has overall responsibility for our information technology program, which includes the cybersecurity program. Our CISO is directly responsible for the Company’s cybersecurity program, which is designed to protect and preserve the integrity, confidentiality, and continued availability of the information owned by, or in the care of, the Company. The Company’s cybersecurity program also establishes procedures that are designed to enable us to effectively identify, evaluate, and respond to events that have the potential to negatively impact our operations. In addition, our Chief Compliance Officer regularly reports to the Audit Committee and the Board regarding the Company’s compliance with applicable regulations relating to information technology and cybersecurity.

•

Human Capital Management – the Board recognizes the importance of maintaining a highly skilled and engaged workforce, guided by a strong corporate culture and set of values. As described in its charter, the Compensation and Human Capital Committee has broad oversight of the Company’s human capital matters, including DE&I, pay equity, leadership development, culture, and succession planning. At least annually, the Board discusses human capital issues with our Human Resources organization, including succession planning for certain executive positions, including the CEO, and key human capital metrics. The Board and the Committees also assess employee engagement, turnover, and workloads to help ensure that the Company has adequate resources to execute its strategy.

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Brighthouse Financial, Inc.	Board and Corporate Governance Practices Information About Our Board Committees

The Board has delegated oversight of certain risk areas to the Committees, as follows:

•

Audit Committee – risks relating to financial statements, financial systems, financial reporting processes, internal control over financial reporting, compliance and auditing; operational risks, including third-party risk management and cybersecurity and information technology risk; regulatory compliance risks; and risks relating to Brighthouse’s public disclosures.

•

Compensation and Human Capital Committee – broad oversight of human capital management matters, including the design and operation of Brighthouse’s compensation arrangements to confirm that incentive compensation does not encourage unnecessary risk taking, as well as the relationship between risk management policies and practices, corporate strategy, and the compensation of senior executives.

•

Finance and Risk Committee – broad oversight of risk management, including regular review of the CRO’s assessment of Brighthouse’s risk profile, which includes macro risk, credit risk, market risk, liquidity risk, operational risk, model risk, cybersecurity and information technology risk, and third-party risk; oversight of our management of emerging risks, including climate risk; approval of Brighthouse’s risk appetite statement; and coordination with the Compensation and Human Capital Committee Chair to oversee compensation-related risk matters.

•

Investment Committee – risks associated with our investment portfolio, including credit risk, portfolio allocation and diversification risk, counterparty risk, ESG, and climate risk, as well as risks associated with our investments operating model and the selection and monitoring of our external asset managers.

•

Nominating and Corporate Governance Committee – risks relating to Brighthouse’s governance, our sustainability program (including environmental stewardship and corporate social responsibility), related person transaction policy, government relations, and the development and implementation of Brighthouse’s codes of conduct.

Information About Our Board Committees

The Board has established six standing Committees to assist it in carrying out its duties: Audit; Compensation and Human Capital; Executive; Finance and Risk; Investment; and Nominating and Corporate Governance. Each Committee has a Board-approved, written charter that describes such Committee’s role and responsibilities. Copies of the charters of the Audit, Compensation and Human Capital and Nominating and Corporate Governance Committees are posted on our website at investor.brighthousefinancial.com/corporate-governance/governance-overview. The Audit, Compensation and Human Capital and Nominating and Corporate Governance Committees all comply with applicable requirements of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq, and are chaired by, and consist solely of, Independent Directors. The Committee Chairs approve the meeting agendas for their respective Committees.

Each Committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee conducts an evaluation of its performance and reviews the adequacy of, and proposes changes to, its charter for Board approval. Each Committee has full authority to retain, at Brighthouse’s expense, independent advisors or consultants.

Additional information about our Committees follows, including their composition, the number of meetings they held in 2020, and their primary roles and responsibilities.

Committee	Members in 2020	Description
Audit Committee (1) Meetings held in 2020: 10	Pat Shouvlin (Chair) Chuck Chaplin Steve Hooley (4) Meg McCarthy (5)	The Audit Committee oversees the Company’s accounting and financial reporting processes; internal control over financial reporting and disclosure and controls procedures; and the work of internal audit and the independent auditor, including their respective audit plans and results. The Audit Committee also oversees the engagement and continued independence of the

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Board and Corporate Governance Practices Information About Our Board Committees	Brighthouse Financial, Inc.

Committee	Members in 2020	Description
Company’s independent auditor, assesses its performance, and approves its compensation. The Audit Committee oversees our legal and regulatory compliance processes and programs; information technology, data privacy and cybersecurity; and issues relating to the integrity of management and adherence with the Company’s codes of conduct.
Compensation and Human Capital Committee (2) Meetings held in 2020: 8	Diane Offereins (Chair) Irene Chang Britt Eileen Mallesch Paul Wetzel

The Compensation and Human Capital Committee oversees the Company’s compensation and benefits policies and programs for our executives, including equity and non-equity incentive compensation plans and arrangements, awards under such plans, severance benefits, stock ownership guidelines, and hedging, pledging, and clawback policies. The Compensation and Human Capital Committee also oversees human capital matters, including pay equity; DE&I; leadership development; culture; and succession planning for the CEO and other executives. For additional information on the responsibilities and activities of the Compensation and Human Capital Committee, including the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis.”

Executive Committee Meetings held in 2020: None	Eric Steigerwalt (Chair) Chuck Chaplin Pat Shouvlin	The Executive Committee acts on behalf of the entire Board with respect to certain exigent matters between meetings of the Board.
Finance and Risk Committee (3) Meetings held in 2020: 7	Chuck Chaplin (Chair) Meg McCarthy (5) Diane Offereins Paul Wetzel

The Finance and Risk Committee oversees Brighthouse’s financial plan, policies, and strategies (including capital and liquidity management strategies, the capitalization of Brighthouse and its subsidiaries, and our hedging strategy) and measures Brighthouse’s performance against its business and financial plans. The Finance and Risk Committee oversees and approves actions and policies relating to equity and debt issuances, share repurchase programs, dividends, and mergers and acquisitions.

Investment Committee (3) Meetings held in 2020: 5	Eileen Mallesch (Chair) (6) Irene Chang Britt Steve Hooley (4) Pat Shouvlin

The Investment Committee oversees, on a consolidated basis, the activities and performance of Brighthouse and its subsidiaries’ general accounts and consolidated separate accounts (including our non-variable annuity derivatives activity). The Investment Committee oversees the enterprise investment strategy, including the review and approval of Enterprise Investment Authorities (“EIAs”) relating to our general accounts and consolidated separate accounts and

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Brighthouse Financial, Inc.	Board and Corporate Governance Practices Information About Our Board Committees

Committee	Members in 2020	Description

the compliance of our investments with our EIAs. The Investment Committee also oversees the implementation and execution of our investments operating model, which includes the oversight of our engagement of external asset managers.

Nominating and Corporate Governance Committee (3) Meetings held in 2020: 6	Irene Chang Britt (Chair) Eileen Mallesch Diane Offereins Paul Wetzel

The Nominating and Corporate Governance Committee oversees Brighthouse’s corporate governance policies and practices, including the Board and Committees’ structure and composition, recruitment and recommendation of Director nominees, Committee assignments, and determinations of Director independence. The Nominating and Corporate Governance Committee develops and oversees the annual self-evaluations for the Board and Committees, as well as the Director orientation process and continuing education programs. The Nominating and Corporate Governance Committee oversees Brighthouse’s codes of conduct, related person transaction policy (coordinating with the Audit Committee where appropriate), our government relations activities, and our sustainability program, including our activities related to environmental stewardship and corporate social responsibility.

(1)

All Audit Committee members are independent under applicable SEC and Nasdaq rules and are “financially literate.” The Board has determined that Pat Shouvlin, the Committee’s Chair, and Chuck Chaplin each qualifies as an “audit committee financial expert” under applicable SEC rules.

(2)

All Compensation and Human Capital Committee members are independent under applicable SEC and Nasdaq rules and are “non-employee directors” for purposes of Section 16 of the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(3)	All Finance and Risk Committee, Investment Committee, and Nominating and Corporate Governance Committee members are independent under applicable SEC and Nasdaq rules.

(4)

Steve Hooley was elected to the Board on August 19, 2020, and assigned to the Audit and Investment Committees. William F. Wallace retired from the Board as of our 2020 annual meeting of stockholders. Until that time, Mr. Wallace served on the Audit and Investment (Chair) Committees.

(5)	Meg McCarthy is not standing for reelection at the Annual Meeting. She will continue to serve as a Director and on her assigned Committees until the Annual Meeting.

(6)	Eileen Mallesch succeeded Mr. Wallace as Chair of the Investment Committee following his retirement from the Board as of our 2020 annual meeting of stockholders.

2021 Proxy Statement | 33

Board and Corporate Governance Practices Director Compensation	Brighthouse Financial, Inc.

Director Compensation

Our director compensation program is designed in a manner intended to fairly compensate our non-management Directors for their work as members of the Board and to align their interests with those of our stockholders by delivering half of the annual retainer in the form of equity-based awards. In designing the Director compensation program, compensation was targeted at the median of the same Comparator Group we used for our NEOs (see “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program – Role of the Compensation Committee and Others in Determining Compensation – Establishing a Compensation Comparator Group”). The Nominating and Corporate Governance Committee regularly reviews director compensation and recommends changes to the Board as necessary. The following table sets forth the compensation program for our non-management Directors.

Description	Amount	Form

Pay for Board Service

Annual retainer	$240,000	50% cash and 50% equity

Additional Pay for Service as Chairman or Committee Chair

Chairman	$200,000	50% cash and 50% equity

Audit Committee Chair	$22,500	100% cash

Other Committee Chairs (Compensation and Human Capital; Nominating and Corporate Governance; Finance and Risk; Investment)	$17,500	100% cash

Annual Equity Awards

The Board approved annual RSU awards as part of our director compensation program. Annual awards to non-management Directors generally vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders. The number of RSUs to be granted to each non-management Director is determined by dividing the intended value of the equity award by the closing price of the Company’s common stock on the grant date, rounded down to the nearest whole number of RSUs. The RSU grants are made pursuant to the Brighthouse Financial, Inc. 2017 Non-Management Director Stock Compensation Plan (the “Director Plan”), which was approved by stockholders at the 2018 Annual Meeting.

Compensation paid to our non-management Directors in 2020 is presented in the following table.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total

Irene Chang Britt	$137,500	$119,992	$257,492

Chuck Chaplin	$237,500	$219,974	$457,474

Steve Hooley	$ 60,000	$ 99,998	$159,998

Eileen Mallesch	$128,750	$119,992	$248,742

Meg McCarthy	$120,000	$119,992	$239,992

Diane Offereins	$137,500	$119,992	$257,492

Pat Shouvlin	$142,500	$119,992	$262,492

Bill Wallace (3)	$ 68,750		$ 68,750

Paul Wetzel	$120,000	$119,992	$239,992

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Brighthouse Financial, Inc.	Board and Corporate Governance Practices Director Stock Ownership Guidelines

(1)

Fees Earned or Paid in Cash. Each non-management Director is entitled to receive an annual cash retainer of $120,000, or a prorated amount for a shorter period of service. We provide additional retainers to the Chairman and to each Director who serves as the Chair of a standing Committee, the amounts of which are set forth above under the heading “Director Compensation.” All cash retainers are paid in quarterly installments in arrears, unless deferred.

(2)

Stock Awards. As part of their annual retainers for 2020, each non-management Director (other than Mr. Hooley) was granted an equity award of 3,454 RSUs on June 10, 2020, with an aggregate grant date fair value equal to $119,992. Upon Mr. Hooley’s election to the Board on August 19, 2020, he received a prorated portion of the annual equity award of 3,350 RSUs, with an aggregate grant date fair value equal to $99,998. For his service as Chairman, Mr. Chaplin was granted an additional equity award of 2,878 RSUs on June 10, 2020, with an aggregate grant date fair value equal to $99,982. The Directors’ awards will vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders. Amounts in this column represent the aggregate grant date fair value of each applicable award of RSUs, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of Share awards, see Note 10 of the Notes to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2020 (“2020 Annual Report on Form 10-K”). As of December 31, 2020, the Directors listed in the above table held the following number of outstanding, unvested RSUs: Britt (3,454); Chaplin (6,332); Hooley (3,350); Mallesch (3,454); McCarthy (3,454); Offereins (3,454); Shouvlin (3,454); and Wetzel (3,454). Mr. Wallace’s 2019 award of 3,120 RSUs vested upon his retirement as of our 2019 annual meeting of stockholders. He had no other outstanding awards.

(3)

Bill Wallace retired from the Board as of the 2020 annual meeting. He received two quarterly installments of the annual cash retainer and the additional payment for his service as Chair of the Investment Committee.

Deferred Compensation Plan

The Board adopted the Brighthouse Services, LLC Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”), effective December 1, 2019. The purpose of the Director Deferred Compensation Plan is to provide Directors with the opportunity to defer receipt of all or a portion of their cash or equity compensation to a later date, at which time payment of the compensation will be made after adjustment for the simulated investment experience of such compensation. Directors were able to make their initial deferral elections in 2019 with respect to compensation earned in 2020 and later years. Some Non-Management Directors have chosen to defer the receipt of all or part of their annual retainer fees under the Director Deferred Compensation Plan.

Director Stock Ownership Guidelines

In February 2018, the Board, on the recommendation of the Nominating and Corporate Governance Committee, established stock ownership and retention guidelines for Independent Directors. Pursuant to these guidelines, each Independent Director is expected to acquire a number of Shares equal to at least four times the equity portion of the Director’s annual retainer. For Mr. Chaplin this includes the portion of his annual retainer for service as Chairman that is paid in the form of RSUs. Directors are expected to achieve the applicable ownership level within five years from the later of the date the guidelines became effective (January 1, 2018) or the date the Director commences service. For Directors who have elected to participate in the Director Deferred Compensation Plan, deferred Shares count toward the applicable ownership level. Directors are required to retain at least 50% of the net shares acquired upon vesting of equity awards until the ownership guidelines are satisfied. All Directors are currently in compliance with the Company’s stock ownership and retention guidelines, and to date no Director has sold any vested equity.

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Board and Corporate Governance Practices Compensation Committee Interlocks and Insider Participation; Codes of Conduct	Brighthouse Financial, Inc.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between any member of our Compensation and Human Capital Committee and any of our executive officers that require disclosure under applicable rules.

Codes of Conduct

Brighthouse’s strength depends on the trust of our employees, distribution partners, customers, and stockholders. We strive to adhere to the highest standards of business conduct at all times, and put honesty, fairness, and trustworthiness at the center of all that we do. We have adopted three codes of conduct that reflect these values and enshrine them in our corporate culture: the Code of Conduct for Financial Management, which is a “code of ethics” (as defined under SEC rules) that applies to Brighthouse’s CEO, CFO, COO, Chief Accounting Officer, Chief Auditor, Corporate Controller, and all other Brighthouse employees who perform similar functions or who may obtain access to any financial records covered by the Code of Conduct for Financial Management; the Code of Conduct for Employees applies to all Brighthouse officers and employees; and the Code of Conduct for Directors applies to members of the Board. Current versions of these codes of conduct are available on Brighthouse’s website at investor.brighthousefinancial.com/corporate-governance/governance-overview.

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Brighthouse Financial, Inc.	Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2021

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2021

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm (“independent auditor”). To execute this responsibility, the Audit Committee annually evaluates the independent auditor’s qualifications, performance, and independence. In considering the appointment of the independent auditor, the Audit Committee annually evaluates the independent auditor’s performance relative to various qualifications, including (i) the quality of services and sufficiency of resources provided by the independent auditor firm and engagement team, (ii) communication and interaction with the independent auditor, and (iii) the independent auditor’s independence, objectivity, and professional skepticism.

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor for the fiscal year ending December 31, 2021. Deloitte’s background knowledge of Brighthouse and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte as the Company’s independent auditor is in the best interest of the Company and its stockholders.

In addition, the Audit Committee is involved in the selection of the lead audit partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). The current lead Deloitte partner’s engagement began with the 2017 audit, and he is eligible to serve in that capacity through the end of the 2021 audit. In 2022, pursuant to the mandated rotation, a new lead engagement partner will assume responsibilities with respect to the Company’s financial statements and other services provided to the Company.

We request that our stockholders ratify the appointment of Deloitte as the Company’s independent auditor for fiscal year 2021. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of Deloitte. If such appointment is ratified, the Audit Committee will still have the discretion to replace Deloitte at any time during the year. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2020.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2021.

2021 Proxy Statement | 37

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2021	Brighthouse Financial, Inc.

Fees Paid to Deloitte & Touche LLP

The following table shows the fees incurred by the Company for professional services rendered by Deloitte for the fiscal years ending December 31, 2020, and December 31, 2019, respectively. All services provided to the Company were approved by the Audit Committee.

Fees (in thousands)	2020	2019

Audit Fees (1)	$12,563	$13,500

Audit-Related Fees (2)	$285	$210

Tax Fees (3)	$181	$113

All Other Fees (4)	$2	$2

Total	$13,031	$13,825

(1)

Audit Fees. Fees billed for professional services for the integrated audit of the consolidated financial statements of the Company and its subsidiaries (as required), including the annual financial statement audit, the reviews of the interim financial statements included in quarterly reports on Form 10-Q for the Company and its subsidiaries (as required), statutory audits or other financial statement audits of subsidiaries, the audit of the effectiveness of our internal control over financial reporting, assistance with and review of documents filed with the SEC, and other services that enable the independent auditor to form an opinion of the consolidated financial statements of the Company and its subsidiaries (as required).

(2)

Audit-Related Fees. Fees billed for assurance and related services that are reasonably related to the audit or review of the financial statements of the Company and its subsidiaries (as required) and for other services that are traditionally performed by the independent auditor. Such services consist of fees for employee benefit plan audits, assessments and testing of internal controls, and accounting consultations not directly associated with the annual audit or quarterly reviews.

(3)	Tax Fees. Fees billed for permitted tax services, including tax compliance, tax advice, and tax planning.

(4)	All Other Fees. Fees billed for this category primarily represent accounting research subscription fees.

Audit Committee Pre-Approval Policy

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the independent auditor, and this policy is designed to ensure that the independent auditor’s independence is not impaired. In considering whether to pre-approve the provision of non-audit services by the independent auditor, the Audit Committee will consider whether the services are compatible with the maintenance of the independent auditor’s independence.

The pre-approval policy provides for the Audit Committee’s general pre-approval, on an annual basis, of audit, audit-related, and permissible non-audit services up to amounts reasonably determined by the Audit Committee to be appropriate. The Audit Committee must specifically pre-approve (i) any proposed services that exceed such general pre-approval limits, (ii) tax services, and (iii) any additional services that have not been generally pre-approved by the Audit Committee. The independent auditor is required to periodically report to the Audit Committee the extent of the services that it has provided to the Company and the fees for the services performed to date. The Audit Committee annually reviews the policy to ensure its continued appropriateness and compliance with applicable laws and Nasdaq listing standards.

The policy delegates to the Audit Committee Chair the authority to pre-approve audit, audit-related, or non-audit services between meetings for individual projects up to $250,000 (up to a total annual maximum of $750,000) if management deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit

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Brighthouse Financial, Inc.	Audit Committee Report

Committee. The Audit Committee Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee currently consists of four Independent Directors and operates under a written charter adopted by the Board. The Board has determined that Pat Shouvlin and Chuck Chaplin each have the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable Nasdaq standards.

Management is responsible for the preparation and presentation of the Company’s financial statements, the reporting process, the accounting policies and procedures, and the establishment of effective internal controls and procedures.

The primary duties of the Audit Committee are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s internal controls regarding finance, accounting, legal compliance, and ethics, (iv) the independence and qualifications of the Company’s independent auditor, (v) the Company’s operational risks, including information technology and cybersecurity risks, and (vi) the performance of the Company’s internal audit function and independent auditor. As part of its meetings, the Audit Committee regularly meets in executive session without management present. Prior to the filing of each quarterly report on Form 10-Q, annual report on Form 10-K, and earnings press release, the Audit Committee discusses such documents with management, the Company’s Chief Auditor, and the Company’s independent auditor. The Audit Committee also discusses the Company’s combined statutory financial results and reviews the Company’s internal control over financial reporting.

The Chief Auditor regularly attends meetings of the Audit Committee and reports directly to the Audit Committee Chair, which supports her independence from management and the objectivity of her work. The Audit Committee regularly discusses with the Chief Auditor, both in general session and executive session, the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, as well as the performance of the internal audit function.

The independent auditor is responsible for performing an independent audit of our financial statements and, as required, of our internal control over financial reporting, in each case, in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”), and the independent auditor issues a report with respect to each of the foregoing items. The independent auditor must also express an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles (which includes the critical audit matters required to be reported and communicated to the Audit Committee) and the effectiveness of its internal control over financial reporting. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss the Company’s financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, fraud risks, and any other matters that the Audit Committee or the independent auditor deem appropriate.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter, which is available on our website at investor.brighthousefinancial.com/corporate-governance/governance-overview. In accordance with the requirements set forth in the Audit Committee Charter, the Audit Committee has (i) reviewed the Audit Committee Charter, (ii) approved the charter governing the internal audit function, and (iii) established the procedures for the confidential submission of complaints to the Audit Committee regarding accounting, internal control over financial reporting, or audit matters (the “Audit Committee Complaint Procedures”). A copy of the Audit Committee Complaint Procedures is also available on our website.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2020 with each of management and the independent auditor. The

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Audit Committee Report	Brighthouse Financial, Inc.

Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable PCAOB rules.

The Audit Committee has received from the independent auditor the written disclosures and the letters required by the applicable PCAOB rules, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and has discussed the independent auditor’s independence with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2020 be included in our 2020 Annual Report on Form 10-K, for filing with the SEC.

Audit Committee

Pat Shouvlin (Chair)

Chuck Chaplin

Steve Hooley

Meg McCarthy

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Brighthouse Financial, Inc.	Proposal 3 – Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers

Proposal 3

Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders with an advisory (non-binding) vote (a “Say-on-Pay” vote) on the compensation paid to our named executive officers (the “NEOs”). Our compensation approach is described in the Compensation Discussion and Analysis (“CD&A”), compensation tables and accompanying narrative discussion.

The CD&A summarizes our executive compensation program. Our Board and Compensation and Human Capital Committee have implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. The vast majority of our NEOs’ compensation is in the form of variable, at-risk compensation and utilizes metrics in our short- and long-term incentive programs that are tied to strategic goals that we believe will enhance stockholder value.

We have engaged our stockholders in discussions about our executive compensation program, philosophy, and objectives. In late 2020, we solicited feedback from stockholders on our 2019 executive compensation program and on our 2020 executive compensation program that we previewed in our 2020 proxy statement. The feedback we received was generally positive, and the Board and the Compensation and Human Capital Committee considered that feedback in making certain changes to our 2021 compensation program.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to Brighthouse’s NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.

Although this vote is advisory, the Board and the Compensation and Human Capital Committee intend to consider the results of the vote, as well as other relevant factors, as we continue to develop our executive compensation program. At our 2018 annual meeting of stockholders, a majority of stockholders voted to have an annual advisory Say-on-Pay vote. The Board has considered the stockholder vote on Say-on-Pay frequency and has determined to conduct an advisory Say-on-Pay vote annually at least until the next stockholder advisory vote on Say-on-Pay frequency, which will take place no later than our 2024 annual meeting of stockholders.

The Board of Directors recommends that stockholders vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

2021 Proxy Statement | 41

Compensation Discussion and Analysis Section 1 – Executive Summary	Brighthouse Financial, Inc.

Compensation Discussion and Analysis

This CD&A describes our executive compensation philosophy, policies, practices, and objectives in the context of our compensation decisions for our NEOs for 2020.

Named Executive Officers

For 2020, our NEOs are our CEO, CFO, and next three most highly compensated executive officers as of the end of 2020.

Name	Title

Eric Steigerwalt	President and Chief Executive Officer

Ed Spehar	Executive Vice President and Chief Financial Officer

Christine DeBiase	Executive Vice President, Chief Administrative Officer and General Counsel

Conor Murphy	Executive Vice President and Chief Operating Officer

John Rosenthal	Executive Vice President and Chief Investment Officer

CD&A Contents

The CD&A is organized into four sections:

•	Section 1 – Executive Summary
•	Section 2 – Our 2020 Executive Compensation Program
•	Section 3 – Additional Compensation Practices and Policies
•	Section 4 – 2021 Compensation Program Overview

Section 1 – Executive Summary

The Brighthouse Story

Who We Are. Brighthouse is an established U.S. retail franchise and one of the largest providers of annuities and life insurance in the United States. Brighthouse became an independent, publicly traded company in August 2017, following the Separation and the listing of our common stock on Nasdaq.

Our Purpose. We are on a mission to help people achieve financial security. We specialize in products that are designed to help people protect what they have earned and ensure it lasts. We are built on a foundation of experience and knowledge, which allows us to keep our promises and provide value to our distribution partners and the clients they serve.

Our Strategy. We believe our focused strategy will generate long-term stockholder value. Our strategy consists of the following core elements, which are fully aligned with our risk appetite and our approach to managing our business:

•

Offering a tailored set of annuity and life insurance solutions that are simpler, more transparent, and provide value to our distributors and the clients they serve. We aim to continue to shift our business mix profile over time, with the addition of more cash flow-generating and less capital-intensive new business, along with the runoff of less profitable business.

•

Selling our products through a diverse, well-established network of distribution partners, and continuing to build strategic relationships and entering new channels as we expand our distribution footprint in the United States.

•	Effectively managing our expenses by adopting and maintaining an operating model that reduces our run-rate expenses.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 1 – Executive Summary

2020 Highlights – Executing Our Strategy in a Challenging Year

Brighthouse had a strong 2020, as we continued to execute our strategy and delivered solid results while navigating the challenging environment brought on by the COVID-19 pandemic. We remain confident in our strategy, which we continue to believe will enable us to generate long-term value for our stockholders.

Financial and Capital Strength

•  Prudent Financial Management – we continued to emphasize prudence and flexibility in our financial management strategy. We completed the revision of our VA hedging strategy, significantly reducing Brighthouse’s risk profile. During 2020, we opportunistically extended debt maturities and added permanent equity capital to our balance sheet. We have no outstanding debt maturities until 2027.

•  Normalized Statutory Earnings – generating normalized statutory earnings remains a focus of our financial management strategy. Normalized statutory earnings is used by management to measure our insurance companies’ generation of statutory distributable cash flows (sometimes referred to as distributable earnings) and is reflective of whether our hedging program functions as intended. For the full year, we had a normalized statutory loss(1) of $389 million, largely driven by weak normalized statutory earnings results in the first quarter, which was largely attributable to a tax adjustment associated with our adoption of VA capital reform. Our hedging program now contemplates the tax volatility that accompanies VA capital reform. Normalized statutory earnings for the final three quarters of 2020 were positive in the aggregate.

•  Capital Return – we repurchased approximately $473 million of our common stock in 2020, representing approximately 17% of shares outstanding relative to year-end 2019. Since the announcement of our first stock repurchase authorization in August 2018, we have repurchased $1,048 million of our common stock through February 9, 2021. We hope to achieve our target to return $1.5 billion of capital to stockholders by the end of 2021, but we will continue to emphasize prudence and flexibility regarding future share repurchases.

•  Total Adjusted Capital – we ended 2020 with approximately $8.6 billion of combined statutory total adjusted capital and with a combined RBC ratio of approximately 485% (our target in normal markets is 400-450%). RBC is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, in order to ensure compliance with minimum regulatory capital requirements.

•  Ratings – we maintained our operating companies’ strong financial strength ratings.

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Compensation Discussion and Analysis Section 1 – Executive Summary	Brighthouse Financial, Inc.

Products and Sales

•  Annuity Sales – we achieved annuity sales of approximately $9.1 billion, exceeding our 2020 target, and a 25% increase over 2019.

•  Life Insurance Sales – our life insurance sales were approximately $56 million, below our 2020 target, but a 124% increase over 2019.

•  Expanded Distribution – we expanded our distribution network, including adding new distribution partners to our existing channels and entering into the independent marketing organization channel and new digital channels.

•  New Products – we launched Brighthouse SecureAdvantage® 6-Year Fixed Index Annuity and Brighthouse SimplySelect®, a new term life insurance product.

Expenses

•  Corporate Expenses – our run-rate corporate expenses were $864 million. We achieved run-rate corporate expense reductions of $166 million relative to our first year following the Separation, exceeding our target of $150 million.

Technology

•  Future State Platform – we made significant progress in our multiyear effort to implement our future state operations and technology platform, which is foundational to our ability to grow our sales in the future.

Impact of the COVID-19 Pandemic on our Executive Compensation Program

We are proud of our ability to shift our operations to a remote environment with a high level of continuity and of the strong results we delivered despite the significant challenges presented by the COVID-19 pandemic. As a result, the Compensation and Human Capital Committee did not make any changes to our executive compensation program in direct response to the pandemic. For information about our response to the pandemic, see “Proxy Summary – Our Response to the COVID-19 Pandemic.”

Compensation Philosophy

The Compensation and Human Capital Committee has established a compensation program rooted in a pay-for-performance philosophy. Our program is intended to align the interests and incentives of our NEOs with those of our stockholders by tying a majority of our CEO’s compensation and a substantial portion of our other NEOs’ compensation to the achievement of performance metrics that are linked to our strategy and financial plan. Our executive compensation program is guided by the following general principles and objectives:

•	paying for performance: a majority of executive compensation is in the form of variable elements that are based on individual and Company performance results that drive increases in stockholder value;
•

providing competitive Target Total Direct Compensation (“TDC”) opportunities (defined as base salary plus STI and LTI compensation opportunities): we aim to offer compensation that enables Brighthouse to attract, motivate, and retain high-performing employees;

•	aligning executives’ interests with stockholders’ interests: a majority of our CEO’s Target TDC and a significant portion of our NEOs’ Target TDC is delivered in the form of stock-based incentives;
•	encouraging long-term decision-making: our long-term incentive compensation program includes awards with multi-year, overlapping performance or restriction periods;
•

avoiding problematic pay practices: we do not provide excessive perquisites, excessive change-of-control severance pay, or excise tax gross-ups, and we will not reprice stock options without stockholder approval; and

•	reinforcing strong risk management: our compensation program is designed to avoid providing our employees with incentives to take excessive risks.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 1 – Executive Summary

What’s New With Our 2020 Compensation Program

We regularly review our compensation program to help ensure that it motivates and rewards our employees for performance that supports our strategic goals. The following table describes the changes we made to our compensation program for our 2020 fiscal year.

STI Metric	Weighting	Performance Link	Key Changes from 2019
Expense Target	40%	Effectively managing our expenses by adopting and maintaining an operating model that reduces our run-rate expenses is a core element of our strategy. This metric aligns with our publicly disclosed target of reducing run-rate expenses by $150 million by the end of 2020 and an additional $25 million in 2021.

•  The weighting of this metric was increased to 40% (from 33 1⁄3%) to reflect its strategic importance and management’s line of sight over performance.

•  The Compensation and Human Capital Committee determined to include “establishment costs” in this metric to holistically measure our total expenses and address stockholder feedback.

Sales	40%	Key driver of revenues and an important indicator of our growth prospects and franchise stability.

•  The weighting of this metric was increased to 40% (from 33 1⁄3%) to reflect its strategic importance and management’s line of sight over performance.

•  The relative weighting of annuity sales and life insurance sales changed (in 2019, life insurance sales was a payout modifier).

•  Annuity sales is weighted at 75% of the metric to reflect that annuities represent the greatest portion of our business.

•  Life insurance sales is weighted at 25% of the metric to reflect the strategic importance to the Brighthouse franchise of growing life insurance sales.

Normalized Statutory Earnings	20%	Key metric used by management to measure our insurance companies’ generation of statutory distributable cash flows (sometimes referred to as distributable earnings) and which is reflective of whether our hedging program functions as intended.

•  The weighting of this metric was reduced to 20% (from 33 1⁄3%) because of the metric’s sensitivity to market performance and interest rates.

•  There was no change to the definition of the metric. Normalized statutory earnings continues to be a key strategic metric.

LTI Metric	Weighting	Performance Link	Key Changes from 2019
Statutory Expense Ratio	60%	Reflects the ratio of statutory earnings expenses to statutory premiums and fee income, and measures our performance in key strategic areas of expense management and top-line growth.	• This metric is unchanged from the 2019 LTI Program.
Net Cash Flow to the Holding Company	40%	Measures net capital distributions from Brighthouse’s operating companies, which strengthens our holding company and provides management with flexibility to deploy our capital for various purposes, including return of capital to stockholders.	• This is a new metric in our 2019 LTI Program, replacing capital return.

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Compensation Discussion and Analysis Section 1 – Executive Summary	Brighthouse Financial, Inc.

STI Awards and LTI Awards were issued under the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan, as amended (the “Employee Plan”), and its subplans. For more information about our 2019 Compensation Program, see “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program.”

2020 Say-on-Pay Vote and Stockholder Engagement

Our stockholders have expressed strong support for our compensation program during our engagement meetings and through their overwhelming approval of our 2020 Say-on-Pay proposal (more than 97% of votes in favor). The Compensation and Human Capital Committee considered stockholder feedback and the Say-on-Pay vote results in reviewing our 2020 executive compensation program and making compensation decisions for our NEOs. In particular, the Compensation and Human Capital Committee modified the definition of the STI program’s expense target, changed the weighting of the three STI metrics, and replaced the capital return metric with a new metric that provides management with more flexibility to prudently deploy the Company’s capital.

Compensation Highlights

2020 STI Awards. The table below presents our 2020 metrics for STI Awards (“STI Metrics”), which measure our performance in the areas that are critical to meeting our strategic goals for the year. Brighthouse performance in 2020 resulted in an aggregate Company Performance Factor of 110%. For additional information about our STI Awards, see “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program – Elements of 2020 Compensation” and “– 2020 STI Awards for Our NEOs.” STI Awards are made under the Amended and Restated Brighthouse Services, LLC Short-Term Incentive Plan (the “STI Plan”).

STI Metric (weighting)	Performance Link	Performance	Payout Percentage (1)
Expense Target (40%)	Effectively managing our expenses is a core element of our strategy.	Exceeded Target	130%
Sales (40%)	Key driver of growth and franchise stability.	Exceeded Target	113%
Normalized Statutory Earnings (20%)	Important driver of financial strength that measures our insurance companies’ ability to pay future distributions and the effectiveness of our hedging program.	Between Threshold and Target	83%
2020 Company Performance Factor			110%

(1)	Rounded to the nearest whole number.

2020 LTI Awards. In February 2020, the Independent Directors (with respect to the CEO) and the Compensation and Human Capital Committee (with respect to the other NEOs) awarded LTI awards to each of the NEOs at their respective Target LTI levels.

2018 PSU Payouts. In February 2021, the NEOs received payouts with respect to PSUs granted in 2019 as part of the 2018 LTI program. The value of these PSUs was based on the Company’s performance for the 2018-2020 performance period against PSU metrics approved by the Compensation and Human Capital Committee and described below. For information about our performance against these metrics and payout percentages, see “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program – Elements of 2020 Compensation – 2018 PSU Payouts.”

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 1 – Executive Summary

2018 PSU Metrics	Weighting	Definition	Performance Link
Corporate Expense Reduction	60%	Reduction in run-rate expenses.	Expense reduction has been a core element of our strategy since Brighthouse’s establishment. The target aligns with Brighthouse’s publicly disclosed target of reducing run-rate expenses by $150 million by the end of 2020.
Capital Return	40%	Return of capital to stockholders, including through stock repurchases or dividends.	The metric measures alignment of our financial and operational goals with long-term stockholder interests.

CEO Compensation

2020 Target TDC. In January 2020, as part of the annual compensation planning process, the Independent Directors, on the recommendation of the Compensation and Human Capital Committee, approved an increase to Mr. Steigerwalt’s 2020 Target TDC to align it more closely with market median in accordance with our pay positioning strategy. This was the first change to Mr. Steigerwalt’s Target TDC since we became an independent, public company. Mr. Steigerwalt’s 2020 Target TDC is described in the following table (changes from his 2019 Target TDC are indicated, where applicable).

Name	Base Salary	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC
Eric Steigerwalt	$925,000 (+$25,000)	200%	530% (+30% of base salary)	$7,677,500 (+$477,500)

2020 STI Award. Mr. Steigerwalt’s individual goals for 2020 were a mix of strategic and operational objectives that measured his performance in leading Brighthouse, developing and executing Brighthouse’s strategy, and delivering positive financial results. In setting the STI payout percentage at the Company Performance Factor of 110%, the Independent Directors considered Brighthouse’s performance against the 2020 STI Metrics and Mr. Steigerwalt’s achievements against his 2020 goals. The following table highlights Mr. Steigerwalt’s 2020 STI Award for performance in 2020, as approved by the Independent Directors in January 2021.

Name	2020 STI Target	2020 STI Payout Percentage	2020 STI Award
Eric Steigerwalt	$1,850,000	110%	$2,035,000

2020 LTI Award. In January 2020, the Independent Directors approved a 2020 LTI Award for Mr. Steigerwalt at his LTI target of $4,902,500, consisting of 70% PSUs and 30% RSUs. The actual number of PSUs issued will depend on Brighthouse’s actual performance at the end of the 2020-2022 performance period. Additional information about Mr. Steigerwalt’s STI and LTI Awards is presented in “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program” and “ 2020 Compensation Tables.”

Planned Changes for 2021

We have committed to a regular review of our compensation program to help ensure that it evolves with our maturing organization and continues to motivate and reward our employees for performance that supports our strategic goals. To this end, and in consideration of stockholder feedback, the Compensation and Human Capital Committee has approved several changes to our compensation program, which are described in “Section 4 – 2021 Compensation Program Overview.”

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Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program	Brighthouse Financial, Inc.

Section 2 – Our 2020 Executive Compensation Program

2020 Compensation Planning Process

Our Human Resources organization (“HR”) led our 2020 market benchmarking process. We use benchmarking to provide context for the 2020 compensation recommendations for our Senior Leadership Management Group (the “SLMG”), which includes our NEOs and other members of our senior management team. In developing its recommendations, HR consulted with Willis Towers Watson (“WTW”), which serves as management’s compensation consultant.

In setting Target TDC for the members of the SLMG, we have adopted a pay positioning strategy that generally seeks to align Target TDC with market median, and that modifies the positioning of individual employees due to a variety of factors, including criticality of role, performance, experience, and retention. We also review the positioning of discrete elements of SLMG members’ compensation, including base salary, target STI (both in terms of value and as a percentage of base salary), total cash compensation (base salary plus target STI), and LTI (both in terms of value and as a percentage of base salary). To determine pay positioning, we primarily use WTW’s proprietary database of executive compensation at large diversified insurers (“DIS”), supplemented by a select compensation comparator group, as described below.

Establishing a Compensation Comparator Group. For compensation benchmarking purposes, we also used a group of peer companies within our industry that are similar to us in terms of assets and revenues and with which we compete for executive talent (the “Comparator Group”). HR, with input from WTW, constructed the Comparator Group and used the companies in the Comparator Group as a market reference for benchmarking and setting context for pay recommendations for our NEOs and other members of the SLMG. In constructing the Comparator Group, we aimed to select the most appropriate companies against which Brighthouse’s compensation-related performance should be measured. The Comparator Group consists of thirteen publicly traded companies in the insurance industry with assets and/or revenues between approximately 0.5 to 2.0 times those of Brighthouse. As Brighthouse exclusively sells individual life and annuities products in the U.S., comparably sized insurers with a meaningfully different business mix or with significant global operations were excluded from the Comparator Group.

Applying these criteria, in August 2020, the Compensation and Human Capital Committee, in consultation with Semler Brossy Consulting Group (“SBCG”), determined not to make changes to the composition of our Comparator Group, which consists of the following companies:

•	American Equity Investment Life Holding Company
•	Ameriprise Financial, Inc.
•	Assurant, Inc.
•	Athene Holding Ltd.
•	CNO Financial Group, Inc.
•	Equitable Holdings, Inc.
•	Globe Life Inc.
•	Lincoln National Corporation
•	Principal Financial Group, Inc.
•	Reinsurance Group of America, Incorporated
•	Sun Life Financial Inc.
•	Unum Group
•	Voya Financial, Inc.

The Compensation and Human Capital Committee will continue to annually review the Comparator Group to include companies of a similar size and business mix and with which Brighthouse competes in the talent market.

Benchmarking Process. We generally aim to benchmark SLMG members’ Target TDC against the compensation of individuals holding similar positions at companies represented in the DIS or Comparator Group. Where our SLMG members’ roles align with roles represented in the DIS or our Comparator Group, we are able to better position their Target TDC within a range of the market median. However, certain SLMG members’ unique roles and responsibilities do not align well with the roles represented in the DIS or Comparator Group. In such cases, management uses analogous roles as reference points, and adjusts its Target TDC recommendations in accordance with the SLMG member’s distinctive roles and responsibilities. In all cases, pay positioning may be modified due to a variety of factors, including criticality of role, performance, experience, and retention.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program

Role of the Compensation and Human Capital Committee and Others in Determining Compensation

Management’s Role. As discussed above, HR, in consultation with WTW, is primarily responsible for preparing Target TDC recommendations for our SLMG. HR consulted with WTW to gather compensation data that was used to prepare Target TDC recommendations. As part of our year-end compensation planning process, our CEO oversaw the review of each SLMG member’s performance during 2020. The CEO participated in developing recommendations for all elements of pay for the members of the SLMG, other than himself, and discussed these recommendations with the Compensation and Human Capital Committee. Based on the CEO’s assessment of each SLMG member’s performance, HR prepared compensation recommendations for each SLMG member (other than the CEO) and presented them for Compensation and Human Capital Committee approval. With respect to CEO compensation, the Compensation and Human Capital Committee and the Independent Directors reviewed the Company’s and Mr. Steigerwalt’s performance, as well as Mr. Steigerwalt’s self-assessment of his performance. The Compensation and Human Capital Committee recommended the CEO’s compensation, including Target TDC and STI and LTI awards, for approval by the Independent Directors.

Compensation and Human Capital Committee’s Role. The Compensation and Human Capital Committee is responsible for establishing and implementing our executive compensation philosophy and structure. Pursuant to its written charter, the Compensation and Human Capital Committee:

•	assisted the Board in fulfilling its responsibility to oversee the development and administration of compensation programs for our executives and other employees;
•

approved the goals and objectives relevant to our CEO’s compensation, evaluated our CEO’s performance in light of such goals and objectives, and recommended, for approval by the Independent Directors, the CEO’s annual compensation based on such evaluation;

•	reviewed the compensation of Brighthouse’s other executive officers (as determined by the Compensation and Human Capital Committee);
•

reviewed and approved our equity and non-equity incentive compensation plans and arrangements, and where appropriate or required, recommended such plans and arrangements for approval by the Board and/or our stockholders; and

•

reviewed our incentive compensation arrangements to confirm that incentive pay does not encourage our executive officers to take unnecessary risks, and reviewed and discussed the relationship between our risk management policies and practices, corporate strategy, and senior executive compensation.

Compensation Consultants’ Role. Under its written charter, the Compensation and Human Capital Committee has the authority to retain advisers to assist in the discharge of its duties. The Compensation and Human Capital Committee has retained SBCG as its independent compensation consultant since November 2017. The Compensation and Human Capital Committee annually assesses SBCG’s independence in light of SEC standards and has determined that no conflicts of interest or independence concerns exist. SBCG reports directly to the Compensation and Human Capital Committee, and the Compensation and Human Capital Committee has the sole authority to approve the fees and other terms of the retention of SBCG as its independent compensation consultant. SBCG is expected to attend all Compensation and Human Capital Committee meetings and to provide advice to the Compensation and Human Capital Committee on all aspects of the Company’s executive compensation program, including the form, mix, and amount of Target TDC. SBCG has assisted the Compensation and Human Capital Committee in its implementation of our compensation principles and practices. SBCG has advised the Compensation and Human Capital Committee on the development of the Company’s 2020 STI and LTI compensation arrangements, including the STI and LTI metrics for 2020 and the forms of equity-based incentives awarded to members of the SLMG in 2020.

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Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program	Brighthouse Financial, Inc.

Elements of 2020 Compensation

Component	Form	Purpose

Base Salary	Cash (Fixed)	Base salary provides a fixed amount of compensation for services during the year. Base salary is determined based upon a variety of factors, including scope of responsibilities, individual performance, and market data. In line with our pay-for-performance philosophy, Target TDC has been structured so that base salary is the smallest component of pay for our NEOs.

Short-Term Incentive (STI) Awards	Cash (Variable)	STI awards are our annual cash incentive awards that reward our NEOs for their performance in 2020. Payout amounts were based both upon the Company’s performance against the 2020 STI Metrics approved by the Compensation and Human Capital Committee and upon the NEO’s individual performance.

Long-Term Incentive (LTI) Awards	Equity (Variable)	LTI awards are our stock-based awards that reward our NEOs for their contributions to Brighthouse’s long-term success. 2020 LTI awards consisted of PSUs, which will be paid out at the end of a three-year performance period based on Brighthouse’s performance against quantitative goals, and RSUs, which vest annually in thirds. For the CEO, the LTI Award mix is 70% PSUs and 30% RSUs. For all other NEOs, the LTI Award mix is 60% PSUs and 40% RSUs.

2020 Target Total Direct Compensation

In January 2020, as part of the annual compensation planning process, the Independent Directors (in the case of the CEO) and the Compensation and Human Capital Committee (in the case of the other NEOs) approved the Target TDC for all NEOs, effective March 9, 2020. The Target TDC of three of our NEOs were increased to align them more closely with the market median in accordance with our pay positioning strategy. 2020 Target TDC for our NEOs is described in the following table (changes from 2019 Target TDC are indicated, where applicable).

Name	Base Salary	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC

Eric Steigerwalt (1)	$925,000 (+$25,000)	200%	530% (+30% of base salary)	$7,677,500 (+$477,500)

Ed Spehar	$600,000	140%	175%	$2,490,000

Conor Murphy	$600,000	145%	190%	$2,610,000

John Rosenthal	$550,000	195%	250% (+50% of base salary)	$2,997,500 (+$275,000)

Christine DeBiase	$600,000	140% (+20% of base salary)	175%	$2,490,000 (+$120,000)

(1)	This was the first increase to Mr. Steigerwalt’s Target TDC since Brighthouse became an independent company in 2017.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program

As shown in the following graphs, our CEO’s and other NEOs’ Target TDC, on average, is heavily weighted toward variable, at-risk elements.

2020 STI Metrics. The Compensation and Human Capital Committee established metrics for the 2020 STI Awards that are linked to Brighthouse’s strategic goals. This is consistent with our pay-for-performance philosophy and helps ensure that the NEOs are compensated for their contributions to the Company’s achievement of the business goals set forth in the strategic plan. In establishing the STI metrics, the Compensation and Human Capital Committee was guided by the following principles:

•	metrics should consist of operational or financial drivers of financial performance that are aligned with Brighthouse’s long-term strategy;
•	metrics should be objective and measurable;
•	executive officers should have the ability to directly impact Brighthouse’s performance; and
•	metrics should not incent management to engage in inappropriately risky behavior.

For each STI Metric, the Compensation and Human Capital Committee approved a threshold (payout of 50% of target value), target (100% of target value), and maximum (150% of target value) level of performance based on its evaluation of the likelihood of management achieving those performance levels. STI Awards were based upon the Company’s achievement of these metrics, as well as qualitative factors the Compensation and Human Capital Committee deemed appropriate, including each NEO’s performance and accomplishments during 2020. The Compensation and Human Capital Committee believes the underlying goals for each STI metric were appropriately rigorous and represented a significant challenge for management to achieve. A summary of our 2020 STI Metrics and the rationale for their selection follows.

STI Metric	Weighting	Definition	Performance Link

Expense Target (new definition for 2020)	40%	Includes both (1) annual, run-rate expenses for managing the Company, including, but not limited to, employee-related costs, advertising and marketing, market and industry research, consultants and other contractual labor, other contracted services, and printing and postage; and (2) “establishment costs,” which are non-recurring expenses to establish the Company and separate itself from transitions services performed by MetLife, the Company’s former parent.	Effectively managing our expenses is a core element of our strategy. In prior years, the expense metric excluded establishment costs as management’s focus was primarily on run-rate expenses. In 2020, the Compensation and Human Capital Committee determined to include “establishment costs” in this metric to holistically measure our total expenses and to address stockholder feedback. The targets established by the Compensation and Human Capital Committee for this metric

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Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program	Brighthouse Financial, Inc.

STI Metric	Weighting	Definition	Performance Link
			align with the Company’s long-term goal of reducing the Company’s annualized run-rate corporate expenses by $150 million by 2020 and an additional $25 million in 2021, with $160 million of establishment costs in 2020. Key challenges to meeting our expense target included prudently exiting a number of our transition services agreements with MetLife and transitioning to new service providers.

Sales	40%	Annuity sales (75%) – measured as total deposits for annuity products.	Annuities represent the greatest portion of our business. Since our establishment, annuity sales have been a key driver of our revenues and value. We view growth of life insurance sales as important to Brighthouse’s growth prospects and franchise stability. Meeting our sales goals involved achievement by organizations across the Company. Key challenges to achieving our sales goals included the impact of the COVID-19 pandemic on our wholesalers’ ability to expand our distribution relationships.
		Life sales (25%) – measured according to the applicable Life Insurance Marketing and Research Association (“LIMRA”).

Normalized Statutory Earnings	20%	As described in our quarterly financial supplement, this metric is calculated as follows: statutory pre-tax net gain from operations adjusted for the favorable or unfavorable impacts of (i) net realized capital gains (losses), (ii) the change in total asset requirement at CTE95, net of the change in our variable annuity reserves, and (iii) unrealized gains (losses) associated with our variable annuities risk management strategy. Normalized statutory earnings (loss) may be further adjusted for certain unanticipated items that impacted our results in order to help management and investors better understand, evaluate, and forecast those results.	Normalized Statutory Earnings is a key metric used by management to measure our insurance companies’ generation of statutory distributable cash flows (sometimes referred to as distributable earnings) and which is reflective of whether our hedging program functions as intended. It also reflects factors that a broad population of STI participants are able to directly impact and influence. This metric is the product of performance across key aspects of management’s strategy: sales; capital; and expenses. In the long term, normalized statutory earnings contribute to our capacity to generate free cash flow from our operating companies to the parent holding company. Key challenges to achieving our normalized statutory earnings goals included managing the volatility of market performance and interest rates, prudently managing our hedging strategy, and corporate expenses.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program

The Compensation and Human Capital Committee reviewed Brighthouse’s actual performance to confirm that Brighthouse’s actions to achieve these results were carried out safely and prudently and did not create unwarranted risk for the Company. In addition, our Internal Audit department reviewed and certified the Company’s actual performance results for each metric and the 2020 Company Performance Factor. The following table reflects the Company’s performance against each STI metric (payout percentages were rounded to the nearest whole number) and the 2020 Company Performance Factor approved by the Compensation and Human Capital Committee.

STI Metrics	Target Payout Level	Actual Results		Payout Percentage (2)
Expense Target (40%) (1)	$1,065M	$1,024M		130%
Sales (40%)				102%
Annuity (75%)	$8.15B	$9.1B		113%
Life (25%)	$90M	$56M		69%
Normalized Statutory Earnings (20%)	$400M	($389M	)	83%
2020 Company Performance Factor				110%

(1)

Downward Adjustment to Expense Target Payout Percentage. The Compensation and Human Capital Committee exercised its discretion to reduce 2020 STI payouts, based on business events impacting the 2020 Expense Target metric. In 2020, management determined it was appropriate to delay the outlay of certain planned establishment costs, including those related to planned exits from transition services agreements with our former parent company, MetLife. This contributed to our having establishment costs of $112 million for 2020, compared to our plan of $160 million, which had been factored into our Expense Target metric. Management recommended to the Compensation and Human Capital Committee that adjustment of the Expense Target was appropriate to reflect that these establishment costs were not actually incurred in 2020 as previously planned. The Compensation and Human Capital Committee agreed with management’s recommendation and used its authority to exercise downward discretion and adjust performance with respect to the establishment costs component of the Expense Target metric to plan level, which resulted in an overall Expense Target metric payout percentage of 130% (instead of the maximum of 150%), as well as a lower Company Performance Factor. The Compensation and Human Capital Committee did not use its discretionary authority to adjust either of the other STI Metrics.

(2)	Rounded to the nearest whole number.

2020 Short-Term Incentive Awards

CEO Compensation. In early 2020, Mr. Steigerwalt, with input from our HR and Finance organizations, developed corporate performance goals (“CEO Goals”) that would be used to assess Mr. Steigerwalt’s performance during 2020. In February 2020, the Compensation and Human Capital Committee reviewed the quantitative and qualitative metrics to measure the CEO’s performance and approved the CEO Goals. The CEO Goals, described in the table below, were a mix of strategic and operational objectives, and were intended to provide a framework for assessing Mr. Steigerwalt’s performance in 2020.

In January 2021, the Compensation and Human Capital Committee and the Independent Directors considered the Company’s performance overall, Mr. Steigerwalt’s performance against the CEO Goals, his other accomplishments in 2020, and Mr. Steigerwalt’s self-assessment of his performance. The following table describes the 2020 CEO Goals and Mr. Steigerwalt’s key accomplishments.

CEO Goal	2020 Accomplishments
Reduce corporate expenses

•  Successfully reduced run-rate corporate expenses to $864 million in 2020, which was below our target.

•  While establishment costs were also below plan, this was primarily due to our decision to delay the outlay of certain planned establishment costs, including those related to planned exits from transition services agreements with our former parent company, MetLife.

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Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program	Brighthouse Financial, Inc.

CEO Goal	2020 Accomplishments
Increase annuity and life insurance sales

•  Generated approximately $9.1 billion in annuity sales, exceeding our target, despite the challenges of operating through the COVID-19 pandemic.

•  Generated approximately $56 million in life insurance sales, which fell short of plan. As we had only recently launched our new life insurance product, the COVID-19 pandemic challenged our ability to prospect for and onboard distributors.

Deliver normalized statutory earnings and EPS growth

•  Normalized statutory loss of $389 million, which was below target, primarily driven by the impact of changes to VA statutory capital requirements and low interest rates.

•  Our VA hedging program performed as intended during the pandemic and related market dislocation.

•  $10.19 adjusted earnings, less notable items per common share, representing 6% growth from 2019 (for information regarding this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure, see “Non-GAAP and Other Financial Disclosures”).

Achieve significant progress toward future state platform	• Oversaw multiple critical projects to move Brighthouse toward its future state platform, including multiple outsourcing projects and technological transitions, while maintaining business continuity.
Maintain strong culture and talent management

•  Completed succession plans for all SLMG members and critical employees.

•  Conducted executive coaching and leadership training for senior leaders and foundational manager training for all new managers.

•  Drove DE&I initiatives, including companywide listening and discussion groups on inclusivity and racial justice.

•  Drove positive employee engagement as demonstrated in results of annual employee engagement survey.

•  Supported employees during the COVID-19 pandemic through increased communications and employee engagement activities, access to wellness resources and support services and enhanced training for managing employees remotely.

Continue to shift the business portfolio

•  Continually assessed potential strategic transactions to drive value creation.

•  Launched new Brighthouse SecureAdvantage® 6-Year Fixed Index Annuity distributed through independent marketing organization (IMO) channel and Brighthouse SimplySelect®, our new term life insurance distributed through Policygenius.

Other accomplishments

•  Successfully managed the Company through the COVID-19 pandemic, including seamless transition of all employees to a remote-work environment and enhanced use of virtual business tools.

•  Implemented robust new processes for new product launches and other business initiatives to enhance efficiency and communication.

Mr. Steigerwalt delivered meaningful achievements against all 2020 CEO Goals despite significant, unforeseen challenges. Based on the Company’s performance and Mr. Steigerwalt’s accomplishments, the Compensation and Human Capital Committee recommended, and the Independent Directors approved, the following STI Award to Mr. Steigerwalt.

Name	2020 STI Target	2020 STI Payout Percentage	2020 STI Award
Eric Steigerwalt	$1,850,000	110%	$2,035,000

Compensation of the Other NEOs. In February 2021, the Compensation and Human Capital Committee considered each NEO’s overall performance and achievements in 2020 in relation to Brighthouse’s goals. Mr. Steigerwalt also provided the Compensation and Human Capital Committee with his assessment of the NEOs’ 2020 performance.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program

While each NEO’s performance was assessed on an individual basis against goals established early in 2020, the Compensation and Human Capital Committee generally aims to recognize that Brighthouse’s performance is the result of the SLMG’s collective efforts to drive performance. Our NEOs’ 2020 performance highlights are summarized below.

Ed Spehar, Executive Vice President and Chief Financial Officer

•

Drove financial strategy of prudence and flexibility, focusing on maintaining strong holding company cash and operating company capital positions, which supported stock repurchases of $473 million in 2020.

•	Achieved targeted dividends to the holding company of $1.3 billion, including the first dividend from Brighthouse Life Insurance Company since the Separation.
•	Led issuances of senior debt and preferred stock to prepay an outstanding $1 billion term loan, resulting in a strong capital position with no debt maturities until 2027.
•	Led issuance of $575 million of preferred stock in November, with proceeds used to reduce debt by tendering for a portion of outstanding senior notes.
•	Optimized the CFO organization’s structure, including investment in and enhancement of strategically important functions, while reducing costs.

Christine DeBiase, Executive Vice President, Chief Administrative Officer and General Counsel

•	Implemented CAO target operating model to enhance efficiencies, improve risk governance, and allow the Company to realize significant cost savings.
•	Delivered high-quality counsel and advocacy to advance the Company’s product and distribution strategy and key initiatives.
•	Supported the execution of critical transactions to protect and strengthen our balance sheet, return capital to our stockholders, and deliver normalized statutory earnings.
•	Supported delivery of future state platform, including critical regulatory compliance and legal advice.
•	Drove sustainability, DE&I, and culture initiatives, including the establishment of our Office of Sustainability to coordinate strategy and disclosure.

Conor Murphy, Executive Vice President and Chief Operating Officer

•	Oversaw the operations of the Company, including responsibility for product development, pricing, underwriting, insurance operations, and the Company’s COVID-19 pandemic policyholder relief program.
•	Oversaw the launch of Brighthouse SecureAdvantage® 6-Year Fixed Index Annuity, our new fixed index annuity for the independent marketing organization (IMO) distribution channel.
•	Oversaw the launch of Brighthouse SimplySelect®, our new term life insurance product.
•	Led engagement with BlackRock on its development of LifePath PaycheckTM, an investment solution that will provide simplified access to lifetime income throughout retirement.
•	Developed and led the Company’s strategic growth sessions with the Board.

John Rosenthal, Executive Vice President and Chief Investment Officer

•	Led investment and portfolio positioning strategy, including navigating challenging markets in the first quarter.
•	Delivered net investment income of $3.6 billion, in line with the financial plan.
•	Refined the outside manager oversight process to help ensure that the investment portfolio is managed to our risk/return expectations.
•	Supported the development and launch of BlackRock’s LifePath PaycheckTM and Brighthouse SecureAdvantage®.
•	Enhanced oversight of the business continuity plans of key service providers and the assessment of other pandemic related impacts on the Brighthouse Funds.

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Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program	Brighthouse Financial, Inc.

The Compensation and Human Capital Committee considered the foregoing accomplishments and, based on Mr. Steigerwalt’s recommendations, approved the following STI Awards to our other NEOs (STI Payout Percentage may be rounded to the nearest whole number).

Name	STI Payout Percentage	2020 STI Award

Ed Spehar	110%	$924,000

Christine DeBiase	110%	$924,000

Conor Murphy	104%	$907,000

John Rosenthal	110%	$1,179,750

The 2020 STI amounts paid to all of our NEOs are reported in the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table.”

2020 Long-Term Incentive Awards

In January 2020, the Independent Directors, on the recommendation of the Compensation and Human Capital Committee, approved an LTI Award for Mr. Steigerwalt, and in February 2020, the Compensation and Human Capital Committee approved LTI awards for our other NEOs. The following table shows the breakdown of award vehicles chosen for the 2020 LTI Awards.

Type of Award	Percentage of LTI Award	Vesting Schedule

Performance Share Units (PSUs)	CEO: 70% Other NEOs: 60%	Cliff vest after year 3; the actual number of Shares issued, if any, is subject to achievement of pre-established performance goals over the 2020-2022 performance period

Restricted Stock Units (RSUs)	CEO: 30% Other NEOs: 40%	Ratable vesting over 3 years (1/3rd vests at each anniversary)

Our 2020 LTI Awards were issued on March 1, 2020 (the “Grant Date”). The number of RSUs and PSUs awarded were determined by multiplying the dollar amount of the 2020 LTI Award by (1) 70% in the case of PSUs for the CEO or 60% for other NEOs or (2) 30% in the case of RSUs for the CEO or 40% for other NEOs, and then dividing each product by the closing price of Brighthouse’s common stock on the Grant Date (rounded down to the nearest whole share). The following table shows each NEO’s target 2020 LTI Award based on the value (rounded) of the LTI Award on the Grant Date.

Name	LTI Award Value	Number of PSUs	Number of RSUs

Eric Steigerwalt	$4,902,500	95,751	41,036

Ed Spehar	$1,050,000	17,578	11,718

Christine DeBiase	$1,050,000	17,578	11,718

Conor Murphy	$1,140,000	19,084	12,723

John Rosenthal	$1,375,000	23,018	15,345

Detailed information on the 2020 LTI Awards for each NEO is reported in the “Grants of Plan-Based Awards” table.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2020 Executive Compensation Program

The 2020 PSUs will reward our NEOs for Brighthouse’s performance over the 2020-2022 performance period. The actual number of Shares issued, if any, at the end of the performance period will depend on the Company’s actual performance. This is consistent with our pay-for-performance philosophy and helps ensure that the NEOs are compensated for their contributions to the Company’s achievement of the business goals set forth in the strategic plan. In establishing the PSU compensation metrics (“PSU Metrics”), the Compensation and Human Capital Committee was guided by the following principles:

•	metrics should consist of key results-oriented financial measures that reflect the success of Brighthouse’s long-term strategy;
•	metrics should be objective and measurable;
•	executive officers should have the ability to directly impact Brighthouse’s performance; and
•	metrics should not incent management to engage in inappropriately risky behavior.

Each PSU Metric has a threshold (payout of 50% of target value), target (100% of target value), and maximum (150% of target value) level of performance. The Compensation and Human Capital Committee believes the underlying goals for each PSU Metric are appropriately rigorous and represent a significant challenge for management to achieve. The following table presents a summary of our PSU Metrics.

2020 PSU Metrics	Weighting	Definition	Performance Link

Statutory Expense Ratio	60%	Statutory expense ratio is calculated by dividing expenses by direct premiums, assumed premiums (from sales of our fixed indexed annuities sold by MassMutual) and fee income.	Measures both expense management and sales growth, two of our key strategic drivers, as presented in our statutory financial statements.

Net Cash Flow to the Holding Company (new for 2020)	40%	Net cash flow to the holding company measures capital distributions from Brighthouse’s operating companies.	Key metric that measures our cash flow, which strengthens our balance sheet and provides management with flexibility to deploy our capital for various purposes, including return of capital to stockholders.

The treatment of outstanding equity awards upon a termination of employment or a change of control is described below under the heading “Potential Payments Upon Termination or Change in Control.”

2018 PSU Payouts

In February 2021, the NEOs received payouts with respect to PSUs granted in 2018 as part of the 2018 LTI program. The value of these PSUs was based on the Company’s performance for the 2018-2020 performance period against PSU metrics approved by the Compensation and Human Capital Committee, as described below.

2018 PSU Metric (weighting)	Payout Level			Actual Results	Performance	Payout Percentage (1)
	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)

Corporate Expense Reduction (60%)	$125M	$150M	$200M	$166M	Exceeded Target	116%

Capital Return (40%)	$250M	$500M	$1,000M	$1,020M	Maximum Achieved	150%

2018 PSU Payout						130%

(1)	Rounded to the nearest whole number.

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Compensation Discussion and Analysis Section 3 – Additional Compensation Practices and Policies	Brighthouse Financial, Inc.

Section 3 – Additional Compensation Practices and Policies

Stock Ownership and Retention Guidelines

We have established stock ownership and retention guidelines for all members of the SLMG, which includes our NEOs, effective January 1, 2018. The guidelines are intended to align the interests of SLMG members with those of our stockholders and call for the officers subject to the guidelines to obtain and maintain significant ownership in our stock. The ownership guidelines were set as a multiple of the officer’s base salary in effect on January 1, 2018 (for all NEOs other than Mr. Spehar), converted into a number of Shares based upon the closing price of our common stock on January 2, 2018, which was $57.67, and then rounded up to the nearest hundred. With respect to Mr. Spehar, the number of Shares he is expected to own was set on September 3, 2019, the grant date of his sign-on RSUs, based on the closing price of a Share on that date of $34.57. Officers are expected to meet the applicable stock ownership guideline within five years of becoming subject to the guidelines. All of our NEOs are in compliance with the Company’s stock ownership and retention guidelines, and no currently serving NEO has sold any vested Shares.

The ownership guidelines applicable to our current NEOs are described in the following table.

Name	Ownership Guideline		Shares Owned (1)
	Multiple of Base Salary	Number of Shares

Eric Steigerwalt	6x	93,700	178,743

Ed Spehar	3x	53,400	11,699

Christine DeBiase	3x	30,000	43,489

Conor Murphy	3x	26,800	35,914

John Rosenthal	3x	28,700	65,642

(1)	Ownership is as of April 13, 2021.

Officers subject to the guidelines must retain at least 50% of the net after-tax Shares acquired from settlement or exercise of stock-based awards until the applicable ownership level is achieved. Shares that are included in determining an officer’s stock ownership level include Shares owned outright (or jointly with a spouse or in a trust over which an executive has investment control) and net Shares received from exercise and/or settlement of stock-based awards under the Employee Plan. Shares underlying unvested equity awards are not included in determining an officer’s ownership level.

Benefit Plans

Brighthouse Savings Plan and Auxiliary Savings Plan. Our employees, including our NEOs, are eligible to participate in the Brighthouse Services, LLC Savings Plan and Trust (the “Brighthouse Savings Plan”), which is a tax-qualified 401(k) plan. In addition, certain employees, including our NEOs, are eligible to participate in the Brighthouse Services, LLC Auxiliary Savings Plan (the “Auxiliary Plan”). Participants in the Auxiliary Plan receive Company matching and Company non-discretionary contributions that cannot be made to the Brighthouse Savings Plan because a participant’s compensation exceeds certain tax qualified plan contribution limits imposed under the Code. For the Company matching and Company non-discretionary contributions under the Brighthouse Savings Plan and Auxiliary Plan earned in 2020, see the “All Other Compensation” column in the Summary Compensation Table. Company matching and Company non-discretionary contributions in the Brighthouse Savings Plan and the Auxiliary Plan become 100% vested after the participant completes two years of service. Under the Auxiliary Plan, in the event of a change of control, all participants will be fully vested in all contributions, including earnings, under the Auxiliary Plan. In addition, no amendments can be made to the Auxiliary Plan after a change of control that would decrease the value of benefits accrued to any participant under the Auxiliary Plan as of the date of the change of control or change the time or form of distribution under the Auxiliary Plan to eliminate lump sum distributions or further defer the timing of

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 3 – Additional Compensation Practices and Policies

payment. See the narrative following the “Nonqualified Deferred Compensation in 2020” table for additional information about the Auxiliary Plan.

Voluntary Deferred Compensation Plan. The Brighthouse Services, LLC Voluntary Deferred Compensation Plan (“VDCP”), a nonqualified deferred compensation plan, allows a select group of highly compensated employees the opportunity to defer between 10% and 50% of eligible base salary and from 10% to 80% of STI awards. Amounts deferred are notionally invested in investment tracking funds selected by the participant. Participants can elect to have deferred compensation accounts paid, or begin to be paid, in a specific year, which cannot be earlier than May of the third calendar year following the year the compensation was earned and may elect to receive distributions in either a single lump sum or up to 15 annual installments. In the event of a participant’s death before distributions commence or are completed, the participant’s account balance will be paid in a single lump sum to the participant’s beneficiary. In the event of a change of control, no amendments can be made to the VDCP after a change of control that would decrease the amount in a participant’s deferred compensation account accrued under the VDCP as of the date of the change of control or modify the time or form of distributions under the VDCP.

Limited Death Benefit Plan. Brighthouse’s subsidiary, Brighthouse Services, LLC (“Brighthouse Services”) maintains the Brighthouse Services, LLC Limited Death Benefit Plan (the “Limited Death Benefit Plan”) to provide a benefit to the participants who die while employed by Brighthouse Services or its designated affiliates. The participants are employees of Brighthouse who are entitled to a “traditional formula” benefit upon retirement under the MetLife, Inc. Auxiliary Retirement Plan (the “MetLife ARP”) and whose employment transferred from MetLife Group, Inc. to Brighthouse Services in connection with the Separation from MetLife, Inc. Under the MetLife ARP, participants are not entitled to a traditional formula benefit if they die while employed by Brighthouse. The Limited Death Benefit Plan provides the participants with a benefit in the form of a final wage payment that approximates the MetLife ARP benefit that would be lost should they die while employed by Brighthouse. The Limited Death Benefit Plan currently has 12 participants, of whom two, John Rosenthal and Christine M. DeBiase, are NEOs. The potential amount of the benefit to be paid to these NEOs is described in the “Potential Payments Upon Termination or Change in Control” table. As an offset to Brighthouse Services’ potential liabilities under the Limited Death Benefit Plan, Brighthouse Services has purchased company-owned life insurance (“COLI”) policies on the lives of two participants. Brighthouse Services is the beneficiary under the policies and will receive the COLI proceeds upon an insured’s death.

Termination and Change of Control Benefits

The Brighthouse Services, LLC Executive Severance Pay Plan, as amended and restated in November 2019 (the “Severance Plan”), provides severance pay and related benefits to certain terminated executive officers in consideration of a release of employment-related claims and subject to compliance with a covenant not-to-compete and other restrictive covenants. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Severance Plan.

The Brighthouse Services, LLC Change of Control Severance Pay Plan (the “Change of Control Plan”) provides a means to help us retain our senior executive officers while a transaction is pending or during the two-year transition period following the close of a transaction and the alignment of their interests with those of our stockholders, promoting maximum stockholder value without impinging on Brighthouse’s flexibility to engage in or successfully transition after a transaction. Under the terms of the Change of Control Plan, a covered participant is eligible to receive severance payments if within two years following a change of control the participant is terminated involuntarily without cause or the participant discontinues employment for “good reason,” or if following the occurrence of a potential change of control, the participant is terminated involuntarily without cause within six months prior to a change of control. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Change of Control Plan.

As of December 31, 2020, we had no employment agreements or offer letters with any of our NEOs that provide for individual severance or change of control benefits. Equity awards held by our NEOs may vest and become payable in

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Compensation Discussion and Analysis Section 3 – Additional Compensation Practices and Policies	Brighthouse Financial, Inc.

the event of termination or a change of control in accordance with the terms of the Employee Plan and the applicable award agreement (including the award agreement supplement).

In addition, certain amounts credited to our NEOs under the Employee Plan may vest and become payable in the event of the NEO’s death or termination on or following the NEO’s “Rule of 65 Date,” which is the date that the sum of a participant’s age plus years of service (which for Brighthouse employees at the time of the Separation, includes MetLife service) equals or exceeds 65, provided the participant has at least five years of service. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Employee Plan.

Stock-Based Award Timing Practices

Stock-based LTI awards are expected to be granted on an annual basis to our executive officers, including the NEOs, in connection with Board and Compensation and Human Capital Committee meetings occurring in the first quarter of each year, although stock-based awards may be granted from time-to-time in connection with the hiring or change of responsibilities of an executive officer.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally provides that compensation payable to any of our NEOs in excess of $1 million will not be deductible, except to the extent paid pursuant to a grandfathered “performance-based compensation” arrangement in place as of November 2, 2017. While the Company and the Compensation and Human Capital Committee consider the availability of Section 162(m) deductions in the design of our executive compensation program, the Company and the Compensation and Human Capital Committee reserves the right to pay non-deductible compensation if necessary or appropriate to retain and incent key executives whose performance is important to our success. Notwithstanding the absence of the Section 162(m) exclusion for performance-based compensation, the Compensation and Human Capital Committee expects to continue to place performance conditions on our STI and LTI Awards granted to our NEOs consistent with our pay-for-performance compensation philosophy.

Hedging and Pledging Prohibition

Our insider trading policy prohibits all Directors and employees, including our NEOs, from engaging in speculative transactions, including short sales, hedging, and trading in put and call options, with respect to the Company’s securities. The insider trading policy also prohibits Directors and employees, including our NEOs, from pledging Company securities.

Clawback Policy

Our Board believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. In August 2018, the Board approved and adopted a compensation recoupment policy (the “Clawback Policy”) that allows Brighthouse to seek recoupment of incentive compensation in the circumstances described in the following table. The Board delegated to the Compensation and Human Capital Committee authority to administer the Clawback Policy, including authority to determine in its judgment and sole discretion whether to seek recoupment of any compensation.

Conduct or Event	Covered Persons	Compensation Subject to Recoupment	Covered Period

Fraud or misconduct causing a material financial restatement	CEO, CFO, Chief Accounting Officer, or any employee who materially contributed to the fraud or misconduct	Any incentive compensation	Three years prior to the date the Company determines a restatement is necessary

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 4 – 2021 Compensation Program Overview

Conduct or Event	Covered Persons	Compensation Subject to Recoupment	Covered Period

Conduct, or failure to supervise, which results in material financial or reputational harm	Any employee who engaged in the misconduct	Any incentive compensation	Period of misconduct

Material inaccuracy in performance metrics	Executive officers and any employee who materially contributed to, or failed to supervise with respect to, the material inaccuracy	Excess incentive compensation that was, or will be, paid based on the inaccurate metric	Three years prior to achievement of the performance metric

Risk Assessment

At the Compensation and Human Capital Committee’s March 2021 meeting, SBCG presented a compensation risk assessment report that it prepared and developed in consultation with Brighthouse’s management, including our Chief Risk Officer, based on its review of our compensation programs. SBCG highlighted the compensation governance policies and Board-level controls in place to manage compensation-related risk and the risk-balancing and risk-mitigating features of our 2020 compensation program, including our strong Clawback Policy, balanced pay mix, caps on incentive payouts, and the Compensation and Human Capital Committee’s ability to exercise discretion. Following a discussion of SBCG’s assessment and findings, the Compensation and Human Capital Committee concluded that the risks arising from the Company’s compensation programs are not reasonably likely to have a material adverse impact on the Company.

Section 4 – 2021 Compensation Program Overview

This section provides an overview of our 2021 executive compensation program, including changes we have made from our 2020 executive compensation program. The 2021 executive compensation program will be more fully discussed in next year’s proxy statement (in connection with our 2022 annual meeting of stockholders).

2020 Say-on-Pay Vote and Stockholder Engagement

At our 2020 Annual Meeting, more than 97% of the votes cast by our stockholders voted “FOR” our Say-on-Pay proposal to approve the compensation paid to our NEOs. The Compensation and Human Capital Committee considered the results of this vote in reviewing our 2020 executive compensation program and making compensation decisions for our NEOs. The Compensation and Human Capital Committee also considered stockholders’ views and feedback they shared during our 2020-2021 stockholder engagement program, as discussed above (see “Stockholder Engagement”). During our engagements, stockholders overwhelmingly expressed approval of our 2019 compensation program and the quality of our compensation-related disclosures. Our stockholders also expressed support for our 2020 executive compensation program, including our use of quantitative compensation metrics that are aligned with the Company’s strategy to drive long-term value creation. The following table describes the feedback we received related to our compensation program and how we have addressed it.

What we heard	What we’re doing
Stockholders did not identify any substantive or significant concerns with our compensation program or pay practices	• The Committee values feedback from our stockholders and considers it in its oversight of our executive compensation program. We describe certain enhancements in this “Section 4.”

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Compensation Discussion and Analysis Section 4 – 2021 Compensation Program Overview	Brighthouse Financial, Inc.

What we heard	What we’re doing
Disclosure about compensation practices was robust	• It is important for us to be transparent and clear about our compensation program. We aim to provide robust and useful disclosure about our compensation practices.
Provide disclosure about changes to the compensation program due to the COVID-19 pandemic

•  We did not make any COVID-driven changes to our 2020 executive compensation program, including our compensation metrics or targets. See “Compensation Discussion and Analysis – Section 1 – Executive Summary – Responding to the COVID-19 Pandemic.”

Incentive Compensation metrics are aligned with the Company’s strategy

•  Our Compensation and Human Capital Committee annually reviews our incentive compensation metrics to ensure that they align with our strategy and incentivize behaviors that we believe will create long-term value for our stockholders. See “Proxy Summary – the Brighthouse Story” and “Compensation Discussion and Analysis – Section 1 – Executive Summary.”

2021 STI Metrics

Our 2021 STI program is generally consistent with our 2020 program. The Compensation and Human Capital Committee continues to believe that our STI metrics are linked to Brighthouse’s strategic goals and incentivize behaviors that drive the Company’s success. The following table presents a summary of each of the three metrics, their alignment with our strategy, and key changes from 2020.

STI Metric	Weighting	Performance Link	Key Changes from 2020
Expense Target	40%	Effectively managing our expenses is a core element of our strategy.	The Compensation and Human Capital Committee determined to exclude “establishment costs” from this metric for 2021, which it had included in 2020 after considering stockholder feedback. Based on the Compensation and Human Capital Committee’s experience in 2020, where it exercised its authority to adjust downward performance under the Expense Target metric to address management’s delay of certain planned establishment costs, the Committee determined that excluding establishment costs results in both a better measure of the Company’s expense discipline and stronger incentives for desired management behaviors.
Sales	40%	Important indicator of our growth prospects and franchise stability.	No changes.
Normalized Statutory Earnings	20%	Key metric that measures our ability to grow distributable earnings while prudently managing risk.	No changes.

2021 LTI Awards

Our 2021 LTI Award program is unchanged from our 2020 program. 2021 LTI Awards consist of the same mix of PSUs and RSUs as our 2020 LTI Awards. Our 2021 PSU Metrics are unchanged from 2020. The Compensation and Human Capital Committee continues to believe that our PSU metrics are linked to Brighthouse’s strategic goals and incentivize behaviors that drive long-term value creation. The 2021 PSU metrics measure Brighthouse’s performance

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 4 – 2021 Compensation Program Overview

over the 2021-2023 performance period. The actual number of Shares issued pursuant to the PSUs, if any, at the end of the performance period will depend on the Company’s actual performance. The following table presents a summary of our 2021 PSU Metrics.

PSU Metric	Weighting	Performance Link	Key changes from 2020
Statutory Expense Ratio	60%	Reflects the ratio of statutory earnings expenses to statutory premiums and fee income, and measures our performance in key strategic areas of expense management and top-line growth.	No changes.
Net Cash Flow to the Holding Company	40%	Measures distributions from Brighthouse’s operating companies, strengthening our balance sheet and providing us with flexibility to deploy our capital, including for capital return to stockholders.	No changes.

2021 Target TDC

In January and February 2021, the Independent Directors (in the case of the CEO) and the Compensation and Human Capital Committee (in the case of the other NEOs) approved the Target TDC for each NEO, effective March 6, 2021, as described in the following table (changes from 2020 are indicated, where applicable).

Name	Base Salary	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC

Eric Steigerwalt	$925,000	200%	530%	$7,677,500

Ed Spehar	$600,000	150% (+10% of base salary)	225% (+50% of base salary)	$2,850,000 (+$360,000)

Christine DeBiase	$600,000	140%	175%	$2,490,000

Conor Murphy	$600,000	145%	190%	$2,610,000

John Rosenthal	$550,000	195%	250%	$2,997,500

Compensation Committee Report

The Compensation and Human Capital Committee has reviewed the CD&A and discussed the CD&A with management. Based on the Compensation and Human Capital Committee’s review and discussion with management, the Compensation and Human Capital Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

Compensation and Human Capital Committee

Diane Offereins (Chair)

Irene Chang Britt

Eileen Mallesch

Paul Wetzel

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Compensation Tables Summary Compensation Table for 2020	Brighthouse Financial, Inc.

Compensation Tables

The Summary Compensation Table below presents information regarding compensation for each of our NEOs for each of the years they were so designated during 2020, 2019 and 2018. The accompanying footnotes and narrative provide important information regarding our NEOs’ compensation for those periods and describes, among other things, the manner in which the 2020 compensation for our NEOs was calculated.

Summary Compensation Table for 2020

Name and Title	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Eric Steigerwalt President and Chief Executive Officer	2020	$920,192		$4,902,445		$2,035,000	$275,707	$8,133,344
	2019	$896,538		$4,499,982		$2,780,685	$312,913	$8,490,118
	2018	$900,000		$10,635,968	$1,155,398	$2,550,703	$295,302	$15,537,371
Ed Spehar Executive Vice President and Chief Financial Officer	2020	$600,000		$1,049,968		$924,000	$383,243	$2,957,211
	2019	$253,846	$597,900	$527,260		$546,000	$79,212	$2,004,218
Christine DeBiase Executive Vice President, Chief Administrative Officer and General Counsel	2020	$600,000		$1,049,968		$924,000	$137,648	$2,711,616
	2019	$597,692		$1,049,968		$1,048,779	$147,736	$2,844,175
	2018	$597,917		$2,378,256	$258,349	$958,800	$137,120	$4,330,442
Conor Murphy Executive Vice President and Chief Operating Officer	2020	$600,000		$1,139,962		$907,000	$142,460	$2,789,422
	2019	$597,692		$1,139,949		$1,352,823	$745,707	$3,836,171
	2018	$557,500		$1,811,638	$198,333	$1,095,097	$218,113	$3,880,681
John Rosenthal Executive Vice President and Chief Investment Officer	2020	$550,000		$1,374,929		$1,179,750	$163,721	$3,268,400
	2019	$547,885		$1,099,966		$1,672,140	$190,811	$3,510,802
	2018	$550,000		$2,599,853	$282,426	$1,514,531	$177,069	$5,123,879

(1)

Salary. Amounts reported in the Salary column reflect the actual amount of base salary paid to each NEO in that year for services to Brighthouse and its subsidiaries. For the relationship of each NEO’s 2020 base salary earnings to that officer’s 2020 Target TDC, see page “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program – 2020 Target Total Direct Compensation.” Mr. Steigerwalt’s salary reflects his base salary rate increase from $900,000 to $925,000, which was effective in March 2020.

(2)

Stock Awards. Amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures, of the 2020 LTI awards granted as RSUs and PSUs under the Employee Plan. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of Share awards, see Note 10 of the Notes to the Consolidated Financial Statements in our 2020 Annual Report on Form 10-K.

2020 LTI Awards – For further discussion of the performance goals applicable to the PSU awards in 2020, see “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program – 2020 Long-Term Incentive Awards.” The table below reports the grant date fair value of the RSUs and PSUs (at the target performance level) granted as part of the 2020 LTI Award.

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Brighthouse Financial, Inc.	Compensation Tables Summary Compensation Table for 2020

The following table reports the grant date fair value of RSUs and PSUs (at the target performance level) granted to our NEOs.

Name	2020 RSUs	Grant Date Value of 2020 RSUs	2020 PSUs	Grant Date Value of 2020 PSUs

Eric Steigerwalt	41,036	$1,470,730	95,751	$3,431,715

Ed Spehar	11,718	$419,973	17,578	$629,995

Christine DeBiase	11,718	$419,973	17,578	$629,995

Conor Murphy	12,723	$455,992	19,084	$683,970

John Rosenthal	15,345	$549,964	23,018	$824,965

The following table reports the hypothetical grant date fair value of the PSUs if maximum performance was achieved, in each case as of the date of stockholder approval of the Employee Plan. Maximum payout of the PSUs is 150% of target.

Name	Grant Date Value of 2020 PSUs at Maximum Performance Level

Eric Steigerwalt	$5,147,556

Ed Spehar	$944,993

Christine DeBiase	$944,993

Conor Murphy	$1,025,956

John Rosenthal	$1,237,448

Amounts reported in this column for 2018 include one-time performance awards that were made to the NEOs in connection with the Separation. For additional information on these awards, see “Section 2 – Our 2018 Executive Compensation Program – Founders’ Grants” of our 2019 Proxy Statement.

(3)	Option Awards. No options awards were granted in 2020.

(4)

Non-Equity Incentive Plan Compensation. The amounts in this column include each NEO’s 2020 STI Award earned in respect of service in 2020. The terms of the STI Award are summarized under “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program – 2020 STI Metrics.” The following table shows the amount earned by each NEO in 2020 under the STI Award.

Name	2020 STI Award

Eric Steigerwalt	$2,035,000

Ed Spehar	$924,000

Christine DeBiase	$924,000

Conor Murphy	$907,000

John Rosenthal	$1,179,750

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Compensation Tables Summary Compensation Table for 2020	Brighthouse Financial, Inc.

(5)	All Other Compensation. This column includes Company contributions to each NEO in respect of 2019 to the Brighthouse Savings Plan and the Auxiliary Plan, in the following amounts.

Name	Brighthouse Savings Plan	Auxiliary Plan

Eric Steigerwalt	$27,767	$247,940

Ed Spehar	$36,097	$122,690

Christine DeBiase	$27,334	$110,314

Conor Murphy	$27,337	$115,123

John Rosenthal	$27,246	$136,475

For Mr. Spehar, the amount disclosed in this column also includes amounts paid by the Company for relocation and related expenses ($223,906, of which $123,737 was reimbursement for the payment of taxes) under the Brighthouse relocation policy, annual corporate credit card fees and event tickets.

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Brighthouse Financial, Inc.	Compensation Tables Grants of Plan-Based Awards in 2020

Grants of Plan-Based Awards in 2020

The following table presents individual awards granted to each NEO for 2020. For information about these awards, see “Compensation Discussion and Analysis – Section 2 – Our 2020 Executive Compensation Program.”

Name	Grant Type	Grant Date (1)	Approval Date (1)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards (3)
				Threshold (2)	Target	Maximum (2)	Threshold (2)	Target	Maximum (2)

Eric Steigerwalt	Short-Term Incentive			$925,000	$1,850,000	$2,775,000
	Restricted Stock Units (4)	3/1/20	2/21/20							41,036	$1,470,730
	Performance Share Units (5)	3/1/20	2/21/20				47,875	95,751	143,626		$3,431,715

Ed Spehar	Short-Term Incentive			$420,000	$840,000	$1,260,000
	Restricted Stock Units (4)	3/1/20	2/21/20							11,718	$419,973
	Performance Share Units (5)	3/1/20	2/21/20				8,789	17,578	26,367		$629,995

Christine DeBiase	Short-Term Incentive			$420,000	$840,000	$1,260,000
	Restricted Stock Units (4)	3/1/20	2/21/20							11,718	$419,973
	Performance Share Units (5)	3/1/20	2/21/20				8,789	17,578	26,367		$629,995

Conor Murphy	Short-Term Incentive			$435,000	$870,000	$1,305,000
	Restricted Stock Units (4)	3/1/20	2/21/20							12,723	$455,992
	Performance Share Units (5)	3/1/20	2/21/20				9,542	19,084	28,626		$683,970

John Rosenthal	Short-Term Incentive			$536,250	$1,072,500	$1,608,750
	Restricted Stock Units (4)	3/1/20	2/21/20							15,345	$549,964
	Performance Share Units (5)	3/1/20	2/21/20				11,509	23,018	34,527		$824,965

(1)	The 2020 LTI awards of PSUs and RSUs under the Employee Plan were approved by our Compensation and Human Capital Committee on February 21, 2020, and granted effective March 1, 2020.

(2)	For the STI and PSUs, the Threshold and Maximum reflect 50% and 150% of target, respectively.

(3)

Amounts reported in this column reflect the aggregate grant date fair value of all equity-based awards granted to the NEOs in 2020 calculated in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of equity-based awards, see Note 10 of the Notes to the Consolidated Financial Statements in our 2020 Annual Report on Form 10-K. The aggregate grant date fair value of the PSUs reflects the probable outcome of the performance conditions on the grant date.

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Compensation Tables Grants of Plan-Based Awards in 2020	Brighthouse Financial, Inc.

(4)

The Compensation and Human Capital Committee awarded RSUs to our NEOs as part of their 2020 LTI Awards under the Employee Plan. RSUs are scheduled to ratably vest at a rate of one-third of the award on the first three anniversaries of the Grant Date listed. The value at vesting will depend on Brighthouse’s stock price at the time of vesting. For additional information about the RSUs, see “Compensation Discussion & Analysis – Section 2 – Our 2020 Executive Compensation Program – 2020 Long-Term Incentive Awards.”

(5)

The Compensation and Human Capital Committee awarded PSUs to our NEOs as part of their 2020 LTI Awards under the Employee Plan. PSUs are scheduled to cliff vest on March 1, 2023. Whether any PSUs actually vest and the value at vesting will depend both on Brighthouse’s stock price at the time of vesting and on Brighthouse’s actual achievement of metrics over the 2020- 2022 performance period, as approved by the Compensation and Human Capital Committee (Statutory Expense Ratio (60%) and Net Cash Flow to the Holding Company (40%)). Each PSU Metric has a threshold performance level (payout of 50% of target value), target performance level (100% of target value), and maximum performance level (150% of target value). For additional information about the PSUs, see “Compensation Discussion & Analysis – Section 2 – Our 2020 Executive Compensation Program – 2020 Long-Term Incentive Awards.”

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Brighthouse Financial, Inc.	Compensation Tables Outstanding Equity Awards at 2020 Fiscal Year-End

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information concerning unexercised options and stock-based awards that have not vested for each NEO as of December 31, 2020.

Name	Award Date / Award Type	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (5)

Eric Steigerwalt	5/23/2018 (RSU)					9,351	$338,600

	5/23/2018 (PSU)					36,468	$1,320,506

	5/23/2018 (NQSO)	61,425	30,712	$53.47	2/29/2028

	3/1/19 (RSU)					23,094	$836,234

	3/1/19 (PSU)							80,831	$2,926,891

	3/1/20 (RSU)					41,036	$1,485,914

	3/1/20 (PSU)							95,751	$3,467,144

Ed Spehar (6)	9/3/19 (RSU)					9,554	$345,950

	3/1/20 (RSU)					11,718	$424,309

	3/1/20 (PSU)							17,578	$636,499

Christine DeBiase	5/23/2018 (RSU)					2,091	$75,715

	5/23/2018 (PSU)					8,154	$295,256

	5/23/2018 (NQSO)	13,735	6,867	$53.47	2/29/2028

	3/1/19 (RSU)					7,184	$260,133

	3/1/19 (PSU)							16,166	$585,371

	3/1/20 (RSU)					11,718	$424,309

	3/1/20 (PSU)							17,578	$636,499

Conor Murphy	5/23/2018 (RSU)					1,605	$58,117

	5/23/2018 (PSU)					6,259	$226,638

	5/23/2018 (NQSO)	10,544	5,272	$53.47	2/29/2028

	3/1/19 (RSU)					7,800	$282,438

	3/1/19 (PSU)							17,551	$635,522

	3/1/20 (RSU)					12,723	$460,700

	3/1/20 (PSU)							19,084	$691,032

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Compensation Tables Outstanding Equity Awards at 2020 Fiscal Year-End	Brighthouse Financial, Inc.

Name	Award Date / Award Type	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (5)

John Rosenthal	5/23/2018 (RSU)					2,286	$82,776

	5/23/2018 (PSU)					8,914	$322,776

	5/23/2018 (NQSO)	15,015	7,507	$53.47	2/29/2028

	3/1/19 (RSU)					7,526	$272,516

	3/1/19 (PSU)							16,936	$613,253

	3/1/20 (RSU)					15,345	$555,642

	3/1/20 (PSU)							23,018	$833,482

(1)	Represents NQSOs granted on March 1, 2018, and approved by stockholders on May 23, 2018, of which one-third vested on March 1 of each of 2019, 2020, and 2021.

(2)

All RSUs vest one-third annually as follows: (i) May 23, 2018 RSU vests on March 1 of each of 2019, 2020, and 2021; (ii) March 1, 2019 RSU vests on March 1 of each of 2020, 2021, and 2022; and (iii) March 1, 2020 RSU vests on March 1 of each of 2021, 2022, and 2023.

The May 23, 2018 PSUs cliff-vested on March 1, 2021, and were paid at 130% of target value, based on actual performance during the 2018-2020 performance period.

(3)	The market value of RSUs was determined by multiplying the number of shares by $36.21, the closing price of the Company’s common stock on December 31, 2020.

The market value of May 23, 2018 PSUs was determined by multiplying the number of shares, determined based on actual performance during the 2018-2020 performance period, by $36.21, the closing price of the Company’s common stock on December 31, 2020.

(4)

All PSUs cliff-vest, subject to achievement of specified performance criteria, as follows, with reported performance above based on performance through 2020: (i) March 1, 2019 PSU on March 1, 2022, reported above based on performance at 100% of target value; and (ii) March 1, 2020 PSU on March 1, 2023, reported above based on performance at 100% of target value.

(5)	The market value of PSUs was determined by multiplying the number of shares reported above based on performance at 100% of target value by $36.21 (the closing price on December 31, 2020).

(6)	Mr. Spehar’s 9/3/19 RSUs vest in full on September 3, 2022.

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Brighthouse Financial, Inc.	Compensation Tables Option Exercises and Stock Vested in 2020; Nonqualified Deferred Compensation in 2020

Option Exercises and Stock Vested in 2020

The following table provides information regarding all RSUs and PSUs held by the NEOs that vested during 2020. No options were exercised by any NEO during 2020.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting

Eric Steigerwalt	20,899	$749,020

Ed Spehar	5,698	$174,074

Christine DeBiase	5,683	$203,679

Conor Murphy	5,506	$197,335

John Rosenthal	6,049	$216,796

Nonqualified Deferred Compensation in 2020

The following table presents nonqualified deferred compensation paid to our NEOs for 2020.

Name	Plan Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year (1)	Aggregate Gains (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (2)

Eric Steigerwalt	Auxiliary Plan		$247,940	$120,719		$1,216,918

Ed Spehar	Auxiliary Plan		$122,690	$6,085		$145,942

Christine DeBiase	Auxiliary Plan		$110,314	$57,703		$497,252

Conor Murphy	Auxiliary Plan		$115,123	$0		$340,754

John Rosenthal	Auxiliary Plan		$136,475	$61,160		$709,861

(1)	Amounts in this column are reported as components of employer contributions to the Auxiliary Plan for Fiscal 2020 in the “All Other Compensation” column of the Summary Compensation Table above.

(2)

Amounts in this column that were previously reported in the “All Other Compensation” column of the Summary Compensation Table included in the (a) 2018 Proxy Statement were as follows: Mr. Steigerwalt ($108,632); Ms. DeBiase ($41,146); and Mr. Rosenthal ($66,236); (b) 2019 Proxy Statement were as follows: Mr. Steigerwalt ($271,445); Ms. DeBiase ($112,983); Mr. Murphy ($85,293); and Mr. Rosenthal ($152,756); and (c) 2020 Proxy Statement were as follows: Mr. Steigerwalt ($288,313); Mr. Spehar ($17,167); Ms. DeBiase ($122,247); Mr. Murphy ($128,902); and Mr. Rosenthal ($163,853). Aggregate balances at 2019 Fiscal Year End were as follows: Mr. Steigerwalt ($848,259); Mr. Spehar ($17,167); Ms. DeBiase ($329,235); Mr. Murphy ($225,631); and Mr. Rosenthal ($512,226). Mr. Murphy was not an NEO prior to 2018. Mr. Spehar was not an NEO prior to 2019.

Auxiliary Plan

NEOs and other eligible employees who elected to contribute a portion of their eligible compensation under the tax-qualified Brighthouse Savings Plan in 2020 received a Company matching contribution which is equal to 100% of up to the first 6% of their eligible compensation in that plan in 2020. In addition, a non-discretionary Company contribution equal to 3% of eligible compensation was allocated to eligible employees in that plan in 2020. The Code limits compensation that is eligible for employer contributions under the Brighthouse Savings Plan. In 2020, the Company could not make contributions based on compensation over $285,000.

2021 Proxy Statement | 71

Compensation Tables Nonqualified Deferred Compensation in 2020	Brighthouse Financial, Inc.

NEOs and other eligible employees who elected to participate in the Brighthouse Savings Plan during 2020 were credited under the Auxiliary Plan with a percentage of their eligible compensation beyond the compensation limit. The Company contribution, including both the matching and non-elective contribution, was determined using the same employee contribution rate and Company contribution rate as applied under the Brighthouse Savings Plan. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Plan. Auxiliary Plan balances are paid in a lump sum as soon as administratively practicable after termination of employment.

Amounts in the Auxiliary Plan are subject to the requirements of Section 409A of the Code (“Section 409A”). Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a number of simulated investments for their Auxiliary Plan accounts. These simulated investments were similar to the core funds offered under the Brighthouse Savings Plan in 2020. Employees may change the simulated investments for new Company contributions to their Auxiliary Plan accounts at any time. The simulated investment return for each of the alternatives under the Auxiliary Plan for calendar year 2020 is as follows: Schwab Government Money Fund – Investor Shares, 1.90%; Western Asset Core Bond Fund Class Investor Shares, 9.13%; Vanguard Inflation-Protected Securities Fund Admiral Shares, 10.96%; Vanguard Value Index Fund Admiral Shares 2.29%; Vanguard Value Index Fund Institutional Shares, 2.30%; Vanguard 500 Index Fund Admiral Shares, 18.37%; Vanguard Mid-Cap Index Fund Admiral Shares, 18.24%; Vanguard Small Cap Index Fund Admiral Shares, 19.11%; Fidelity Nasdaq Composite Index, 44.58%; Fidelity Overseas Fund, 15.42%; Vanguard Emerging Markets Stock Index Fund Admiral Shares, 15.24%; Cohen & Steers Real Estate Securities Fund, Inc. Class Institutional, -1.75%; American Funds 2010 Target Date Retirement Fund – Class R6, 9.25%; American Funds 2015 Target Date Retirement Fund – Class R6, 9.96%; American Funds 2020 Target Date Retirement Fund – Class R6, 10.99%; American Funds 2025 Target Date Retirement Fund – Class R6, 13.67%; American Funds 2030 Target Date Retirement Fund – Class R6, 15.16%; American Funds 2035 Target Date Retirement Fund – Class R6, 17.55%; American Funds 2040 Target Date Retirement Fund – Class R6, 18.77%; American Funds 2045 Target Date Retirement Fund – Class R6, 19.21%; American Funds 2050 Target Date Retirement Fund – Class R6, 19.42%; American Funds 2055 Target Date Retirement Fund – Class R6, 19.39%; American Funds 2060 Target Date Retirement Fund – Class R6, 19.44%; and American Funds 2065 Target Date Retirement Fund – Class R6, 0.00%.

72  |  2021 Proxy Statement

Brighthouse Financial, Inc.	Compensation Tables Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

The following table sets forth, for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with a termination of employment under the circumstances described below on December 31, 2020 (the “Trigger Date”).

Name	Benefits and Payments	Trigger Events (1)
		Voluntary Termination (2)	Involuntary Not-For-Cause Termination (3)	Change of Control with no Termination (4)	Involuntary Not-For-Cause or Good Reason Termination After Change in Control (5)	Death (6)

Eric Steigerwalt	Base Salary		$925,000		$1,850,000
	Annual STI		$3,700,000		$5,550,000
	RSUs (7)	$2,660,747	$2,660,747	$2,660,747	$2,660,747	$2,660,747
	PSUs (8)	$7,409,833	$7,409,833	$7,409,833	$7,409,833	$7,409,833
	Stock Options (9)
	Miscellaneous Payments (10)		$31,997		$59,035
	Total	$10,070,580	$14,727,577	$10,070,580	$17,529,615	$10,070,580

Ed Spehar	Base Salary		$600,000		$1,200,000
	Annual STI		$1,680,000		$2,520,000
	RSUs (7)		$770,259	$770,259	$770,259	$770,259
	PSUs (8)		$636,499	$636,499	$636,499	$636,499
	Miscellaneous Payments (10)		$31,997		$59,035
	Total	$0	$3,718,755	$1,406,758	$5,185,793	$1,406,758

Christine DeBiase	Base Salary		$600,000		$1,200,000
	Annual STI		$1,680,000		$2,520,000
	RSUs (7)	$760,157	$760,157	$760,157	$760,157	$760,157
	PSUs (8)	$1,449,016	$1,449,016	$1,449,016	$1,449,016	$1,449,016
	Stock Options (9)
	Limited Death Benefit (11)					$1,233,991
	Miscellaneous Payments (10)		$31,997		$59,035
	Total	$2,209,173	$4,521,170	$2,209,173	$5,988,208	$3,443,164

Conor Murphy	Base Salary		$600,000		$1,200,000
	Annual STI		$1,740,000		$2,610,000
	RSUs (7)		$791,551	$801,255	$801,255	$801,255
	PSUs (8)		$1,491,200	$1,500,905	$1,500,905	$1,500,905
	Stock Options (9)
	Miscellaneous Payments (10)		$31,997		$59,035
	Total	$0	$4,654,748	$2,302,160	$6,171,195	$2,302,160

2021 Proxy Statement | 73

Compensation Tables Potential Payments Upon Termination or Change in Control	Brighthouse Financial, Inc.

Name	Benefits and Payments	Trigger Events (1)
		Voluntary Termination (2)	Involuntary Not-For-Cause Termination (3)	Change of Control with no Termination (4)	Involuntary Not-For-Cause or Good Reason Termination After Change in Control (5)	Death (6)

John Rosenthal	Base Salary		$550,000		$1,100,000
	Annual STI		$2,145,000		$3,217,500
	RSUs (7)	$910,935	$910,935	$910,935	$910,935	$910,935
	PSUs (8)	$1,695,026	$1,695,026	$1,695,026	$1,695,026	$1,695,026
	Stock Options (9)
	Limited Death Benefit (11)					$4,641,134
	Miscellaneous Payments (10)		$31,997		$59,035
	Total	$2,605,961	$5,332,958	$2,605,961	$6,982,496	$7,247,095

(1)

The table does not include termination for cause because such termination does not result in the NEO receiving any additional payments or benefits. “Cause” is defined as the NEO’s conviction or plea of nolo contendere to a felony; act of dishonesty or misconduct that results in, or is believed likely to result in, material damage to Brighthouse’s business or reputation; or a material violation of a Company policy or agreement, where the violation played a role in Brighthouse’s decision to terminate the NEO.

All values for equity-related payments assume the triggering event took place on the Trigger Date, on which the closing price of the Company’s common stock was $36.21.

(2)

If an NEO voluntarily terminates employment after the NEO’s Rule of 65 Date (other than a termination for “Cause”): awards under the Employee Plan continue to vest on the same schedule as if the NEO remained employed with Brighthouse. Mr. Steigerwalt, Mr. Rosenthal, and Ms. DeBiase have satisfied Rule of 65 conditions; Mr. Spehar and Mr. Murphy have not, and therefore do not receive any additional payouts or vesting of outstanding awards on a voluntary resignation.

(3)

Under the terms of the Severance Plan, an NEO who is involuntarily terminated not for cause would receive: (a) a lump sum equal to the sum of the NEO’s base salary plus the target STI award for the year of separation; (b) a lump sum in lieu of STI award payment equal to the prorated target STI award in the year of termination (plus, if the termination occurs before the prior year’s STI award was paid, a lump sum in lieu of STI award payment equal to the prior year’s STI award); and (c) a lump sum equal to 12 months of premiums at COBRA rates and executive outplacement services. Payment of these severance benefits is conditioned on the NEO’s execution of a separation agreement, waiver and general release within the required time period, and abiding by certain covenants, including those contained in the Agreement to Protect Corporate Property (the “ATPCP”), and non-interference with the Company’s business.

Treatment of equity awards granted in 2018 is as provided in the Employee Plan and the applicable award agreement. If the NEO is terminated without Cause after the NEO’s Rule of 65 Date, awards continue to vest on the same schedule as if the NEO remained employed with Brighthouse. If the NEO is terminated without Cause before the NEO’s Rule of 65 Date, then: (a) RSUs – a prorated number of RSUs would be payable based on the number of months that lapse after the most recent vesting event, divided by the total number of months in the vesting period (10/36); (b) PSUs – a prorated number of PSUs would be payable based on the number of months that lapse since grant date, divided by the total number of months in the vesting period (34/36); and (c) NQSOs – all unvested NQSOs would be forfeited.

Treatment of equity awards granted in 2019 and 2020 is as provided in the Employee Plan and the applicable award agreement, whereby all RSUs and PSUs continue to vest on the same schedule as if the NEO remained employed with Brighthouse. No NQSOs were awarded in 2019 or 2020.

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Brighthouse Financial, Inc.	Compensation Tables Potential Payments Upon Termination or Change in Control

(4)

If the Compensation Committee determines that an award under the Employee Plan will not be assumed or an alternative award will not be provided in connection with a change of control, all RSUs and PSUs would vest and become immediately payable at target, and NQSOs would become immediately exercisable. This column assumes the awards were not assumed and alternative awards were not provided in connection with a change of control on the Trigger Date.

(5)

Under the terms of the Change of Control Plan, the NEO would receive severance payments if the NEO is terminated involuntarily without cause or if the NEO discontinues their employment for “good reason” within two years of a change of control, or upon the occurrence of a potential change of control, if the NEO is terminated involuntarily without cause within six months prior to a change of control. In any of these events, the NEO would receive: (a) a lump sum equal to two times the sum of base salary plus the target STI award for the year of separation; (b) a lump sum in lieu of STI award payment equal to the prorated target STI award in the year of termination (plus, if the termination occurs before the prior year’s STI award was paid, a lump sum in lieu of STI award payment equal to the prior year’s STI award); and (c) a lump sum equal to 24 months of premiums at COBRA rates and 12 months of executive outplacement services. Payment of these severance benefits is conditioned on the NEO’s execution of a separation agreement, waiver, and general release within the required time period, abiding by certain covenants, including those contained in the ATPCP, and non-interference with the Company’s business. The amounts reflected in this column do not account for potential reductions of payments or benefits under the Change of Control Plan due to the imposition of excise taxes under Section 4999 of the Code (“Section 4999”). In the event any payments or benefits under the Change of Control Plan, together with any other payments or benefits under other agreements, plans or arrangements, would subject an NEO to an excise tax under Section 4999, and such payments or benefits will be reduced to the extent necessary to avoid the imposition of the excise tax unless the NEO would be better off on an after-tax basis receiving all such payments and benefits.

Treatment of all equity awards is as provided in the Employee Plan and applicable award agreement, which provide that all RSUs and PSUs would immediately vest upon termination and be payable at target on the same schedule as if the NEO remained actively employed, and all NQSOs would become immediately exercisable.

(6)	In the event of an NEO’s termination due to death, RSUs and PSUs immediately vest and become payable at target, and NQSOs become immediately exercisable.

(7)	The value of RSUs is calculated by multiplying the number of outstanding RSUs by the closing price of the Company’s common stock on the Trigger Date.

(8)	The value of PSUs is calculated at target payout by multiplying the number of PSUs awarded at target by the closing price on the Trigger Date.

(9)	All NQSOs were underwater and had no value on the Trigger Date.

(10)	Includes payments for COBRA and executive outplacement services.

(11)	Limited Death Benefit Plan offers a one-time, final wage payment to Mr. Rosenthal and Ms. DeBiase (NEOs that participated in MetLife’s Auxiliary Retirement Plan).

2021 Proxy Statement | 75

Compensation Tables Equity Compensation Plan Information as of December 31, 2020; CEO Pay Ratio	Brighthouse Financial, Inc.

Equity Compensation Plan Information as of December 31, 2020

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1) (a)	Weighted- average exercise price of outstanding options, warrants, and rights (b)		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,676,190	$53.47	(2)	5,071,335	(3)

Equity compensation plans not approved by security holders	-	-		-

Total	1,676,190			5,071,335

(1)

Represents the number of underlying Shares associated with outstanding NQSOs (187,371), RSUs (777,463) and PSUs (680,950), assuming the maximum number of PSUs will be earned) under the Employee Plan, and RSUs (30,406) under the Director Plan.

(2)	Represents the weighted-average exercise price of outstanding options only (NQSOs were granted in 2018 only).

(3)

The Shares authorized in the following plans are available for future issuance: Employee Plan – 4,388,253 (out of 7,000,000); Director Plan – 308,827 (out of 400,000); and Brighthouse Financial, Inc. Employee Stock Purchase Plan (“ESPP”) – 374,255 (out of 600,000). As of December 31, 2020, no Shares were subject to an outstanding right to purchase under the ESPP.

CEO Pay Ratio

We have calculated the reasonably estimated ratio of the CEO’s 2020 compensation to the median of the annual total compensation of all employees using the same method we used in our 2020 and 2019 proxy statements with respect to compensation in 2019 and 2020, respectively. For the 2020 pay ratio calculation, we used the same median employee we identified for our 2018 pay ratio calculation because there have been no changes to our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. We calculated the median employee’s compensation in accordance with rules governing computation of the CEO’s pay in the Summary Compensation Table. The median of the annual total compensation of all Brighthouse employees (other than our CEO) was $184,185, and the total compensation of our CEO, as reported in the Summary Compensation Table, was $8,133,344. Based on this information, for 2020 the reasonably estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 44 to 1.

The ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee’s total compensation, the composition and location of the workforce, and other factors may vary significantly among companies.

76  |  2021 Proxy Statement

Brighthouse Financial, Inc.	Certain Relationships and Related Person Transactions

Certain Relationships and Related Person Transactions

Related Person Transaction Approval Policy

The Board has adopted a written related person transaction approval policy pursuant to which our Nominating and Corporate Governance Committee, or for so long as any member of such committee is not an independent director, a committee of the Board consisting of the independent members of the Nominating and Corporate Governance Committee, will review and approve or take such other action as it may deem appropriate with respect to certain transactions.

A “Related Person” is a Director, Director nominee, Executive Officer, immediate family members of the above, holders of more than 5% of our outstanding Shares, or any entity in which any of the foregoing people holds a beneficial ownership interest of 10% or more. A “Related Person Transaction” is any transaction, arrangement, or relationship of $120,000 or more in a fiscal year in which Brighthouse is a participant and the Related Person has a direct or indirect material interest. Under the Related Person Transaction Policy, the Nominating and Corporate Governance Committee reviews the Related Person Transaction in question to determine whether it is inconsistent with Brighthouse’s best interests. If the Nominating and Corporate Governance Committee determines that the Related Person Transaction is not inconsistent with Brighthouse’s best interests, then it may approve or ratify the Related Person Transaction.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of Shares beneficially owned by each of the Directors and NEOs of Brighthouse, and all the Directors and executive officers as a group. Information in this table is reported as of the Record Date, April 13, 2021.

Shares beneficially owned include, to the extent applicable to a Director, NEO, or executive officer:

•	securities held in each individual’s name;
•	securities held by a broker for the benefit of the individual;
•	securities to which the individual has the right to acquire beneficial ownership within the following 60 days; and
•	other securities for which the individual may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).

2021 Proxy Statement | 77

Certain Relationships and Related Person Transactions	Brighthouse Financial, Inc.

The address of each beneficial owner presented in the following table is c/o Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277.

Beneficial Owners	Number of Shares of Our Common Stock Beneficially Owned	Percentage of Our Common Stock Outstanding
Christine DeBiase (1)	64,091	*
Conor Murphy (1)	51,730	*
John Rosenthal (1)	88,164	*
Edward Spehar	11,699	*
Eric Steigerwalt (1, 2)	270,880	*
Irene Chang Britt (3)	11,268	*
Chuck Chaplin (3)	26,564	*
Steve Hooley (3)	3,350	*
Eileen Mallesch (3)	8,056	*
Meg McCarthy (3)	10,997	*
Diane Offereins (3)	11,268	*
Pat Shouvlin (3)	16,268	*
Paul Wetzel (3, 4)	11,277	*
All Directors, Director nominees and executive officers as a group (15 persons)	649,644	*

*	Indicates that the percentage of beneficial ownership does not exceed 1%.

(1)

Includes Shares that the current executive officers have the right to acquire within 60 days of April 13, 2021 through the exercise of underlying options as follows: Ms. DeBiase, 13,735 Shares; Myles Lambert, 10,544 Shares; Mr. Murphy, 10,544 Shares; Mr. Rosenthal, 15,015 Shares; and Mr. Steigerwalt, 61,425 Shares.

(2)	Includes 1,801 Shares held in a joint tenancy account.

(3)

Includes RSUs granted to current directors that will vest within 60 days of April 13, 2021 as follows: Ms. Britt, 3,454 RSUs; Mr. Chaplin, 6,332 RSUs; Mr. Hooley, 3,350 RSUs; Ms. Mallesch, 3,454 RSUs; Ms. McCarthy, 3,454 RSUs; Ms. Offereins, 3,454 RSUs; Mr. Shouvlin, 3,454 RSUs; and Mr. Wetzel, 3,454 RSUs.

(4)	Includes 9 Shares held by Mr. Wetzel’s spouse.

Following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities. The percentages owned are based on 86,523,619 shares outstanding as of April 13, 2021.

Name and Address of Beneficial Owner	Number of Shares of Our Common Stock Beneficially Owned	Percentage of Our Common Stock Outstanding

Dodge & Cox (1) 555 California Street San Francisco, CA 94104	9,907,961	11.5%

BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	8,979,315	10.4%

78  |  2021 Proxy Statement

Brighthouse Financial, Inc.	Certain Relationships and Related Person Transactions

Name and Address of Beneficial Owner	Number of Shares of Our Common Stock Beneficially Owned	Percentage of Our Common Stock Outstanding

The Vanguard Group (3) 100 Vanguard Boulevard Malvern, PA 19355	8,418,347	9.7%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	4,635,166	5.4%

(1)

Based on a Schedule 13G filed with the SEC on February 11, 2021, by Dodge & Cox, reporting beneficial ownership as of December 31, 2020, with sole voting power with respect to 9,414,431 of the shares, sole dispositive power with respect to 9,907,961 of the shares, and no shared voting power and no shared dispositive power with respect to any of the shares.

(2)

Based on a Schedule 13G filed with the SEC on April 12, 2021, by BlackRock, Inc., reporting beneficial ownership as of March 31, 2021, with sole voting power with respect to 8,458,138 of the shares, sole dispositive power with respect to 8,979,315 of the shares, and no shared voting power and no shared dispositive power with respect to any of the shares.

(3)

Based on a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, reporting beneficial ownership as of December 31, 2020, with shared voting power with respect to 65,134 of the shares, sole dispositive power with respect to 8,275,733 of the shares, shared dispositive power with respect to 142,614 of the shares and no sole voting power with respect to any of the shares.

(4)

Based on a Schedule 13G filed with the SEC on February 16, 2021, by T. Rowe Price Associates, Inc., reporting beneficial ownership as of December 31, 2020, with sole voting power with respect to 1,655,730 of the shares, sole dispositive power with respect to 4,635,166 of the shares, and no shared voting power and no shared dispositive power with respect to any of the shares.

From time to time, we engage in ordinary course transactions with entities or affiliates of entities that are the beneficial owner of more than 5% of our outstanding common stock. For example, we have engaged a select group of experienced external asset management firms, including BlackRock, Vanguard, and T. Rowe Price, pursuant to several investment management agreements, to manage the investment of the assets comprising our general account portfolio and certain separate account assets of our insurance subsidiaries, as well as assets of the Company and our reinsurance subsidiary, Brighthouse Reinsurance Company of Delaware. In addition, we use BlackRock’s portfolio management software to manage certain of our investment activities. All of our transactions with these 5% holders and their affiliates were arms-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non-related persons. In addition, on May 27, 2020, we announced that BlackRock selected Brighthouse as one of two insurers to help deliver LifePath Paycheck™, an investment solution being developed by BlackRock.

2021 Proxy Statement | 79

The Annual Meeting, Voting, and Other Information	Brighthouse Financial, Inc.

The Annual Meeting, Voting, and Other Information

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under SEC rules, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders) containing certain required information. These materials will be first made available, sent, or given to stockholders on April 28, 2021.

The “Proxy Materials” include:

•	this Proxy Statement;
•	a notice of our 2021 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and
•	our 2020 Annual Report to Stockholders.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form is available to be filled out and executed electronically.

Attending the Annual Meeting

Brighthouse will hold its Annual Meeting solely by means of remote communication via the internet (a “virtual meeting”). We are sensitive to our stockholders’ health concerns and restrictions on travel and gatherings, and therefore have determined that it is advisable to hold our Annual Meeting as a virtual meeting. All stockholders as of April 13, 2021 (the “Record Date”) will be able to attend, vote, and participate in the meeting by remote communication.

Date and Time

Thursday, June 10, 2021 at 8:00 a.m., Eastern Time

Annual Meeting Website

For admission to the Annual Meeting, please log on to our annual meeting website at www.virtualshareholdermeeting.com/BHF2021.

Who May Attend

Only holders of Shares as of the Record Date, or their authorized representatives or proxies, may attend and participate in the Annual Meeting. Any person who was not a stockholder as of the Record Date may attend the Annual Meeting as an observer, but will not be able to vote or ask questions.

How to Attend the Annual Meeting

For admission to the Annual Meeting, please log on to our annual meeting website at www.virtualshareholdermeeting.com/BHF2021.

The virtual meeting platform is supported across various browsers and devices. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting.

We encourage you to access the Annual Meeting prior to the start time to allow ample time for online check-in. The website will be open for check-in beginning at 7:30 a.m. on the date of the Annual Meeting.

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Brighthouse Financial, Inc.	The Annual Meeting, Voting, and Other Information

If you experience any difficulties accessing the Annual Meeting website or at any time during the Annual Meeting, please call the technical support number posted on www.virtualshareholdermeeting.com/BHF2021.

To attend and participate in the Annual Meeting online, you will need your “Control Number.” The Control Number is a 16-digit number that you can find in the Notice of Internet Availability (if you received proxy materials via electronic delivery), proxy card (if you are a stockholder of record who received proxy materials by mail) or voting instruction form (if you are a beneficial owner who received proxy materials by mail). Beneficial owners who do not have a control number should follow the instructions provided on the voting instruction card or otherwise provided by your bank, broker, or other nominee.

If you do not have your Control Number, you will not be able to participate in the Annual Meeting, but you may listen to the webcast as an observer.

How to Participate in the Annual Meeting

By using a virtual meeting format, we will be able protect our stockholders’ and employees’ health during the ongoing COVID-19 pandemic, while allowing stockholders to participate by remote communication. To encourage stockholder participation in the Annual Meeting, we have adopted the following practices.

Rules of Conduct. We will post to the Annual Meeting website the “Rules of Conduct,” which will address the rules for participating in the Annual Meeting, including the types of questions that will be allowed, how we will respond to the questions, and the number of questions allowed per stockholder.

Stockholders are encouraged to ask questions. Stockholders who wish to submit a question in advance may do so from April 29, 2021 to June 9, 2021 at www.proxyvote.com, by entering your Control Number and clicking on “Question for Management.” Stockholders also may submit questions live during the Annual Meeting by logging in to the Annual Meeting at www.virtualshareholdermeeting.com/BHF2021 with your Control Number and typing your question into the “Ask a Question” field.

During the meeting, we will answer as many appropriate stockholder-submitted questions as we are able. As soon as practicable, we will post responses to appropriate questions that we were not able to address during the Annual Meeting on investor.brighthousefinancial.com.

Availability of Recording. A recording of the Annual Meeting will be available to the public on our Annual Meeting website at www.virtualshareholdermeeting.com/BHF2021 until our 2022 annual meeting of stockholders.

Technical Support. If you experience any technical difficulties accessing the Annual Meeting website or at any time during the Annual Meeting, please call the technical support number posted on www.virtualshareholdermeeting.com/BHF2021.

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders (this year, our Directors will participate in our virtual meeting via remote communication). All Directors serving at that time attended our 2020 Annual Meeting.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were 86,523,619 Shares outstanding as of the close of business on the Record Date of April 13, 2021. All stockholders of record of Shares at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

2021 Proxy Statement | 81

The Annual Meeting, Voting, and Other Information	Brighthouse Financial, Inc.

Your Vote is Important

The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure.

Quorum Requirement

The holders of a majority of the Shares outstanding as of the Record Date must be present in person or by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder who attends the Annual Meeting in person will be considered part of the quorum. Once a Share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote for purposes of determining whether a quorum is present.

Voting Your Shares

Stockholders of Record

If your Shares are registered in your name with our transfer agent, Computershare, you are a “stockholder of record” of those Shares. A stockholder of record may cause its Shares to be voted by submitting a proxy to vote your Shares in advance of the Annual Meeting by any off the following means:

Internet
Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on Wednesday, June 9, 2021.

Telephone
Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Wednesday, June 9, 2021.

Mail
If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail so that it is received by Brighthouse, c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

You may also attend and vote at the Annual Meeting.

Annual Meeting
You may attend the Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/BHF2021.

These instructions appear on your Notice or proxy card. If you submit a proxy via the internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the internet or by telephone, please do not mail in your proxy card.

For stockholders of record, proxies submitted by mail, via the internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board of Directors on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Beneficial Owners or Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are a holder of Shares in “street name” or a “beneficial owner.” The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote

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the Shares held in your account. You may submit voting instructions by following the instructions provided to you by your broker, bank, or nominee. You may also vote by attending the Annual Meeting at www.virtualshareholdermeeting.com/BHF2021 and using your Control Number.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial owner. At the Annual Meeting, only Proposal 2 (ratification of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Voting by Participants in Retirement Plan

Charles Schwab Bank is the trustee for the portion of the New England Life Insurance Company Agents’ Retirement Plan and Trust which is invested in the Brighthouse Financial Frozen Stock Fund. As trustee, Charles Schwab Bank will vote the Shares in this plan in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instruction of a plan participant no later than 12:00 p.m., Eastern Time, on Monday, June 7, 2021. The trustee will generally vote the Shares held by the plan for which it does not receive voting instructions in the same proportion as the Shares held by the plan for which it does receive voting instructions.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the internet or by telephone, which will be available until 11:59 p.m., Eastern Time, on Wednesday, June 9, 2021; (2) sign, date, and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the internet at www.proxyvote.com; or (5) attend the Annual Meeting and vote your Shares. If you hold your shares in street name, you must follow the instructions of your broker, bank, or other intermediary to revoke your voting instructions.

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The Annual Meeting, Voting, and Other Information	Brighthouse Financial, Inc.

Vote Required for Each Proposal

Proposal 1 – Election of eight (8) Directors to serve a one-year term ending at the 2022 Annual Meeting

Voting Options: FOR or WITHHOLD

Board Recommendation: FOR each of the Company’s nominees

Vote Required: Plurality of the votes cast. Under Brighthouse’s majority vote policy, any nominee who receives a greater number of votes “withheld” than votes “for” such nominee’s election must promptly tender his or her resignation to the Board following certification of the election results. Within 100 days following the certification of the election results, the Board will decide whether to accept the resignation and will publicly disclose its decision regarding the resignation within 110 days following certification of the election results.

Effect of Abstentions: No effect. However, except in the case of a contested election, any nominee who receives a greater number of votes “withheld” than votes “for” such nominee’s election shall promptly tender his or her resignation to the Board following certification of the election results.

Effect of Broker Non-Votes: No effect

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2021

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Proposal 3 – Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: No effect

Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the Annual Meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.

Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the cost and environmental impact of producing proxy materials and mailing them to stockholders. In accordance with “notice and access” procedures, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the internet and how

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to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, stockholders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of Brighthouse proxy materials by visiting https://enroll.icsdelivery.com/BHF. If you own Shares indirectly through a broker, bank, or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to their mailing address or electronically if they have previously consented to that delivery method.

Holders of Shares in street name will have the proxy materials or the Notice forwarded to them by the intermediary that holds the Shares.

Eliminating Duplicative Proxy Materials

To reduce the expense of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive one copy of the Proxy Statement and one copy of the Annual Report in a single envelope, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll-free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Proxy Solicitation Costs

We have engaged Morrow Sodali, LLC to act as our proxy solicitor and have agreed to pay it approximately $12,500 plus reasonable expenses for such services. We will also reimburse brokers, banks, and other intermediaries and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Vote Tabulation

Votes will be tabulated by Broadridge.

Inspector of Election

The Board has appointed a representative of Broadridge as Inspector of Election for the Annual Meeting.

Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the Annual Meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

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The Annual Meeting, Voting, and Other Information	Brighthouse Financial, Inc.

Other Information

Proposals for the 2022 Annual Meeting of Stockholders

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Corporate Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 30, 2021, or such other date that we announce in accordance with SEC rules and our Bylaws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of our Bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Corporate Secretary, at our principal executive offices, not later than the close of business on March 12, 2022, nor earlier than the close of business on February 10, 2022. The notice must contain the notice and informational requirements described under Article II, Section 11 of our Bylaws and applicable SEC rules. The chairman of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not otherwise comply with our Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Brighthouse under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report on Form 10-K

Upon written request, we will provide to stockholders, without charge, a copy of our 2020 Annual Report on Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the 2020 Annual Report on Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Brighthouse Investor Relations at our principal executive offices or by emailing your request to investor.relations@brighthousefinancial.com. Our 2020 Annual Report on Form 10-K, along with all of our other SEC filings, may also be accessed at http://investor.brighthousefinancial.com by selecting “Financial Information” and “SEC Filings,” or at the SEC’s website at www.sec.gov.

Stockholder List

A list of the stockholders as of the Record Date will be available for inspection by stockholders from May 27, 2021 to June 9, 2021 during ordinary business hours at our principal executive offices. During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at www.virtualshareholdermeeting.com/BHF2021 by entering their Control Number.

Principal executive offices

The address of our principal executive offices is Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, NC 28277.

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Communicating with our Board

Our Corporate Governance Principles provide a process for stockholders to send communications to the Board. Stockholders may contact an individual Director, the Board as a group, or a specified Committee or group, including the Independent Directors as a group, by mailing such communications to:

Brighthouse Financial, Inc.

Attn: Office of the Corporate Secretary

11225 North Community House Road

Charlotte, North Carolina 28277

Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. As described in our Corporate Governance Principles, the Corporate Secretary will log and review each communication before forwarding it to the addressee. The Corporate Secretary will not forward items that are determined, in his or her sole discretion, to be unrelated to the duties and responsibilities of the Board (e.g., communications that are primarily commercial in nature, resumes and other forms of job inquiries, survey requests, invitations to conferences, personal grievances, etc.). For communications that are not forwarded to the addressee, the Corporate Secretary will determine, in his or her sole discretion, the most appropriate way to respond to such communications, if at all.

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Forward-Looking Statements	Brighthouse Financial, Inc.

Forward-Looking Statements

This Proxy Statement and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, financial projections, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, as well as trends in operating and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse and its subsidiaries. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties, and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the risks, uncertainties, and other factors identified in Brighthouse’s most recent Annual Report on Form 10-K, particularly in the sections entitled “Note Regarding Forward-Looking Statements and Summary of Risk Factors,” “Risk Factors,” and “Quantitative and Qualitative Disclosures About Market Risk,” as well as in our other subsequent filings with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and Brighthouse does not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Website References

Information contained on or connected to any website referenced in this Proxy Statement is not incorporated by reference in this Proxy Statement or in any other report or document we file with the SEC. We routinely use our Investor Relations website to provide presentations, press releases, and other information that may be deemed material to investors. Accordingly, we encourage investors and others interested in the Company to review the information that we share at http://investor.brighthousefinancial.com. In addition, our Investor Relations website allows interested persons to sign up to automatically receive e-mail alerts when we post financial information.

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Brighthouse Financial, Inc.	Non-GAAP and Other Financial Disclosures

Non-GAAP and Other Financial Disclosures

Our definitions of the non-GAAP and other financial measures may differ from those used by other companies.

Non-GAAP Financial Disclosures

We present certain measures of our performance that are not calculated in accordance with accounting principles generally accepted in the United States of America, also known as “GAAP.” We believe that these non-GAAP financial measures highlight our results of operations and the underlying profitability drivers of our business, as well as enhance the understanding of our performance by the investor community.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:	Most directly comparable GAAP financial measures:

adjusted earnings	net income (loss) available to shareholders (1)
adjusted earnings, less notable items	net income (loss) available to shareholders (1)
adjusted revenues	revenues
adjusted expenses	expenses
adjusted earnings per common share	earnings per common share, diluted (1)
adjusted earnings per common share, less notable items	earnings per common share, diluted (1)

Reconciliations to the most directly comparable historical GAAP measures are included for those measures which are presented herein.

Adjusted Earnings, Adjusted Revenues and Adjusted Expenses

Adjusted earnings, which may be positive or negative, is used by management to evaluate performance, allocate resources and facilitate comparisons to industry results. This financial measure focuses on our primary businesses principally by excluding the impact of market volatility, which could distort trends.

Adjusted earnings reflects adjusted revenues less adjusted expenses, both net of income tax, and excludes net income (loss) attributable to noncontrolling interests and preferred stock dividends. Provided below are the adjustments to GAAP revenues and GAAP expenses used to calculate adjusted revenues and adjusted expenses, respectively.

The following are significant items excluded from total revenues, net of income tax, in calculating the adjusted revenues component of adjusted earnings:

•	Net investment gains (losses);
•

Net derivative gains (losses) (“NDGL”), except earned income on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment Hedge Adjustments”); and

•	Certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”) and amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses).

The following are significant items excluded from total expenses, net of income tax, in calculating the adjusted expenses component of adjusted earnings:

•	Amounts associated with benefits related to GMIBs (“GMIB Costs”);

(1)

Brighthouse uses net income (loss) available to shareholders to refer to net income (loss) available to Brighthouse Financial, Inc.’s common shareholders, and earnings per common share, diluted to refer to net income (loss) available to shareholders per common share.

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Non-GAAP and Other Financial Disclosures	Brighthouse Financial, Inc.

•

Amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”); and

•

Amortization of deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”) related to (i) net investment gains (losses), (ii) net derivative gains (losses), (iii) GMIB Fees and GMIB Costs and (iv) certain market value adjustments.

The tax impact of the adjustments mentioned is calculated net of the statutory tax rate, which could differ from our effective tax rate.

Consistent with GAAP guidance for segment reporting, adjusted earnings is also our GAAP measure of segment performance.

Adjusted Earnings per Common Share

Adjusted earnings per common share is a measure used by management to evaluate the execution of our business strategy and align such strategy with our shareholders’ interests.

Adjusted earnings per common share is defined as adjusted earnings for the period divided by the weighted average number of fully diluted shares of common stock outstanding for the period. The weighted average common shares outstanding used to calculate adjusted earnings per share will differ from such shares used to calculate diluted net income (loss) available to shareholders per common share when the inclusion of dilutive shares has an anti-dilutive effect for one calculation but not for the other.

Other Financial Disclosures

Corporate Expenses

Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding and incentive compensation; and excludes establishment costs.

Notable items

Certain of the non-GAAP measures described above may be presented further adjusted to exclude notable items. Notable items reflect the impact on our results of certain unanticipated items and events, as well as certain items and events that were anticipated, such as establishment costs. The presentation of notable items and non-GAAP measures, less notable items is intended to help investors better understand our results and to evaluate and forecast those results.

CTE95

CTE95 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst five percent of a set of capital market scenarios over the life of the contracts.

Total Adjusted Capital

Total adjusted capital primarily consists of statutory capital and surplus, as well as the statutory asset valuation reserve. When referred to as “combined,” represents that of our insurance subsidiaries as a whole.

Sales

Life insurance sales consist of 100 percent of annualized new premium for term life, first-year paid premium for whole life, universal life, and variable universal life, and total paid premium for indexed universal life. We exclude company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life.

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Brighthouse Financial, Inc.	Non-GAAP and Other Financial Disclosures

Annuity sales consist of 100 percent of direct statutory premiums, except for fixed indexed annuity sales distributed through MassMutual that consist of 90 percent of gross sales. Annuity sales exclude company sponsored internal exchanges. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

Normalized Statutory Earnings

Normalized statutory earnings is used by management to measure our insurance companies’ ability to pay future distributions and are reflective of whether our hedging program functions as intended. Normalized statutory earnings is calculated as statutory pre-tax income adjusted for the favorable or unfavorable impacts of (i) net unrealized capital gains (losses), (ii) the change in both the reserve-based and capital methodology-based CTE95 calculation, net of the change in our variable annuities risk management strategy. Normalized statutory earnings may be further adjusted for certain unanticipated items that impacted our results in order to help management and investors better understand, evaluate and forecast those results.

Risk-Based Capital Ratio

The risk-based capital ratio is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, in order to ensure compliance with minimum regulatory capital requirements set by the National Association of Insurance Commissioners. When referred to as “combined,” represents that of our insurance subsidiaries as a whole.

Reconciliation of Net Income (Loss) Available to Shareholders per Common Share to Adjusted Earnings per Common Share and Adjusted Earnings, Less Notable Items per Common Share (Unaudited, in millions except per share data)

	For the Year Ended
ADJUSTED EARNINGS, LESS NOTABLE ITEMS PER COMMON SHARE (1)	December 31, 2020	December 31, 2019
Net income (loss) available to shareholders per common share	$(11.58)	$(6.76)

Less: Net investment gains (losses)	2.92	1.00

Less: Net derivative gains (losses), excluding investment hedge adjustments	(0.38)	(17.72)

Less: GMIB Fees and GMIB Costs	(10.61)	0.38

Less: Amortization of DAC and VOBA	(2.39)	1.36

Less: Market value adjustments and other	(0.51)	(0.32)

Less: Provision for income tax (expense) benefit on reconciling adjustments	2.31	3.22

Less: Impact of inclusion of dilutive shares	—	0.01
Adjusted earnings per common share	(2.92)	5.31

Less: Notable items	(13.11)	(4.27)
Adjusted earnings, less notable items per common share	$10.19	$9.58

(1)

Per share calculations are on a diluted basis and may not recalculate or foot due to rounding. For loss periods, dilutive shares were not included in the calculation as inclusion of such shares would have an anti-dilutive effect.

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Brighthouse
FINANCIAL®

© 2021 BRIGHTHOUSE FINANCIAL, INC.

SCAN TO VIEW MATERIALS & VOTE w BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD VOTE BY INTERNET CHARLOTTE, NC 28277 In Advance of the Annual Meeting—Go to www.proxyvote.com or scan the QR Barcode above ANNUAL MEETING INFORMATION Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern Time on June 9, 2021. Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Annual Meeting—Go to www.virtualshareholdermeeting.com/BHF2021 To attend the virtual annual meeting, access a list of stockholders entitled to vote at the annual meeting and cast your vote live, visit our annual meeting website. Have the number that is printed in the box marked by the arrow on this Proxy Card available and then follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 11:59 p.m. Eastern Time on June 9, 2021. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW WITH AN X IN BLUE OR BLACK INK AS FOLLOWS: IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN D51338-P49530-Z79119 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of eight (8) Directors to serve a one-year term ending at the 2022 Annual Meeting of Stockholders For Withhold For Against Abstain Nominees: 2. Ratification of the appointment of Deloitte &    1a. Irene Chang Britt ! ! Touche LLP as Brighthouse’s independent registered ! ! ! public accounting firm for fiscal year 2021 1b. C. Edward (“Chuck”) Chaplin ! ! 1c. Stephen C. (“Steve”) Hooley ! ! 3. Advisory vote to approve the compensation paid ! ! ! to Brighthouse’s Named Executive Officers    1d. Eileen A. Mallesch ! ! 1e. Diane E. Offereins ! ! 1f. Patrick J. (“Pat”) Shouvlin ! ! 1g. Eric T. Steigerwalt ! ! 1h. Paul M. Wetzel ! ! B. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 10, 2021: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. D51339-P49530-Z79119 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) D. Burt Arrington, Christine M. DeBiase, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 10, 2021 solely by means of remote communication via the internet and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED UNDER PROPOSAL 1; “FOR” PROPOSAL 2; AND “FOR” PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE OTHER SIDE OF THIS CARD. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SCAN TO VIEW MATERIALS & VOTE w BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD VOTE BY INTERNET CHARLOTTE, NC 28277 Go to www.proxyvote.com or scan the QR Barcode above ANNUAL MEETING INFORMATION Use the Internet to transmit your voting instructions and for electronic delivery of information by 12:00 p.m. Eastern Time on June 7, 2021. Have this card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 12:00 p.m. Eastern Time on June 7, 2021. Have this card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To attend the virtual meeting and access a list of stockholders entitled to vote at the annual meeting, go to www.virtualshareholdermeeting.com/BHF2021 during the meeting. Have the 16-digit control number that is printed in the box marked by the arrow on this card available and then follow the instructions. There will be no physical location at which stockholders may attend the meeting. TO VOTE, MARK BLOCKS BELOW WITH AN X IN BLUE OR BLACK INK AS FOLLOWS: IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN D51340-Z79119 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of eight (8) Directors to serve a one-year term ending at the 2022 Annual Meeting of Stockholders For Withhold For Against Abstain Nominees: 1a. Irene Chang Britt ! ! 2. Ratification of the appointment of Deloitte & ! ! ! Touche LLP as Brighthouse’s independent registered    1b. C. Edward (“Chuck”) Chaplin public accounting firm for fiscal year 2021 ! ! 1c. Stephen C. (“Steve”) Hooley ! ! 3. Advisory vote to approve the compensation paid ! ! ! to Brighthouse’s Named Executive Officers    1d. Eileen A. Mallesch ! ! 1e. Diane E. Offereins ! ! 1f. Patrick J. (“Pat”) Shouvlin ! ! 1g. Eric T. Steigerwalt ! ! 1h. Paul M. Wetzel ! ! B. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 10, 2021: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. D51341-Z79119 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) D. Burt Arrington, Christine M. DeBiase, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 10, 2021 solely by means of remote communication via the internet and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card, the terms of applicable plan documents and applicable law. Plan Participants Charles Schwab Bank is the Trustee (the “Plan Trustee”) of the New England Life Insurance Company Agents’ Retirement Plan and Trust referred to herein as the “Plan.” As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Brighthouse Financial, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse of this card. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this card. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 12:00 p.m. Eastern Time, June 7, 2021, to vote in accordance with the instructions. The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this card. If the Plan Trustee does not receive your instructions by 12:00 p.m. Eastern Time, June 7, 2021, or if you sign and return this card and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this card that may be presented for a vote at the 2021 Annual Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the stockholders of Brighthouse Financial, Inc. subject to the terms of the applicable plan documents and applicable law. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE OTHER SIDE OF THIS CARD. CONTINUED AND TO BE SIGNED ON REVERSE SIDE